Prospectus supplement dated April 27, 2006 (to prospectus dated March 28, 2006)

$673,771,000
(Approximate)
Luminent Mortgage Trust 2006-3
Issuing Entity
Wells Fargo Bank, National Association
Master Servicer and Securities Administrator
Structured Asset Mortgage Investments II Inc.
Depositor
Luminent Mortgage Capital, Inc.
Sponsor

Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3

You should consider carefully the risk factors beginning on page S-25 in this prospectus supplement.

The Issuing Entity
The issuing entity will consist primarily of a pool of adjustable rate type mortgage loans secured by first liens on one- to four-family residential properties.
The issuing entity will issue the following classes of certificates that are offered under this prospectus supplement:

•	seven classes of group I senior certificates designated Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3 and Class I-2X Certificates,

•
nine classes of group II senior certificates designated Class II-1A-1, Class II-1A-2, Class II-1X-1, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates,

•	seven classes of group I subordinate certificates designated Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, and

•	three classes of group II subordinate certificates designated Class II-B-1, Class II-B-2 and Class II-B-3 Certificates,

all as more fully described in the tables beginning on page S-5 of this prospectus supplement.

The certificates are obligations only of the issuing entity, as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described in this prospectus supplement. Distributions on the certificates will be payable solely from the assets transferred to the issuing entity for the benefit of certificateholders.

Credit Enhancement

Credit enhancement for the offered certificates related to loan group I will consist of excess spread, overcollateralization and subordination.

Credit enhancement for the offered certificates related to loan group II will consist of subordination.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning with May 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 99.91% of the aggregate certificate principal balance of the offered certificates, plus accrued interest on the group II offered certificates, less expenses. See “Method of Distribution” in this prospectus supplement.

The Underwriters will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company, Clearstream Banking, société anonyme and the Euroclear System, in each case, on or about April 28, 2006.

Bear, Stearns & Co. Inc.	Wachovia Securities
Underwriters

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR AND THE SELLER
THE MASTER SERVICER AND THE SERVICERS
DESCRIPTION OF THE CERTIFICATES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
REPORTS TO CERTIFICATEHOLDERS
SCHEDULE A
SCHEDULE B
ANNEX I GLOBAL CLEARANCE,
SETTLEMENT AND TAX

PROSPECTUS

RISK FACTORS.
SERVICING OF MORTGAGE LOANS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF CREDIT ENHANCEMENT
THE AGREEMENTS.
THE DEPOSITOR
LEGAL ASPECTS OF THE MORTGAGE LOANS
FEDERAL INCOME TAX CONSEQUENCES
PENALTY AVOIDANCE
STATE AND OTHER TAX CONSEQUENCES.
ERISA CONSIDERATIONS.
LEGAL INVESTMENT MATTERS.
USE OF PROCEEDS
METHOD OF DISTRIBUTION.
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
RATINGS.
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Prospectus Supplement And The Accompanying Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the base prospectus.

Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions “Description of the Certificates - Glossary” and “Index of Defined Terms” in this prospectus supplement or under the caption “Glossary of Terms” in the accompanying base prospectus.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Luminent Mortgage Trust 2006-3.
Title of Series	Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3.
Cut-off Date	April 1, 2006.
Closing Date	On or about April 28, 2006.
Depositor	Structured Asset Mortgage Investments II Inc.
Sponsor	Luminent Mortgage Capital, Inc.
Master Servicer	Wells Fargo Bank, National Association.
Servicers	EMC Mortgage Corporation, IndyMac Bank, FSB, Paul Financial, LLC, Residential Funding Corporation and Wells Fargo Bank, National Association.
Originators
SouthStar Funding, LLC, IndyMac Bank, FSB, Paul Financial, LLC, Residential Funding Corporation, American Mortgage Network, Inc., Bear Stearns Residential Mortgage Corporation and various other originators, none of which will originate more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any subgroup.

Trustee	HSBC Bank USA, National Association.
Securities Administrator	Wells Fargo Bank, National Association.
Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in May 2006.
Offered Certificates
The classes of offered certificates and their pass-through rates and initial certificate principal balances are set forth in the table below. The issuing entity will also issue other certificates designated as the Class P, Class R, Class I-B-IO, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, which classes are not offered pursuant to this prospectus supplement.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance	Initial Rating (S&P/Fitch/Moody’s)	Designation
I-1A-1	Floating Rate	$100,908,000	AAA/NR/Aaa	Subgroup I-1 Super Senior
I-1A-2	Floating Rate	$50,454,000	AAA/NR/Aaa	Subgroup I-1 Senior Support Level I
I-1A-3	Floating Rate	$16,818,000	AAA/NR/Aaa	Subgroup I-1 Senior Support Level II
I-2A-1	Floating Rate	$97,258,000	AAA/NR/Aaa	Subgroup I-2 Super Senior
I-2A-2	Floating Rate	$48,629,000	AAA/NR/Aaa	Subgroup I-2 Senior Support Level I
I-2A-3	Floating Rate	$16,210,000	AAA/NR/Aaa	Subgroup I-2 Senior Support Level II
I-2X	Fixed Rate	$0	AAA/NR/Aaa	Subgroup I-2 Senior Interest Only
II-1A-1	Variable Rate	$47,535,000	NR/AAA/Aaa	Subgroup II-1 Super Senior
II-1A-2	Variable Rate	$4,096,000	NR/AAA/Aa1	Subgroup II-1 Senior Support
II-1X-1	Fixed Rate	$0	NR/AAA/Aaa	Subgroup II-1 Senior Interest Only
II-2A-1	Variable Rate	$147,795,000	NR/AAA/Aaa	Subgroup II-2 Super Senior
II-2A-2	Variable Rate	$12,735,000	NR/AAA/Aa1	Subgroup II-2 Senior Support
II-2X-1	Fixed Rate	$0	NR/AAA/Aaa	Subgroup II-2 Senior Interest Only
II-3A-1	Variable Rate	$72,093,000	NR/AAA/Aaa	Subgroup II-3 Super Senior
II-3A-2	Variable Rate	$6,212,000	NR/AAA/Aa1	Subgroup II-3 Senior Support
II-3X-1	Fixed Rate	$0	NR/AAA/Aaa	Subgroup II-3 Senior Interest Only
I-M-1	Variable Rate	$11,809,000	AA+/NR/Aa1	Group I Subordinate
I-M-2	Variable Rate	$7,380,000	AA/NR/Aa1	Group I Subordinate
I-M-3	Variable Rate	$2,583,000	AA-/NR/Aa1	Group I Subordinate
I-B-1	Variable Rate	$4,244,000	A+/NR/Aa2	Group I Subordinate
I-B-2	Variable Rate	$1,845,000	A/NR/Aa3	Group I Subordinate
I-B-3	Variable Rate	$4,982,000	BBB/NR/A3	Group I Subordinate
I-B-4	Variable Rate	$1,845,000	BBB-/NR/Baa1	Group I Subordinate
II-B-1	Variable Rate	$11,755,000	NR/AA/NR	Group II Subordinate
II-B-2	Variable Rate	$3,763,000	NR/A/NR	Group II Subordinate
II-B-3	Variable Rate	$2,822,000	NR/BBB/NR	Group II Subordinate
Total Offered Certificates:		$673,771,000

Non-Offered Certificates
R	N/A		$50	AAA/AAA/Aaa	Residual Certificate
P	N/A		$100	NR/NR/NR	Prepayment Charges
I-B-IO	N/A	$	Notional	NR/NR/NR	Group I Subordinate
II-B-4	Variable Rate		$1,879,000	NR/BB/NR	Group II Subordinate
II-B-5	Variable Rate		$1,569,000	NR/B/NR	Group II Subordinate
II-B-6	Variable Rate		$1,257,042	NR/NR/NR	Group II Subordinate
Total Non-Offered Certificates:			$4,705,192
Total Certificates:			$678,476,192

Other Information:

The pass-through rates on the certificates are described in detail on pages S-5 through S-6 in this prospectus supplement.

Class I-2X Certificates:

The Class I-2X Certificates do not have a principal amount. The Class I-2X Certificates will have a notional amount equal to the aggregate certificate principal balance of the Class I-2A-1, Class I-2A-2 and the Class I-2A-3 Certificates. The Class I-2X Certificates will have an initial notional amount of approximately $162,097,000.

Class II-1X-1 Certificates:

The Class II-1X-1 Certificates do not have a principal amount. The Class II-1X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-1A-1 Certificates and the Class II-1A-2 Certificates. The Class II-1X-1 Certificates have an initial notional amount of $51,631,000.

Class II-2X-1 Certificates:

The Class II-2X-1 Certificates do not have a principal amount. The Class II-2X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-2A-1 Certificates and the Class II-2A-2 Certificates. The Class II-2X-1 Certificates have an initial notional amount of $160,530,000.

Class II-3X-1 Certificates:

The Class II-3X-1 Certificates do not have a principal amount. The Class II-3X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-3A-1 Certificates and the Class II-3A-2 Certificates. The Class II-3X-1 Certificates have an initial notional amount of $78,305,000.

Class I-B-IO Certificates:

The Class I-B-IO Certificates will earn interest on a notional amount equal to aggregate stated principal balance of the group I mortgage loans, which is approximately $369,024,835.

The Issuing Entity

The depositor will establish a trust with respect to the Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3, pursuant to a pooling and servicing agreement dated as of April 1, 2006, among the depositor, the seller, the master servicer, the securities administrator and the trustee.

See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the issuing entity. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

The Sponsor

Luminent Mortgage Capital, Inc., a Maryland corporation and real estate investment trust having common stock traded on the New York Stock Exchange under the trading symbol “LUM.”

The Seller

Maia Mortgage Finance Statutory Trust, an indirect wholly-owned subsidiary of the sponsor, will sell the mortgage loans to the depositor. The seller acquired the mortgage loans from the servicers and from American Mortgage Network, Inc., or AmNet.

The Originators

Approximately 75.30% of the subgroup I-1 mortgage loans and 38.40% group I mortgage loans in the aggregate were originated by IndyMac Bank, FSB, or IndyMac. Approximately 21.01% of the subgroup I-2 mortgage loans and 10.31% group I mortgage loans in the aggregate were originated by Bear Stearns Residential Mortgage Corporation, or Bear Residential. Approximately 52.07% of the subgroup I-2 mortgage loans and 25.56% group I mortgage loans in the aggregate were originated by SouthStar Funding, LLC, or SouthStar. Approximately 24.70% and 13.14% of the subgroup I-1 and subgroup I-2 mortgage loans and 19.03% group I mortgage loans in the aggregate were originated by Paul Financial, LLC, or Paul Financial. Approximately 11.68, 44.28, 43.48% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 38.27% group II mortgage loans in the aggregate were originated by AmNet. Approximately 88.32%, 55.72%, 56.52% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 61.73% group II mortgage loans in the aggregate were originated by Residential Funding Corporation, or RFC. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate of each loan group or 10% in the aggregate of any subgroup.

The Servicers

Approximately 75.30% of the subgroup I-1 mortgage loans and 38.34% group I mortgage loans in the aggregate will be serviced by IndyMac. Approximately 86.86% of the subgroup I-2 mortgage loans and 42.63% group I mortgage loans will be serviced by EMC Mortgage Corporation, or EMC. Approximately 24.70% and 13.14% of the subgroup I-1 and subgroup I-2 mortgage loans and 19.03% group I mortgage loans will be serviced by Paul Financial. Approximately 11.68%, 44.28% and 43.48% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 38.27% group II mortgage loans will be serviced by Wells Fargo Bank, N.A, or Wells Fargo. Approximately 88.32%, 55.72% and 56.52% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 61.73% group II mortgage loans will be serviced by RFC.

The Mortgage Loans

The issuing entity will contain approximately 2,263 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have been divided into two primary loan groups, designated as loan group I and loan group II, as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in loan group I have been further divided into two subgroups, designated as subgroup I-1 and subgroup I-2. The mortgage loans in loan group II have been further divided into three subgroups, designated as subgroup II-1, subgroup II-2 and subgroup II-3. Except under the limited circumstances described in this prospectus supplement, the Class I-1A-1, Class I-1A-2 and Class I-1A-3 Certificates will be entitled to receive distributions solely with respect to the subgroup I-1 mortgage loans, the Class I-2A-1, Class I-2A-2 and Class I-2A-3 Certificates will be entitled to receive distributions solely with respect to the subgroup I-2 mortgage loans, the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates will be entitled to receive distributions solely with respect to the subgroup II-1 mortgage loans, the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates will be entitled to receive distributions solely with respect to the subgroup II-2 mortgage loans and the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates will be entitled to receive distributions solely with respect to the subgroup II-3 mortgage loans.

The mortgage loans have an aggregate principal balance of approximately $682,535,877 as of the cut-off date. The subgroup I-1 mortgage loans have an aggregate principal balance of approximately $187,910,780 as of the cut-off date. The subgroup I-2 mortgage loans have an aggregate principal balance of approximately $181,114,056 as of the cut-off date. The subgroup II-1 mortgage loans have an aggregate principal balance of approximately $55,727,777 as of the cut-off date. The subgroup II-2 mortgage loans have an aggregate principal balance of approximately $173,265,457 as of the cut-off date. The subgroup II-3 mortgage loans have an aggregate principal balance of approximately $84,517,809 as of the cut-off date.

Substantially all of the group II mortgage loans have an initial fixed-rate period of three or five years. After the fixed rate period, if any, the interest rate on each (i) group I mortgage loan will be adjusted annually based on One-Year MTA, or annually based on COFI, and (ii) group II mortgage loan will be adjusted semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note, subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this prospectus supplement. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

All of the group I mortgage loans have a negative amortization feature, under which accrued interest on a mortgage loan will be deferred and added to the principal balance of that mortgage loan if the minimum monthly payment on such mortgage loan on its interest payment date is less than the amount of accrued interest due on that mortgage loan on that payment date.

While the interest rate on each group I mortgage loan will adjust monthly (with respect to certain of the group I mortgage loans, after a period of up to 13 months after origination during which the related mortgage rate is fixed), the minimum monthly payment due on the mortgage loans generally will only adjust annually. After a fixed payment period of two years or five years, if applicable, on each annual payment adjustment date, the minimum monthly payment due on such mortgage loan will be reset to fully amortize such mortgage loan over its remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on the related mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date with respect to such mortgage loan, and on every fifth anniversary thereafter, and if stated in the related mortgage note, on the last payment adjustment date prior to the related mortgage loan’s scheduled maturity date, the minimum monthly payment on the related mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on such mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance on such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on that payment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity. See“The Mortgage Pool—General—Negative Amortization Loans” in this prospectus supplement.

Approximately 87.76%, 88.06% and 91.94% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 89.05% of the aggregate group II mortgage loans, respectively, will require payment of interest only for the initial period set forth in the related mortgage note.

The Group I-1 Mortgage Loans

The following table describes certain characteristics of all of the subgroup I-1 mortgage loans as of the cut-off date:

Number of mortgage loans:	488
Aggregate stated principal balance:	$187,910,780
Range of stated principal balances:	$39,895 to $1,291,914
Average stated principal balance:	$385,063
Range of mortgage rates (per annum):	1.00% to 8.50%
Weighted average mortgage rate (per annum):	7.306%
Range of remaining terms to stated maturity (months):	330 to 479
Weighted average remaining term to stated maturity (months):	361
Weighted average loan-to-value ratio at origination:	76.97%
Weighted average gross margin
(per annum):	3.526%
Weighted average cap at first interest adjustment date (per annum):	N/A
Weighted average periodic cap (per annum):	N/A
Weighted average maximum lifetime mortgage rate (per annum):	10.609%
Weighted average months to first interest adjustment date (months):	1
Loan Index Type:
One Year MTA	99.42%
COFI	0.58%

The Group I-2 Mortgage Loans

The following table describes certain characteristics of all of the subgroup I-2 mortgage loans as of the cut-off date:

Number of mortgage loans:	640
Aggregate stated principal balance:	$181,114,056
Range of stated principal balances:	$55,599 to $1,430,000
Average stated principal balance:	$282,991
Range of mortgage rates (per annum):	1.00% to 9.125%
Weighted average mortgage rate (per annum):	7.055%
Range of remaining terms to stated maturity (months):	352 to 480
Weighted average remaining term to stated maturity (months):	382
Weighted average loan-to-value ratio at origination:	77.65%
Weighted average gross margin
(per annum):	3.396%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	N/A
Non-Zero Weighted average periodic cap (per annum):	N/A
Weighted average maximum lifetime mortgage rate (per annum):	10.291%
Weighted average months to first interest adjustment date (months):	1
Loan Index Type:
One Year MTA	99.70%
COFI	0.30%

Loan Group I Mortgage Loans

The following table describes certain characteristics of the group I mortgage loans in both subgroups of loan group I as of the cut-off date:

Number of mortgage loans:	1,128
Aggregate stated principal balance:	$369,024,835
Range of stated principal balances:	$39,895 to $1,430,000
Average stated principal balance:	$327,150
Range of mortgage rates (per annum):	1.000% to 9.125%
Weighted average mortgage rate (per annum):	7.183%
Range of remaining terms to stated maturity (months):	330 to 480
Weighted average remaining term to stated maturity (months):	371
Weighted average loan-to-value ratio at origination:	77.30%
Weighted average gross margin
(per annum):	3.462%
Weighted average cap at first interest adjustment date (per annum):	N/A
Weighted average periodic cap (per annum):	N/A
Weighted average maximum lifetime mortgage rate (per annum):	10.453%
Weighted average months to first interest adjustment date (months):	1
Loan Index Type:
One Year MTA	99.56%
COFI	0.44%

The Subgroup II-1 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in subgroup II-1 as of the cut-off date:

Number of mortgage loans:	209
Aggregate stated principal balance:	$55,727,777
Range of stated principal balances:	$56,442 to $980,000
Average stated principal balance:	$266,640
Range of mortgage rates (per annum):	5.125% to 7.5%
Weighted average mortgage rate
per annum):	6.543%
Range of remaining terms to stated maturity (months):	344 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	76.43%
Weighted average gross margin
(per annum):	2.352%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	2.959%
Non-Zero Weighted average periodic cap (per annum):	1.971%
Weighted average maximum lifetime mortgage rate (per annum):	12.543%
Weighted average months to first interest adjustment date (months):	34
Loan Index Type:
One Year LIBOR	85.84%
Six Month LIBOR	14.16%
The Subgroup II-2 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in subgroup II-2 as of the cut-off date:

Number of mortgage loans:	783
Aggregate stated principal balance:	$173,265,457
Range of stated principal balances:	$44,168 to $533,850
Average stated principal balance:	$221,284
Range of mortgage rates (per annum):	5.125% to 7.875%
Weighted average mortgage rate
(per annum):	6.576%
Range of remaining terms to stated maturity (months):	348 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	76.70%
Weighted average gross margin
per annum):	2.303%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.509%
Non-Zero Weighted average periodic cap (per annum):	1.969%
Weighted average maximum lifetime mortgage rate (per annum):	12.099%
Weighted average months to first interest adjustment date (months):	58
Loan Index Type:
One Year LIBOR	89.62%
Six Month LIBOR	10.38%

The Subgroup II-3 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in subgroup II-3 as of the cut-off date:

Number of mortgage loans:	143
Aggregate stated principal balance:	$84,517,809
Range of stated principal balances:	$264,000 to $1,400,000
Average stated principal balance:	$591,034
Range of mortgage rates (per annum):	5.50% to 7.75%
Weighted average mortgage rate (per annum):	6.533%
Range of remaining terms to stated maturity (months):	355 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	76.19%
Weighted average gross margin (per annum):	2.303%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.492%
Non-Zero Weighted average periodic cap (per annum):	1.939%
Weighted average maximum lifetime mortgage rate (per annum):	12.034%
Weighted average months to first interest adjustment date (months):	58
Loan Index Type:
One Year LIBOR	87.76%
Six Month LIBOR	12.24%
Loan Group II Mortgage Loans
The following table describes certain characteristics of the group II mortgage loans in all three subgroups of loan group II as of the cut-off date:
Number of mortgage loans:	1,135
Aggregate stated principal
balance:	$313,511,042
Range of stated principal
balances:	$44,168 to $1,400,000
Average stated principal
balance:	$276,221
Range of mortgage rates (per annum):	5.125% to 7.875%
Weighted average mortgage rate
(per annum):	6.558%
Range of remaining terms to stated maturity (months):	344 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	76.51%
Weighted average gross margin
(per annum):	2.312%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.049%
Non-Zero Weighted average periodic cap (per annum):	1.961%
Weighted average maximum lifetime mortgage rate (per annum):	12.16%
Weighted average months to first interest adjustment date (months):	54
Loan Index Type:
One Year LIBOR	88.45%
Six Month LIBOR	11.55%

  Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage loans, subject to further review and the exceptions which may be noted pursuant to the procedures described in the pooling and servicing agreement. If the trustee (or the custodian as its agent) finds that any mortgage loan appears defective on its face, appears to have not been executed or received, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (determined on the basis of the mortgagor name, original principal balance and loan number), the trustee (or the custodian as its agent) shall promptly notify the seller or the related underlying seller. The seller or the related underlying seller, as applicable, must then correct or cure any such defect within 90 days from the date of notice from the trustee (or the custodian as its agent) of the defect and if the seller or the related underlying seller, as applicable, fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller or the related underlying seller, as applicable, will, in accordance with the terms of the pooling and servicing agreement and the mortgage loan purchase agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(a) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

  Description of the Certificates

General

The Class I-1A-1, Class I-1A-2 and Class I-1A-3 Certificates will represent interests principally in subgroup I-1 and the Class I-1A-1, Class I-1A-2 and Class I-1A-3 Certificates are sometimes referred to in this prospectus supplement as the Class I-1A Certificates. The Class I-2A-1, Class I-1A-2, Class I-2A-3 and Class I-2X Certificates will represent interests principally in subgroup I-2 and the Class I-2A-1, Class I-1A-2 and Class I-2A-3 Certificates are sometimes referred to in this prospectus supplement as the Class I-2A Certificates. The Class I-2X Certificates are sometimes referred to in this prospectus supplement as the group I interest only certificates. The Class I-1A Certificates and Class I-2A Certificates and the group I interest only certificates are sometimes referred to in this prospectus supplement as the group I senior certificates. Payments of interest and principal on each class of group I senior certificates, as applicable, will be made first from mortgage loans in the related subgroup.

The Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates will each represent subordinated interests in the group I mortgage loans and are sometimes referred to in this prospectus supplement as the group I subordinate certificates. The Class I-M-1, Class I-M-2 and Class I-M-3 Certificates are sometimes referred to in this prospectus supplement as the Class I-M Certificates. The Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates are sometimes referred to in this prospectus supplement as the Class I-B Certificates. The group I senior certificates and the group I subordinate certificates are sometimes referred to in this prospectus supplement as the group I offered certificates.

The Class I-B-IO, Class P and Class R Certificates, which are not offered by this prospectus supplement, and are sometimes referred to in this prospectus supplement as the non-offered group I certificates, will each represent subordinated interests in the group I mortgage loans. The Class R Certificates (also referred to in this prospectus supplement as the residual certificates) will represent the residual interests in the real estate mortgage investment conduits established by the trust.

The group I senior certificates, other than the Class I-2X Certificates, are sometimes referred to in this prospectus supplement as the adjustable rate certificates.

The Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates will represent interests principally in subgroup II-1 and the Class II-1A-1 Certificates and the Class II-1A-2 Certificates are sometimes referred to in this prospectus supplement as the Class II-1A Certificates. The Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates will represent interests principally in subgroup II-2 and the Class II-2A-1 Certificates and the Class II-2A-2 Certificates are sometimes referred to in this prospectus supplement as the Class II-2A Certificates. The Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates will represent interests principally in subgroup II-3 and the Class II-3A-1 Certificates and the Class II-3A-2 Certificates are sometimes referred to in this prospectus supplement as the Class II-3A Certificates. The Class II-1X-1, Class II-2X-1 and Class II-3X-1 Certificates are sometimes referred to in this prospectus supplement as the group II interest only certificates. The Class II-1A, Class II-2A and Class II-3A Certificates and the group II interest only certificates are sometimes referred to in this prospectus supplement as the group II senior certificates. Payments of interest and principal on each class of group II senior certificates, as applicable, will be made first from mortgage loans in the related subgroup and thereafter, in limited circumstances as further described in this prospectus supplement, from mortgage loans in the other subgroups in loan group II. The group I senior certificates together with the group II senior certificates are sometimes referred to in this prospectus supplement as the senior certificates.

The Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will each represent subordinated interests in the group II mortgage loans and are sometimes referred to in this prospectus supplement as the group II offered subordinate certificates. The group II senior certificates and the group II offered subordinate certificates are sometimes referred to in this prospectus supplement as the group II offered certificates.

The trust will also issue Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, which are not offered by this prospectus supplement, and are sometimes referred to in this prospectus supplement as the non-offered group II certificates. The non-offered group II certificates will each represent subordinated interests in the group II mortgage loans.

The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are sometimes referred to in this prospectus supplement as the Class II-B Certificates or the group II subordinate certificates.

The group I offered certificates and group II offered certificates are sometimes referred to in this prospectus supplement as the offered certificates.

The group II offered subordinate certificates, together with the non-offered group II certificates are sometimes referred to in this prospectus supplement as the group II subordinate certificates. The group I subordinate certificates together with the group II subordinate certificates are sometimes referred to in this prospectus supplement as the subordinate certificates.

The group II subordinate certificates, together with the group II senior certificates, are sometimes referred to in this prospectus supplement as the group II certificates.

The non-offered group I certificates and the non-offered group II certificates, together with the offered certificates, are sometimes referred to in this prospectus supplement as the certificates.

The group I certificates and group II certificates are not cross-collateralized.

The assumed final distribution date for the group I offered certificates is the distribution date occurring in May 2036. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to reduce to aggregate certificate principal balance of the group I offered certificates to zero on the assumed final distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the assumed final distribution date.

The assumed final distribution date for the group II offered certificates is the distribution date occurring in April 2036.

The actual final distribution date for each class of the group I offered certificates and group II offered certificates may be earlier, and could be substantially earlier, than the distribution date in May 2036 and April 2036, respectively.

Record Date

For each class of adjustable rate certificates and for any distribution date, the business day preceding the applicable distribution date so long as the adjustable rate certificates remain in book-entry form. For the Class I-2X Certificates and any other class of adjustable rate certificates that is no longer in book-entry form, and for any distribution date, the record date shall be the last business day of the month preceding the month in which such distribution date occurs. For each class of group II certificates and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of offered certificates, $25,000, and in multiples of $1.00 in excess thereof.

Registration of Offered Certificates

The trust will issue the offered certificates, initially, in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or the Euroclear System, in Europe.

We refer you to“Description of the Certificates—Registration of the Book-Entry Certificates” in this prospectus supplement.

Pass Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Group I Certificates

The pass-through rates on each class of group I offered certificates are as follows:

The Class I-1A, Class I-2A, Class I-M and Class I-B Certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the related net rate cap.
The net rate cap for the Class I-1A Certificates and Class I-2A Certificates is equal to the weighted average of the net rates of the mortgage loans in the related subgroup, less, if applicable, the related coupon strip rate, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. In the case of the Class I-2A Certificates, the net rate cap will be further reduced by 1.000% per annum.

The net rate cap for the Class I-M Certificates and I-B Certificates is equal to the weighted average of (i) the weighted average of the net rates on the subgroup I-1 mortgage loans and (ii) the weighted average of the net rates on the subgroup I-2 mortgage loans, in each case reduced by the related coupon strip rate, if applicable, weighted on the basis of the excess of (i) the aggregate principal balance of the subgroup I-1 mortgage loans over the aggregate principal balance of the Class I-1A Certificates and (ii) the aggregate principal balance of the subgroup I-2 mortgage loans over the aggregate principal balance of the Class I-2A Certificates, respectively, and as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and.

The related margin for the Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates will be 0.200%, 0.250%, 0.310%, 0.210%, 0.260%, 0.310%, 0.380%, 0.400%, 0.420%, 0.580%, 0.600%, 1.750% and 2.100%, per annum, respectively, provided that, after the first possible optional termination date, the related margin for the Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates will be 0.400%, 0.500%, 0.620%, 0.420%, 0.520%, 0.620%, 0.570%, 0.600%, 0.630%, 0.870%, 0.900%, 2.625% and 3.150%, per annum, respectively.

One-month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in “Description of the Certificates—Calculation of One-Month LIBOR” in this prospectus supplement.
The Class I-2X Certificates will bear interest at a fixed pass-through rate equal to 1.000% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class I-2A Certificates. The initial notional amount for the Class I-2X Certificates will be approximately $162,097,000.
Group II Certificates

The pass-through rates on each class of group II certificates are as follows:

On or prior to the distribution date in February 2009, each class of Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net mortgage rates of the subgroup II-1 mortgage loans minus approximately 0.52187% per annum. On or after the distribution date in March 2009, each class of Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net mortgage rates of the subgroup II-1 mortgage loans. The pass-through rate for each class of Class II-1A Certificates for the first interest accrual period is approximately 5.71460% per annum.

On or prior to the distribution date in February 2009, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to 0.52187% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-1A Certificates. On or after the distribution date in March 2009, each class of Class II-1X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in February 2011, each class of Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net mortgage rates of the subgroup II-2 mortgage loans minus approximately 0.44082% per annum. On or after the distribution date in March 2011, each class of Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net mortgage rates of the subgroup II-2 mortgage loans. The pass-through rate for each class of Class II-2A Certificates for the first interest accrual period is approximately 5.85000% per annum.

On or prior to the distribution date in February 2011, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to 0.44082% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-2A Certificates. On or after the distribution date in March 2011, the Class II-2X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in February 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net mortgage rates of the subgroup II-3 mortgage loans minus approximately 0.39493% per annum. On or after the distribution date in March 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net mortgage rates of the subgroup II-3 mortgage loans. The pass-through rate for each class of Class II-3A Certificates for the first interest accrual period is approximately 5.85000% per annum.

On or prior to the distribution date in February 2011, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to 0.39493% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-3A Certificates. On or after the distribution date in March 2011, the Class II-3X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the weighted average net mortgage rate of the mortgage loans in each subgroup in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such subgroup over the aggregate certificate principal balance of the senior certificates related to such subgroup. The pass-through rate for each class of Class II-B Certificates for the first interest accrual period is approximately 6.26878% per annum.

Distributions on the Certificates

General. The issuing entity will make distributions with respect to each class of certificates primarily from certain collections and other recoveries on the mortgage loans.

Interest Payments: On each distribution date holders of the offered certificates and Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance or notional amount of the related certificates at the applicable pass-through rate during the related interest accrual period, and

•	any interest due on a prior distribution date that was not paid with accrued interest thereon, less

•	interest shortfalls allocated to the related certificates.

However, the amount of interest distributable on a distribution date with respect to any class of group I certificates (other than the Class I-2X Certificates) will be reduced by the amount, if any, of net deferred interest for the related distribution date that is allocated to such class of certificates, and, on or after the distribution date in May 2016, any amounts paid into the final maturity reserve account, each as described under “Description of the Certificates” in this prospectus supplement.

The adjustable rate certificates may receive additional interest distributions from payments under the corridor contracts as described below under “The Corridor Contracts.”

In the event that an increase in the index causes interest to accrue on a group I mortgage loan for a given month in excess of the monthly payment for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of “negative amortization.” For any distribution date, the excess, if any, of (i) the aggregate amount of negative amortization with respect to all group I mortgage loans for the calendar month prior to that distribution date, over (ii) the aggregate amount of scheduled and unscheduled payments of principal received with respect to all group I mortgage loans during the related due period and prepayment period, referred to in this prospectus supplement as net deferred interest, will be deducted from interest payable to the related certificates (other than the Class I-2X Certificates) as described in this prospectus supplement. The amount deducted from the interest payable to each class of group I offered certificates (other than the Class I-2X Certificates) will be added to the certificate principal balance of that class. See “Description of the Certificates.”

The interest accrual period for the group I offered certificates (other than the Class I-2X Certificates), will be the period commencing on the distribution date in the month preceding the month in which a distribution date occurs (or the closing date, in the case of the first interest accrual period) and ending on the day immediately prior to such distribution date. Interest on the group I offered certificates (other than the Class I-2X Certificates) will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

The interest accrual period for the Class I-2X Certificates will be the calendar month immediately preceding the month in which a distribution date occurs. Interest on the Class I-2X Certificates will be calculated on the basis of a 360-day year consisting of 30-day months.

The interest accrual period for the group II offered certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs. Calculations of interest on the group II offered certificates will be based on a 360-day year that consists of twelve 30-day months.

The notional balance of the Class I-2X Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class I-2A Certificates. The notional balance of the Class II-1X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-1A Certificates. The notional balance of the Class II-2X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-2A Certificates. The notional balance of the Class II-3X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-3A Certificates.

Principal Payments:

On each distribution date, to the extent that the scheduled and unscheduled payments of principal on the mortgage loans during the related due period and prepayment period are available, and in the case of the group I offered certificates, exceed the deferred interest on the mortgage loans, principal will be paid on each class of offered certificates entitled to receive principal payments on each distribution date. You should review the priority of payments described under “Description of the Certificates —Distributions on the Certificates” in this prospectus supplement.

Payments on Group I Certificates

On each distribution date, holders of the group I offered certificates will receive a distribution of interest and principal on their certificates if there is cash available on that date subject to the priorities for payment set forth in this prospectus supplement.

Distributions to the holders of the group I offered certificates will be made as follows:

First, distributions of interest to the group I offered certificates, and payment of interest shortfalls from previous distribution dates in the case of the group I senior certificates, will be made from interest collections derived from the group I mortgage loans in the related subgroup in the following order of priority:

•
First, from interest collections derived from the subgroup I-1 and subgroup I-2 mortgage loans, on each distribution date on and after the distribution date in May 2016 if applicable, to the final maturity reserve account, an amount equal to the coupon strip for such distribution date;

•
Second, concurrently, (A) from interest collections derived from the subgroup I-1 mortgage loans, to the Class I-1A-1, Class I-1A-2 and the Class I-1A-3 Certificates, on a pro rata basis and (B) from interest collections derived from the subgroup I-2 mortgage loans, to the Class I-2A-1, Class I-2A-2, Class I-2A-3 Certificates and Class I-2X Certificates, on a pro rata basis; and

•	Third, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order.

Second, distributions of principal to the group I offered certificates will be made primarily from principal collections, advances and excess interest derived from the group I mortgage loans until the required level of overcollateralization is reached, in the following order of priority:

•
First, concurrently, (A) from collections derived from the subgroup I-1 mortgage loans, to the Class I-1A-1, Class I-1A-2 and the Class I-1A-3 Certificates, on a pro rata basis and (B) from collections derived from the subgroup I-2 mortgage loans, to the Class I-2A-1, Class I-2A-2 and Class I-2A-3, on a pro rata basis; and

•	Second, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order.

Third, distributions of any remaining excess interest will be made to the group I offered certificates for payment of unpaid interest shortfalls and unpaid realized losses in the following order of priority:

•	First, to the Class I-1A Certificates and Class I-2A Certificates, on a pro rata basis;

•	Second, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order.

Fourth, distributions to the group I offered certificates will be made from any remaining excess interest to cover basis risk shortfalls, in the following order of priority:

•	First, to the Class I-1A Certificates and Class I-2A Certificates, on a pro rata basis;

•	Second, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order.

Distributions of any remaining excess cashflow will be made to the group I non-offered certificates as described in the pooling and servicing agreement.

You should review the priority of payments for the offered certificates described under “Description of the Certificates—Distributions on the Group I Certificates” in this prospectus supplement.

Payments on Group II Certificates

On each distribution date, holders of the group II certificates will receive a distribution of interest and principal on their certificates (other than the group II interest only certificates in the case of principal distributions) to the extent of available funds and subject to the priorities for payment set forth in this prospectus supplement.

Distributions to the holders of the group II certificates will be made as follows:

First, distributions of interest to the group II senior certificates and payment of interest shortfalls from previous distribution dates will be made from interest collections derived from the group II mortgage loans in the related subgroup.

Second, any remaining available funds for that subgroup will then be distributed to the related group II senior certificates in payment of principal (other than the group II interest only certificates) up to the amount of principal distributions to which the related group II senior certificates are entitled on that distribution date.

Monthly principal distributions on the Class II-1A Certificates will generally include principal payments on the subgroup II-1 mortgage loans. Monthly principal distributions on the Class II-2A Certificates will generally include principal payments on the subgroup II-2 mortgage loans. Monthly principal distributions on the Class II-3A Certificates will generally include principal payments on the subgroup II-3 mortgage loans.

After payment in full of principal to the group II senior certificates (other than the interest-only certificates) in any subgroup, unless otherwise indicated in this prospectus supplement, payments of principal and interest will be made from remaining available funds for the related subgroup to the group II subordinate certificates, sequentially, in the order of their numerical class designations.

You should review the priority of payments for the offered certificates described under “Description of the Certificates—Distributions on the Group II Certificates” in this prospectus supplement. See also “Description of the Certificates—Principal Distributions on the Group II Senior Certificates” and“—Principal Distributions on the Group II Subordinate Certificates” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans.

Group I Offered Certificates

Excess Spread and Overcollateralization. The group I mortgage loans are expected to generate more interest than is needed to pay interest on the group I offered certificates because we expect the weighted average net interest rate of the group I mortgage loans to be higher than the weighted average pass-through rate on the group I offered certificates. Interest payments received in respect of the group I mortgage loans in excess of the amount that is needed to pay interest on the group I offered certificates, related trust expenses and, on and after the distribution date occurring in May 2016, any amounts paid into the final maturity reserve account, if applicable, will be used to reduce the total principal balance of the adjustable rate certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Subordination; Allocation of Losses. By issuing group I senior certificates and group I subordinate certificates, the trust has increased the likelihood that the group I senior certificateholders will receive regular payments of interest and principal.

The group I senior certificates will have payment priority over the group I subordinate certificates. Among the classes of group I subordinate certificates (A) with respect to each class of certificates having an “I-M” designation, such class will have payment priority over (i) each other class of certificates having an “I-M” designation and a higher numerical designation than the subject class, if any, and (ii) the Class I-B Certificates and (B) with respect to each class of certificates having an “I-B” designation, such class will have payment priority over each other class of certificates having an “I-B” designation and a higher numerical designation than the subject class, if any.

In general, this loss protection is accomplished by allocating any realized losses on the group I mortgage loans in excess of available excess spread and any current overcollateralization for the group I offered certificates to the group I subordinate certificates, beginning with the group I subordinate certificates with the lowest payment priority, until the certificate principal balance of that class of group I subordinate certificates has been reduced to zero and then allocating any loss to the next most junior class of group I subordinate certificates, until the certificate principal balance of each class of group I subordinate certificates has been reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the subgroup I-1 mortgage loans will be allocated first to the Class I-1A-3 Certificates until the certificate principal balance thereof has been reduced to zero, then to the Class I-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class I-1A-1 Certificates until the certificate principal balance thereof has been reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the subgroup I-2 mortgage loans will be allocated first to the Class I-2A-3 Certificates until the certificate principal balance thereof has been reduced to zero, then to the Class I-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class I-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero.

See “Description of the Certificates—Allocation of Realized Losses; Subordination” in this prospectus supplement.

Group II Offered Certificates

Subordination; Allocation of Losses. The credit enhancement provided for the benefit of the holders of the group II offered certificates consists of subordination. By issuing group II senior certificates and group II subordinate certificates, the trust has increased the likelihood that the holders of the group II senior certificates and the group II subordinate certificates having a higher payment priority will receive regular payments of interest and principal.

The group II senior certificates will have a payment priority over the group II subordinate certificates. Among the classes of group II subordinate certificates, each class of Class II-B Certificates with a lower numerical class designation will have payment priority over each class of Class II-B Certificates with a higher numerical class designation.

As with the group I certificates, loss protection for the group II certificates is accomplished by allocating any realized losses on the group II mortgage loans to the group II subordinate certificates, beginning with the group II subordinate certificates with the lowest payment priority, until the certificate principal balance of that class of group II subordinate certificates has been reduced to zero and then allocating any loss to the next most junior class of group II subordinate certificates, until the certificate principal balance of each class of group II subordinate certificates has been reduced to zero. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated, in the case of realized losses on the subgroup II-1 mortgage loans, first to the Class II-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class II-1A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the subgroup II-2 mortgage loans, first to the Class II-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero and in the case of realized losses on the subgroup II-3 mortgage loans, first to the Class II-3A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-3A-1 Certificates until the certificate principal balance thereof has been reduced to zero.

Subordination provides the holders of the senior certificates and subordinate certificates having a higher payment priority in each loan group with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

As of the closing date, the aggregate certificate principal balance of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 7.35% of the aggregate certificate principal balance of all classes of the group II certificates. As of the closing date, the aggregate certificate principal balance of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 1.50% of the aggregate certificate principal balance of all classes of the group II certificates.

In addition, to extend the period during which the group II subordinate certificates remain available as credit enhancement to the group II senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in the related subgroup will be allocated to the group II senior certificates (other than the group II interest only certificates) of the related subgroup to the extent described in this prospectus supplement on each distribution date during the first seven years after the closing date (with such allocation to be subject to further reduction over an additional five year period thereafter as described in this prospectus supplement), unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This structure will accelerate the amortization of the group II senior certificates (other than the interest-only certificates) relating to each subgroup as a whole while, in the absence of realized losses in respect of the group II mortgage loans in the related subgroup, increasing the percentage interest in the principal balance of the group II mortgage loans in such subgroup the group II subordinate certificates evidence.

See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Final Maturity Reserve Account

On the distribution date occurring in May 2016 or on any distribution date thereafter, up to and including the final distribution date for the group I offered certificates in May 2036, if any group I offered certificates are outstanding and the aggregate stated principal balance of the group I mortgage loans with original terms to maturity in excess of 30 years is greater than the scheduled amount specified in Schedule B to this prospectus supplement for the related distribution date, the securities administrator will be required to deposit, from interest funds relating to group I, into the final maturity reserve account on each such distribution date, the related coupon strip for such distribution date until the amount on deposit in the final maturity reserve account is equal to the final maturity reserve account target. Amounts on deposit in the final maturity reserve account will not be an asset of any REMIC. Amounts on deposit in the final maturity reserve account will be used to pay the outstanding certificate principal balance of the group I offered certificates then outstanding on the distribution date in May 2036 (or such earlier date upon which the final distribution of payments on the mortgage loans and other assets of the trust is expected to be made). See "Description of the Certificates—Final Maturity Reserve Account" in this prospectus supplement.

Corridor Contracts

On the closing date, the trustee will enter into nine interest rate corridor contracts with Wachovia Bank, N.A., referred to below as the corridor contract provider, primarily for the benefit of the adjustable rate certificates. In general, the corridor contract provider will be obligated to make payments under each corridor contract to the securities administrator on behalf of the trust fund when One-Month LIBOR (as determined under the related corridor contract) exceeds a certain level, subject to a ceiling rate, as described in this prospectus supplement. Such payments will be used to fund additional interest payments and to cover basis risk shortfalls on the adjustable rate certificates as described in this prospectus supplement. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the adjustable rate certificates as a result of the corridor contracts.

Advances

Each servicer (other than EMC) will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, and EMC Mortgage will make cash advances with respect to delinquent payments of scheduled interest only on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled payments of interest and (as applicable) principal on the certificates and are not intended to guarantee or insure against losses.

Servicing Fees and Master Servicing Fee

The master servicer will be entitled to receive, as compensation for its activities under the pooling and servicing agreement, the reinvestment income received on amounts in the distribution account for a certain period of days as further described in this prospectus supplement and a fee equal to 1/12th of 0.0015% per annum multiplied by the stated principal balance of each mortgage loan. Each of the servicers will be entitled to receive a servicing fee, as compensation for its activities under the related servicing agreement, equal to 1/12th of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rates will range from 0.250% to 0.425 per annum. Interest shortfalls on the related mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer or the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

Optional Termination

At its option, the sponsor or its designee may purchase from the trust all of (i) the group I mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group I offered certificates and Class I-B-IO Certificates (and, subject to the following paragraph, the Class R Certificates) after the stated principal balance of the group I mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than 10% of the stated principal balance of the group I mortgage loans as of the cut-off date and (ii) the group II mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group II certificates, after the stated principal balance of the group II mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the stated principal balance of the group II mortgage loans as of the cut-off date.

Notwithstanding anything in this prospectus supplement to the contrary, the Class R Certificates will not be retired until the retirement of all the certificates (other than the Class R Certificates).

See“Pooling and Servicing Agreement—Termination” in this prospectus supplement.

Federal Income Tax Consequences

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., which is referred to in this prospectus supplement as S&P, Fitch Ratings, which is referred to in this prospectus supplement as Fitch, and Moody’s Investors Service, Inc., which is referred to in this prospectus supplement as Moody’s:

Offered Certificates	S&P	Fitch	Moody’s
Class I-1A-1	AAA	NR	Aaa
Class I-1A-2	AAA	NR	Aaa
Class I-1A-3	AAA	NR	Aaa
Class I-2A-1	AAA	NR	Aaa
Class I-2A-2	AAA	NR	Aaa
Class I-2A-3	AAA	NR	Aaa
Class I-2X	AAA	NR	Aaa
Class I-M-1	AA+	NR	Aa1
Class I-M-2	AA	NR	Aa1
Class I-M-3	AA-	NR	Aa1
Class I-B-1	A+	NR	Aa2
Class I-B-2	A	NR	Aa3
Class I-B-3	BBB	NR	Aa3
Class I-B-4	BBB-	NR	Baa1
Class II-1A-1	NR	AAA	Aaa
Class II-1A-2	NR	AAA	Aa1
Class II-1X-1	NR	AAA	Aaa
Class II-2A-1	NR	AAA	Aaa
Class II-2A-2	NR	AAA	Aa1
Class II-2X-1	NR	AAA	Aaa
Class II-3A-1	NR	AAA	Aaa
Class II-3A-2	NR	AAA	Aa1
Class II-3X-1	NR	AAA	Aaa
Class II-B-1	NR	AA	NR
Class II-B-2	NR	A	NR
Class II-B-3	NR	BBB	NR

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See“Yield on the Certificates” and“Ratings” in this prospectus supplement and“Yield Considerations” in the prospectus.

Legal Investment

The senior certificates, Class I-M and Class II-B-1 Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The Class I-B, Class II-B-2 and Class II-B-3 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See“Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus.

ERISA Considerations

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

TRANSACTION STRUCTURE

RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriters intend to make a secondary market in the offered certificates, however neither underwriter will be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

The subordination of each class of group I subordinate certificates to the group I senior certificates and the classes of group I subordinate certificates with a higher payment priority and the subordination of each class of group II subordinate certificates to the group II senior certificates and the classes of group II subordinate certificates with a higher payment priority, in each case, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, holders of related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan, together with accrued and unpaid interest thereon, in the related loan group or loan groups exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or overcollateralization in the case of the Group I Certificates, among the certificates, beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates (other than the subordinated interest-only certificates), until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on (i) the subgroup I-1 mortgage loans will be allocated first to the Class I-1A-3 Certificates, then to the Class I-1A-2 Certificates and then to the Class I-1A-1 Certificates, in each case until the certificate principal balance thereof has been reduced to zero and (ii) the subgroup I-2 mortgage loans will be allocated first to the Class I-2A-3 Certificates, then to the Class I-2A-2 Certificates and then to the Class I-2A-1 Certificates, in each case until the certificate principal balance thereof has been reduced to zero. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated, in the case of realized losses on the subgroup II-1 mortgage loans, first to the Class II-1A-2 Certificates and then to the Class II-1A-1 Certificates, in each case until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the subgroup II-2 mortgage loans, first to the Class II-2A-2 Certificates and then to the Class II-2A-1 Certificates, in each case until the certificate principal balance thereof has been reduced to zero, and in the case of realized losses on the subgroup II-3 mortgage loans, first to the Class II-3A-2 Certificates until and then to the Class II-3A-1 Certificates, in each case until the certificate principal balance thereof has been reduced to zero. Accordingly, if the aggregate certificate principal balance of the related classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan groups would reduce the amount of funds available for monthly distributions to the holders of the classes of the related subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of the related classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. In the case of realized losses on group I mortgage loans only, realized losses will be covered first by excess interest and then by overcollateralization on the Group I Certificates provided by the group I mortgage loans before any allocation of realized losses to the group I subordinate certificates.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the master servicer, any servicer, the securities administrator, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See“Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, all of the subgroup I-2 mortgage loans, approximately 69.57%, 14.22%, 15.49% and 12.08% of the subgroup I-1, subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 84.51% and 14.35% of the group I mortgage loans and group II mortgage loans, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, see “The Mortgage Pool - Prepayment Charges on the Mortgage Loans” in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

Unless the certificate principal balances of the group I senior certificates have been reduced to zero, the group I subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in May 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. This will accelerate the amortization of the group I senior certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the group I subordinate certificates evidence.

On each distribution date during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans will be allocated to the related group II senior certificates (other than the group II interest only certificates), with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the group II senior certificates by the group II subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the group II senior certificates as a whole while, in the absence of losses in respect of the group II mortgage loans, increasing the percentage interest in the principal balance of the group II mortgage loans the group II subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see“Yield on the Certificates” in this prospectus supplement, including the tables entitled“Percent of Initial Principal Amount Outstanding at the Following CPR Percentage” in this prospectus supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates will depend, in general, on:

•  the applicable purchase price; and

•     the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the group I offered certificates and group II offered certificates were determined based on a number of assumptions, including a 25% and 25%, respectively, constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See “Yield on the Certificates” in this prospectus supplement.

An Investor’s Yield on the Certificates Will be Subject to any Negative Amortization on the Related Mortgage Loans.

All of the group I mortgage loans in the trust fund are negative amortization loans. Generally, after one to three months following their origination, the interest rates on the negative amortization loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

The amount of deferred interest, if any, accrued with respect to such negative amortization loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related classes of certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the related classes of certificates. For any distribution date, the net deferred interest on the related mortgage loans will be allocated to each related class of certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those classes of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each related class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the related classes of certificates, in accordance with the priorities set forth in this prospectus supplement under “Description of the Certificates—Distributions on the Certificates.”

The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of all principal collected on the negative amortization loans in the related loan group during the related due period or prepayment period to offset the deferred interest on the related mortgage loans applied to increase the principal balance of the related mortgage loans during such due period or prepayment period will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor’s exposure to realized losses on the mortgage loans in the related loan group. See “Description of the Certificates” in this prospectus supplement. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the related negative amortization loans on the related certificates.

If the interest rates on the negative amortization loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on such negative amortization loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of such mortgage loan by more than 10% or 15%, as applicable, due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this prospectus supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a negative amortization loan, and on every fifth payment adjustment date thereafter, and if stated in the related mortgage note, on the last payment adjustment date prior to the related negative amortization loan 's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such negative amortization loans.

In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this prospectus supplement, subordination with respect to the offered certificates or “subordinated classes” means:

•	with respect to the Class I-1A-1 Certificates: the Class I-1A-2, Class I-1A-3, the Class I-M and the Class I-B Certificates;

•	with respect to the Class I-1A-2 Certificates: the Class I-1A-3, the Class I-M and the Class I-B Certificates;

•	with respect to the Class I-2A-1 Certificates: the Class I-2A-2, Class I-2A-3, the Class I-M and the Class I-B Certificates;

•	with respect to the Class I-2A-2 Certificates: the Class I-2A-3, the Class I-M and the Class I-B Certificates;

•	with respect to the Class I-1A-3 and the Class I-2A-3 Certificates: the Class I-M Certificates and the Class I-B Certificates;

•
with respect to the each class of certificates having an “I-M” designation: (i) each other class of certificates having an “I-M” designation and a higher numerical designation than the subject class, if any, and (ii) the Class I-B Certificates;

•
with respect to the each class of certificates having an “I-B” designation: each other class of certificates having an “I-B” designation and a higher numerical designation than the subject class, if any;

•	with respect to the Class II-1A-1 Certificates: the Class II-1A-2, the Class II-B Certificates;

•	with respect to the Class II-2A-1 Certificates: the Class II-2A-2, the Class II-B Certificates;

•	with respect to the Class II-3A-1 Certificates: the Class II-3A-2, the Class II-B Certificates;

•	with respect to the Class II-1A-2, the Class II-2A-2 and the Class II-3A-2 Certificates: the Class II-B Certificates; and

•
with respect to the each class of certificates having an “II-B” designation: each other class of certificates having an “II-B” designation and a higher numerical designation than the subject class, if any.

Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the related subordinated classes and, then by the allocation of realized losses to the related outstanding subordinated class with the lowest payment priority and, in the case of the group I offered certificates, any available excess spread and overcollateralization. Accordingly, if the aggregate certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group(s) would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding subordinated class with the lowest payment priority and, if the aggregate certificate principal balance of all of the group I subordinate certificates or all of the group II subordinate certificates were to be reduced to zero and, in the case of the group I senior certificates, excess interest and overcollateralization was insufficient, delinquencies and defaults on the mortgage loans from the related loan groups would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See “Description of the Certificates” in this prospectus supplement.

The weighted average lives of, and the yields to maturity on (i) the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I mortgage loans and (ii) the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group II mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the group I offered certificates may be reimbursed to the holders of the group I offered certificates from excess cash flow according to the priorities set forth under “Description of the Certificates—Distributions on the Group I Certificates” in this prospectus supplement.

It is not expected that the group I subordinated certificates will be entitled to any principal distributions until at least May 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average of the group I subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the related subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities set forth under “Description of the Certificates—Distributions on the Group I Certificates,” “—Distributions on the Group II Certificates”  in this prospectus supplement, in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization with respect to such loan group, excess spread with respect to such loan group, or a class of related subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Credit Enhancement for the Group I Certificates May Be Inadequate to Cover Losses and/or to Maintain or Restore Overcollateralization

The mortgage loans in loan group I are expected to generate more interest than is needed to pay interest on the group I offered certificates because we expect the weighted average interest rate on the mortgage loans in such loan group to be higher than the weighted average pass-through rate on the group I offered certificates. If the mortgage loans in loan group I generate more interest than is needed to pay interest on the group I offered certificates, related trust fund expenses, and, on and after the distribution date occurring in May 2016, as applicable, any amounts paid into the final maturity reserve account, we will use such “excess spread” to make additional principal payments on the group I offered certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization”. Overcollateralization is intended to provide limited protection to the related certificateholders by absorbing such certificate’s share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the group I mortgage loans to maintain or restore the required level of overcollateralization for such loan group. As of the closing date, it is expected that the required level of overcollateralization for loan group I will be met.

The excess spread for loan group I available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

If at any time the amount of overcollateralization is at a level below the required level, the overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the classes of group I offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the group I offered certificates as a result of the overcollateralization provisions will influence the yield on the these certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the group I offered certificates.

The Net Rate Cap May Reduce the Yields on the Adjustable Rate Certificates.

The pass-through rates on the adjustable rate certificates are each subject to a net rate cap equal to the weighted average of the net mortgage rates on the related mortgage loans, reduced by the related coupon strip rate, if any (and in the case of the Class I-2A Certificates, the net rate cap will be further reduced by 1.000% per annum), as more fully described in this prospectus supplement. If on any distribution date the pass-through rate for a class of adjustable rate certificates is limited to the related net rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the related net rate cap. The holders of those certificates will not be entitled to recover any resulting shortfall in interest on that distribution date or on any other distribution date except to the extent of excess cashflow available for that purpose and from amounts received, if any, on the corridor contracts. If mortgage loans with relatively higher mortgage rates prepay or default, the net rate cap would result in lower interest than otherwise would be the case.

The Adjustable Rate Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

The adjustable rate certificates will receive interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the applicable net rate cap. For any class of these certificates, the prepayment of the related mortgage loans with relatively higher pass-through rates may cause the related net rate cap to be lower than one-month LIBOR plus the related margin, in which case the pass-through rate for these certificates will be more likely to be limited to the related net rate cap.

If on any distribution date the pass-through rate for any class of the certificates is limited by the applicable net rate cap, a basis risk carryover amount, equal to the excess, if any, of (i) interest that would have accrued at the lesser of one-month LIBOR plus the related margin and 10.50% per annum over (ii) interest accrued on that class of certificates as limited by the related net rate cap, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates, provided that any basis risk carryover amount will be reduced by the amount of net deferred interest that is added to the certificate principal balance of that class of certificates. This shortfall will be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the corridor contracts. However, payments under the corridor contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the group I mortgage loans. If the group I mortgage loans do not prepay according to those assumptions, it may result in the corridor contracts providing insufficient funds to cover such shortfalls. In addition, each corridor contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate and subject to a ceiling rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date. The holders of the adjustable rate certificates will be subject to the risk that interest distributable to those classes will be limited by the net rate cap. See "Description of the Certificates—Distributions on the Certificates" in this prospectus supplement.

In addition, although the group I offered certificates are entitled to payments under the corridor contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

To the extent that payments on the group I offered certificates depend in part on payments to be received under the corridor contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of the corridor contract provider.

The corridor contracts terminate in accordance with their terms on the dates set forth in the related contract. This date was selected based on certain prepayment assumptions regarding the group I mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the group I mortgage loans occur at rates that are slower than those assumptions, or even if such group I mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts will terminate prior to the repayment in full of the related classes of certificates. See “The Corridor Contracts” in this prospectus supplement.

The Yield on the Interest Only Certificates Is Sensitive to Prepayments.

The notional amount of the (i) Class I-2X Certificates will be an amount equal to the aggregate certificate principal balance of the Class I-2A Certificates, (ii) Class II-1X-1 Certificates will be an amount equal to the aggregate certificate principal balance of the Class II-1A Certificates, (iii) Class II-2X-1 Certificates will be an amount equal to the aggregate certificate principal balance of the Class II-2A Certificates and (iv) Class II-3X-1 Certificates will be an amount equal to the aggregate certificate principal balance of the Class II-3A Certificates. As a result, the yield on the Class I-2X, Class II-1X-1, Class II-2X-1 and Class II-3X-1 Certificates will be sensitive to the rate and timing of principal payments of the group II mortgage loans to the extent allocated to the Class I-2A, Class II-1A, Class II-2A and Class II-3A Certificates, respectively. A rapid rate of principal payments on the related mortgage loans will have a materially adverse effect on the yield to investors in the related class of interest only certificates. . Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the subgroup I-2, subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans could result in the failure of investors in the Class I-2X, Class II-1X-1, Class II-2X-1 and Class II-3X-1 Certificates, respectively, to recover fully their initial investments.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 87.76%, 88.06% and 91.94% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 89.05% of the group II mortgage loans, respectively, have an initial interest only period of three, five, ten or eleven years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Are Concentrated in a Specific Region, Which May Result in Losses with Respect to These Mortgage Loans.

As of the cut-off date, approximately 79.53%, 37.18%, 30.56%, 28.01% and 57.45% of the subgroup I-1, subgroup I-2, subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 58.75% and 36.40% of the group I mortgage loans and group II mortgage loans, respectively, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See“Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on pages S-5 and S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement and “Rating” in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

On the closing date, the seller and each underlying seller will represent that each related mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the seller or the related underlying seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the mortgage loan purchase agreement and the pooling and servicing agreement.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers’ Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the seller, an affiliate of the sponsor, pursuant to the Mortgage Loan Purchase Agreement. The seller acquired the mortgage loans directly in privately negotiated transactions from RFC, EMC, Paul Financial, IndyMac and AmNet (each an Underlying Seller” and collectively, the “Underlying Sellers”) pursuant to certain sale agreements (each an Underlying Sale Agreement” and collectively, the “Underlying Sale Agreements”), each between the seller and the related Underlying Seller. See “Mortgage Loan Origination—General” in this prospectus supplement.

We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of April 28, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date of April 1, 2006. All percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

The mortgage pool will consist of 2,263 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $682,535,877, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The mortgage loans have original terms to maturity of not greater than 30 years.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool has been divided into two primary loan groups, designated as Loan Group I and Loan Group II. The mortgage loans in Loan Group I and Loan Group II are referred to in this prospectus supplement as the group I mortgage loans and the group II mortgage loans, respectively. Loan Group I has been further divided into two subgroups, designated as Subgroup I-1 and Subgroup I-2. Loan Group II has been further divided into three subgroups, designated as Subgroup II-1, Subgroup II-2 and Subgroup II-3. The mortgage pool and the Loan Groups are more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3 are designated as the Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3 mortgage loans, respectively.

The mortgage loans are being serviced as described below under “The Master Servicer and the Servicers.” The mortgage loans were originated in accordance with the guidelines described in “Mortgage Loan Origination” below.

All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period, the interest rate borne by the mortgage loans will be adjusted based on various indices. The mortgage loans will be adjusted semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR, COFI or One-Year MTA, each referred to in this prospectus supplement as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

No mortgage loan will be more than 30 days delinquent as of the Cut-off Date and no mortgage loan has been more than 30 days delinquent since origination. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Special Characteristics of the Mortgage Loans

Interest Only Loans. Approximately 87.76%, 88.06% and 91.94% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, will receive interest only for the initial period of three, five, ten or eleven years as set forth in the related mortgage note.

Indices on the Mortgage Loans

One-Year LIBOR. The Index for approximately 85.84%, 89.62% and 87.76% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 88.45% pf the group II mortgage loans will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.

	One-Year LIBOR

Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006
January 1	5.06%	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	5.40	6.76	4.88	2.43	1.38	1.37	2.98	5.15
March 1	5.25	6.94	4.67	3.00	1.28	1.34	2.55	5.38
April 1	5.23	7.10	4.44	2.63	1.36	1.81	3.81
May 1	5.56	7.50	4.24	2.59	1.21	2.08	3.78
June 1	5.84	7.18	4.18	2.28	1.19	2.47	3.76
July 1	5.89	7.08	3.82	2.09	1.16	2.46	3.90
August 1	6.06	6.97	3.56	1.90	1.44	2.30	4.22
September 1	6.04	6.80	2.64	1.73	1.45	2.44	4.13
October 1	6.25	6.73	2.27	1.64	1.24	2.49	4.68
November 1	6.27	6.56	2.39	1.73	1.48	2.54	4.74
December 1	6.50	6.00	2.44	1.45	1.60	2.96	4.82

Six-Month LIBOR. The Index for approximately 14.16%, 10.38% and 12.24% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 11.55% of the group II mortgage loans will adjust semiannually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

	Six-Month LIBOR
Date	1999	2000	2002	2003	2003	2004	2005	2006
January 1	5.07%	6.13%	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%
February 1	4.97	6.29	5.26	2.08	1.35	1.21	2.64	4.82
March 1	5.13	6.33	4.91	2.04	1.34	1.17	2.31	4.98
April 1	5.06	6.53	4.71	2.36	1.23	1.16	3.39
May 1	5.04	6.73	4.30	2.12	1.29	1.38	3.41
June 1	5.25	7.11	3.98	2.08	1.21	1.60	3.53
July 1	5.65	7.00	3.91	1.95	1.12	1.89	3.73
August 1	5.71	6.89	3.69	1.87	1.21	1.99	3.95
September 1	5.92	6.83	3.45	1.80	1.20	1.98	4.00
October 1	5.96	6.76	2.52	1.71	1.18	2.20	4.27
November 1	6.12	6.72	2.15	1.60	1.23	2.32	4.47
December 1	6.06	6.64	2.03	1.47	1.27	2.63	4.63

One-Year MTA. The Index for approximately 99.42% and 99.70% of the subgroup I-1 and subgroup I-2, respectively, and 99.56% of the group I mortgage loans, will adjust annually based on One-Year MTA. One-Year MTA will be based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

The following does not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

	One-Year MTA
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	5.21%	6.00%	3.26%	1.94%	1.23%	2.02%	3.62%
February 1	5.34	5.87	3.06	1.86	1.23	2.17	3.75
March 1	5.46	5.71	2.91	1.75	1.23	2.35	3.89
April 1	5.58	5.53	2.79	1.65	1.24	2.35	4.01
May 1	5.70	5.32	2.67	1.55	1.29	2.50
June 1	5.79	5.10	2.55	1.45	1.38	2.74
July 1	5.88	4.90	2.41	1.38	1.46	2.87
August 1	5.96	4.67	2.27	1.34	1.52	3.02
September 1	6.04	4.40	2.18	1.30	1.60	3.16
October 1	6.08	4.09	2.12	1.27	1.68	3.16
November 1	6.13	3.76	2.07	1.26	1.77	3.33
December 1	6.11	3.48	2.00	1.24	1.89	3.48

COFI. The Index for 0.58% and 0.30% of the subgroup I-1 and subgroup I-2, respectively, and 0.44% of the group I mortgage loans will adjust monthly based on The Eleventh District Cost of Funds Index (“COFI”). COFI is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). COFI for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. COFI is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, COFI does not necessarily reflect current market rates.

Negative Amortization Loans

All of the group I mortgage loans have a negative amortization feature (each such mortgage loan, a “negative amortization loan”), under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

In any given month, the negative amortization loans may be subject to:

(1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

(2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

(3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

The accrual of deferred interest on a negative amortization loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

The total amount of deferred interest that may be added to the principal balance of a negative amortization loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination. On each annual payment adjustment date for a negative amortization loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and if stated in the related mortgage note, on the last payment adjustment date prior to the related mortgage loan’s scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

The monthly payment on approximately 58.29% of the group I mortgage loans will be reset on the related annual payment adjustment date to amortize fully the then unpaid principal balance of the related mortgage loan over its remaining term to maturity (without regard to the limitation described in clause (i) of the preceding paragraph), if the unpaid principal balance on such mortgage loan exceeds 115% of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan.

The monthly payment on approximately 41.71% of the group I mortgage loans will be reset on the related annual payment adjustment date to amortize fully the then unpaid principal balance of the related mortgage loan over its remaining term to maturity (without regard to the limitation described in clause (i) of the preceding paragraph), if the unpaid principal balance on such mortgage loan exceeds 110% of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan.

At the time of any annual payment adjustment where the increase in the monthly payment on the related negative amortization mortgage loan would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, all of the subgroup I-2 mortgage loans, approximately 69.57%, 14.22%, 15.49% and 12.08% of the subgroup I-1, subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 84.51% and 14.35% of the group I mortgage loans and group II mortgage loans, respectively, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The Class P Certificates will be entitled to all prepayment charges received on the mortgage loans originated by Paul Financial. All prepayment charges on the mortgage loans, other than the mortgage loans originated by Paul Financial, will be retained by the related servicer. Any prepayment charges retained by the related servicer will not be available for distribution on any class of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the related mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators are required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the prospectus.

In addition, the related servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected in accordance with its general servicing practices and as described in the related Servicing Agreement.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party.

Mortgage Loan Statistical Data

Schedule A to this prospectus supplement sets forth in tabular format certain information as of the cut-off date about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans in the related loan group. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with Wells Fargo Bank, National Association, as custodian and agent for the trustee, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed without recourse in the following form: “Pay to the order of HSBC Bank USA, National Association, as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3 without recourse,” or in blank with all intervening endorsements that show a complete chain of endorsement from the originator to the seller, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof;

(c)  a duly executed assignment of the mortgage to “HSBC Bank USA, National Association, as trustee for certificateholders of Structured Asset Mortgage Investments II Inc., Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3, without recourse”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System. The seller will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates.

The seller is required, pursuant to the mortgage loan purchase agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement and the Underlying Sale Agreements are true and correct as of the closing date. All of depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the Agreement. Each Underlying Seller will make representations and warranties in related Underlying Sale Agreement between the related Underlying Seller and the seller. All right, title and interest in the Underlying Sale Agreements will be assigned to the trustee insofar as they relate to the representations and warranties made by the Underlying Sellers, including all representations and warranties with respect to the mortgage loans. In addition, the seller will represent that no event has occurred from the date of the purchase of the mortgage loans by the seller from the Underlying Sellers to the closing date which would result in any of the representations and warranties made by such Underlying Seller being untrue in any material respect. A form of the mortgage loan purchase agreement and of the Underlying Sale Agreements containing such representations and warranties will be attached as an exhibit to the Agreement. The depositor will file the Agreement along with the exhibits to the Agreement with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the seller with respect to the mortgage loans include the following:

1. Each mortgage loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

2. No mortgage loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and; and

3. With respect to each representation and warranty with respect to any mortgage loan made by the servicers in the Servicing Agreements that is made as of the related Closing Date (as defined in the applicable Servicing Agreement), no event has occurred since the related Closing Date (as defined in the applicable Servicing Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the seller or Underlying Seller, as applicable, in writing. If the seller or Underlying Seller, as applicable, cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the custodian, the seller or Underlying Seller, as applicable, is required, within 90 days of the notice from the trustee, to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the seller or Underlying Seller, as applicable, may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

The principal originators of the mortgage loans are: SouthStar Funding, LLC with respect to approximately 52.07% of the subgroup I-2 mortgage loans and 25.56% group I mortgage loans, Bear Stearns Residential Mortgage Corporation, with respect to approximately 21.01% of the subgroup I-2 mortgage loans and 10.31% group I mortgage loans, IndyMac Bank, FSB with respect to approximately 75.30% of the subgroup I-1 mortgage loans and 38.34% group I mortgage loans, Paul Financial, LLC with respect to approximately 24.70% and 13.14% of the subgroup I-1 and subgroup I-2 mortgage loans and 19.03% group I mortgage loans, Residential Funding Corporation with respect to approximately 88.32%, 55.72%, 56.52% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 61.73% group II mortgage loans, and American Mortgage Network, Inc. with respect to approximately 11.68, 44.28, 43.48% of the subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 38.27% group II mortgage loans in the aggregate mortgage loans. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

SouthStar Funding, LLC

SouthStar Funding, LLC’s executive offices are located at 400 Northridge Road, Suite 1120, Atlanta, GA 30350. SouthStar Funding, LLC (“SouthStar”) has been an originator of mortgage loans since April 22, 1998 and has originated mortgage loans of the type backing the certificates (referred to in this prospectus supplement as “Choice Option ARM”) offered hereby since March, 2005. SouthStar currently has a residential mortgage origination portfolio, secured by one- to four-family residential real properties and individual condominium units, of approximately $530,478,962 of which approximately $ 139,167,800 are Choice Option ARM’s.

The following table describes the size, composition and growth of SouthStar’s total Choice Option ARM production since 2005 and recent stub-period.

	December 31, 2005	December 31, 2005	March 31, 2006	March 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Choice Option ARMs	4,083	$996,847,788	1,580	$401,386,545

Approximately 99% of the Choice Option ARM’s have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to SouthStar, which are referred to in this prospectus supplement as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

Underwriting Criteria

SouthStar’s Underwriting Guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made by SouthStar. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting SouthStar to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history.

In evaluating the applicant’s ability and willingness to repay the proposed loan, SouthStar reviews the applicant’s credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, SouthStar may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

SouthStar verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest and at least two months’ worth of cash reserves.

SouthStar also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed SouthStar debt payment. SouthStar’s guidelines for verifying an applicant’s income and employment are generally as follows. For salaried applicants, SouthStar typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS form 1040 or W-2, a current pay stub with year-to-date earnings, and a verbal verification of employment. For non-salaried applicants, including self-employed applicants, SouthStar requires copies of the applicant’s two most recent federal tax returns, along with all supporting schedules. A self-employed applicant is generally required to submit a signed year-to-date profit and loss statement.

In determining adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac URAR appraisal of the property is performed by an independent appraiser approved by SouthStar. The appraiser is required to inspect the property and verify that it is in good condition and that any construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based on the applicant’s income and credit history, the status of time to the mortgaged property and the appraised value of the property. SouthStar also reviews the level of an applicant’s liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have good credit history and a total debt-to-income (“DTI”) that generally does not exceed 38%; however, this limit may be raised if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower’s total monthly debt obligations, divided by the borrower’s total verified monthly income. In general, it is SouthStar’s belief that the DTI ratio is only one of several factors, such as loan-to-value (“LTV”), credit history and reserves that should be considered in making a determination of an applicant’s ability to repay the proposed loan.

As part of the underwriting process, SouthStar typically reviews an applicant’s credit score. Credit scores are obtained by mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 620 to approximately 800+ , with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assesses only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the DTI ratio. SouthStar generally requires a minimum credit score of 620. It is not SouthStar’s practice to accept or reject an application based solely on the basis of the applicant’s credit score.

SouthStar’s Underwriting Guidelines generally allow an LTV at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 80% for mortgage loans with original principal balances up to $1,000,000, up to 75% for mortgage loans with original principal balances up to $1,500,000, and up to 70% for mortgage loans with original principal balances up to $3,000,000. For cash-out refinance mortgage loans with original principal balances of up to $650,000, SouthStar generally allows LTV ratios at origination of up to 80%, up to 75% for mortgage loans with original principal balances up to $1,000,000, and up to 70% for mortgage loans with principal balances up to $1,500,000. In addition, SouthStar will allow secondary financing with a Combined Loan-to-Value Ratio of up to 100% for mortgage loans secured by primary residences and up to 95% for mortgage loans secured by second/vacation homes. SouthStar’s practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan.

SouthStar requires that each mortgage loan with an LTV ratio at origination in excess of 80% be insured by a primary mortgage insurance policy covering at least 30% of the principal balance of the mortgage loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, and at least 12% if the LTV ratio is between 85.00% and 80.01%.

IndyMac Bank, FSB

The principal executive offices of IndyMac Bank (“IndyMac”) are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101. IndyMac is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac and began operation as a federal savings bank.

Origination Process

IndyMac acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac.

Conduit: IndyMac acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac will cease doing business with them.

During the years 2003, 2004 and 2005, IndyMac originated approximately $19,233,000,000.00, $33,809,642,289.00 and $55,958,119,927.72, respectively, of alt-a mortgage loans.

Underwriting Criteria

Mortgage loans that are acquired by IndyMac are underwritten by IndyMac according to IndyMac’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac’s guidelines, or pursuant to an exception to those guidelines based on IndyMac’s procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac’s guidelines.

In determining a borrower’s FICO Credit Score, IndyMac generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac’s FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac to obtain copies of their tax returns), and state their assets. IndyMac does not require any verification of income or assets under this program.

The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower’s assets is required under this program.

The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower’s assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but verification of employment may not be written.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac currently operates two mortgage loan purchase programs as part of its correspondent channel:

1. Prior Approval Program. Under this program, IndyMac performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller’s underwriting guidelines. IndyMac reviews each seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac. Each mortgage loan is re-underwritten by IndyMac for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

Residential Funding Corporation

Residential Funding Corporation (“RFC”), a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program.

RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased RFC in 1990. In 1995, RFC expanded its business to include “Alt-A” first lien mortgage loans, such as the mortgage loans described in this prospectus supplement. RFC also began to acquire and service "subprime," closed-end and revolving loans secured by second liens in 1995.

The following tables summarizes RFC’s mortgage loan origination since 2001:

RFC Origination Volume by Applicable Cut-off Date Principal Balance

Public and Private	2001	2002	2003	2004	2005	March 31, 2006

1st Lien Mortgages
Prime Mortgages	$16,980,743,973.25	$24,504,734,383.82	$25,308,508,695.11	$14,204,846,085.82	$28,154,131,610.11	$5,837,998,550.78
Non-Prime Mortgages	$7,904,966,514.67	$15,359,498,811.94	$27,431,842,368.84	$25,583,696,969.67	$27,090,618,908.96	$6,790,004,735.95
Total	$24,885,710,487.92	$39,864,233,195.76	$52,740,351,063.95	$39,788,543,055.49	$55,244,750,519.07	$12,628,003,286.73

Prime Mortgages	68.23%	61.47%	47.99%	35.70%	50.96%	46.23%
Non-Prime Mortgages	31.77%	38.53%	52.01%	64.30%	49.04%	53.77%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Public and Private

2nd Mortgages
Prime Mortgages	$2,585,252,756.81	$3,447,658,130.80	$3,523,304,500.93	$3,249,021,118.38	$4,408,640,987.06	$1,129,885,235.69
Non-Prime Mortgages	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total	$2,585,252,756.81	$3,447,658,130.80	$3,523,304,500.93	$3,249,021,118.38	$4,408,640,987.06	$1,129,885,235.69

Prime Mortgages	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Securitizations	2001	2002	2003	2004	2005	March 31, 2006

1st Mortgages
Prime Mortgages	59267	88032	101347	61760	101891	21780
Non-Prime Mortgages	72639	135990	198955	179734	168241	39721
Total	131906	224022	300302	241494	270132	61501

Prime Mortgages	44.93%	39.30%	33.75%	25.57%	37.72%	35.41%
Non-Prime Mortgages	55.07%	60.70%	66.25%	74.43%	62.28%	64.59%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Public and Private

2nd Mortgages
Prime Mortgages	66,990	88461	93641	80035	99596	23376
Non-Prime Mortgages	0	0	0	0	0	0
Total	66990	88461	93641	80035	99596	23376

Prime Mortgages	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Underwriting Criteria

Certain of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding Corporation (“Residential Funding”) described directly below. Residential Funding will review each mortgage loan for compliance with its underwriting standards prior to purchase.

The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may qualify for the Fannie Mae or Freddie Mac programs. Examples of mortgage loans that may not qualify for such programs include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See "-Program Underwriting Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

Qualifications of Program Sellers. Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding's Expanded Criteria Seller Guide, or the Seller Guide. See "The Trusts-Qualifications of Sellers" in the prospectus.

Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor's monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

Certain of the mortgage loans have been originated under "reduced documentation" or "no stated income" programs, which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "The Trusts-Underwriting Policies-Automated Underwriting" in the prospectus.

Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

American Mortgage Network, Inc.

American Mortgage Network, Inc. (“AmNet”), a Delaware corporation, is an indirect wholly-owned subsidiary of Wachovia Bank, N.A., and Wachovia Corporation. The principal executive offices are located at 10421 Wateridge Circle, Suite 250, San Diego, California 92121. Its telephone number is 858-909-1200. AmNet originates loans for the national mortgage broker community through its network of branches and business-to-business over the Internet. It currently sells its loan production in the secondary mortgage market in servicing-released sales. It is approved to do business in 50 states and the District of Columbia either by license or exemption.

AmNet began to originate mortgage loans in November 2001 and expanded into the origination of "Alt-A" loans in the fourth quarter of 2003.

The underwriting criteria applied by AmNet are designed to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information, although AmNet may originate mortgage loans under a reduced documentation program. Under a reduced documentation program, in determining the prospective borrower’s repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification. The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

During the years 2003, 2004 and 2005, AmNet originated approximately $268 million, $1.8 billion and $4.9 billion, respectively, of alt-a mortgage loans.

The “AmNet Mortgage Loans” were originated or purchased by AmNet (either directly or through affiliates) from mortgage loan brokers. The AmNet Mortgage Loans have been originated in accordance with the underwriting criteria specified below.

AmNet believes that the AmNet Mortgage Loans were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. The borrower may be required to provide income documentation such as W-2 statements and current pay stubs to verify income and employment or verification may be obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts or provide copies of bank statements to verify assets.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports the outstanding loan balance. Appraisals in accordance with AmNet’s Underwriting Standards may be made on a full or a drive-by basis. AmNet may order discretionary reviews at any time to ensure the value of the properties.

In the case of all loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

AmNet requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

AmNet may originate mortgage loans under a reduced documentation program. These reduced documentation programs include a “Stated Income” program, where there is no verification of stated income, a “No Income/No Assets/No Employment” program, where there is no verification of income assets or employment, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, in determining the prospective borrower’s repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to securitizing asset pools of the same type either to you directly or at http://www.bearstearns.com/transactions/sami_ii/luminent2006-3.

Information provided through the internet address above will not be deemed to be a part of the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Luminent Mortgage Trust 2006-3 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Luminent Mortgage Trust 2006-3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Agreement, please see “The Agreements — Amendment of Agreement” in the prospectus.

The assets of Luminent Mortgage Trust 2006-3 will consist of the mortgage loans and certain related assets.

Luminent Mortgage Trust 2006-3’s fiscal year end is December 31.

THE DEPOSITOR

Structured Asset Mortgage Investments II Inc., referred to in this prospectus supplement as the Depositor, was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. Since that time, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $94,502,237,657. In conjunction with the seller’s acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The Depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR AND THE SELLER

Luminent Mortgage Capital, Inc. will be the sponsor of the transaction (the “sponsor”) and will sell the Mortgage Loans through Maia Mortgage Finance Statutory Trust (the “seller”) indirectly to the issuing entity. The sponsor is a Maryland corporation which was incorporated in April 2003 and commenced operations in June 2003. Its common stock is traded on the New York Stock Exchange, or NYSE, under the trading symbol “LUM”. The seller is a Maryland business trust and a wholly owned indirect subsidiary of the sponsor.

The sponsor has elected to be taxed as a Real Estate Investment Trust, or REIT, under the Internal Revenue Code of 1986, as amended, and its business objective is to invest primarily in mortgage backed securities and other mortgage related assets, to finance its investments in the capital markets and to use the related financing to generate an attractive return on its stockholders’ equity. The sponsor manages all of its mortgage-related assets other than its agency mortgage securities and its more highly-rated mortgage-backed securities, which are managed by Seneca Capital Management LLC, or Seneca, pursuant to a management agreement between Seneca and the sponsor.

The purpose of the sponsor’s asset-backed securities transactions is to use securitization as a means of permanently financing mortgage loan assets in which the sponsor invests. The sponsor has been engaged in the securitization of assets since November 2005 and, consequently, has limited experience in securitizing assets. The sponsor does not originate any of the assets that it securitizes.

The sponsor purchases mortgage loan assets in which it wishes to invest from the originators or others in the secondary market, directly or indirectly through its affiliates, and finances those assets for an interim period pending their securitization. The sponsor determines whether it wishes to invest in particular mortgage loan assets by analyzing the pricing, terms and credit quality of those assets, the cost and availability of hedges and financing for those assets, the documentation, underwriting, origination, servicing and performance of those assets (including delinquencies and prepayments) and the other information available with respect to those assets. The sponsor determines whether to securitize the mortgage loan assets in which it invests on the basis of this analysis and by evaluating the structure, terms, pricing and other features of a prospective asset backed securities transaction.

In its asset backed securities transactions, the sponsor participates in structuring the transactions and pools the mortgage loan assets to be securitized. The sponsor also makes certain representations and warranties as to those assets for the period during which they were held by the sponsor, and it agrees either to cure a breach of any such representation or warranty having a material adverse effect or to repurchase the mortgage loan asset as to which such breach occurred. The sponsor does not service the mortgage loan assets in its asset backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to special foreclosure rights similar to those described in this prospectus supplement. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities issued in its asset-backed securities transactions.

The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

The sponsor has been securitizing residential mortgage loans since November 2005. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2005		March 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
3-year Hybrid ARM	108	$32,890	103	$31,241
5-year Hybrid ARM	1,055	$473,608	1,021	$456,603
Option ARM	0	$0	2,967	$1,370,031
Total	1,163	$506,498	4,091	$1,857,875

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo Bank or the master servicer, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the Agreement and as custodian pursuant to the custodial agreement.

Primary servicing of the mortgage loans will be provided by the EMC Mortgage Corporation (“EMC”), IndyMac Bank, FSB (“IndyMac”), Residential Funding Corporation. (“RFC”), Paul Financial, LLC, (“Paul Financial”) and Wells Fargo Bank, National Association (“Wells Fargo Bank”) and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related mortgage loan originator, the related servicer, the seller and the trustee on behalf of the certificateholders; provided, however, that the seller will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself; provided, however, that with respect to a default by Wells Fargo Bank, as servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against Wells Fargo Bank, as servicer and shall either find a successor servicer or become the successor servicer.

The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

The Master Servicer

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among others), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as master servicer pursuant to the Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective Servicing Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against such defaulting servicer; provided, however, that with respect to a default by Wells Fargo Bank, as servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against Wells Fargo Bank, as servicer and shall either find a successor servicer or become the successor servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

The Servicers

EMC, IndyMac, Paul Financial, RFC and Wells Fargo Bank and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date.

EMC

EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment grade” to varying degrees of “non-investment grade” up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC’s servicing portfolio consists primarily of two categories:

•	investment-quality loans serviced for EMC’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

•
non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC’s operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of October 31, 2005, EMC was servicing approximately $55.6 billion of mortgage loans and REO property.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%	50,528	$11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$3,651,416,057	11.14%	26.51%	25,539	$4,578,725,473	10.43%	16.48%	34,038	$6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$868,798,347	4.58%	6.31%	8,311	$1,045,610,015	3.39%	3.76%	8,910	$1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$1,601,411,491	9.40%	11.63%	14,560	$1,573,271,574	5.95%	5.66%	16,929	$2,343,126,437	3.90%	4.21%
Seconds	25,290	$690,059,169	14.52%	5.01%	39,486	$1,381,961,155	16.13%	4.98%	136,562	$6,239,175,080	31.48%	11.21%
Subprime	76,166	$5,058,932,126	43.73%	36.73%	114,436	$13,706,363,250	46.74%	49.34%	138,609	$19,037,928,201	31.95%	34.22%
Other	26,523	$1,249,014,373	15.23%	9.07%	23,010	$1,063,682,459	9.40%	3.83%	48,256	$8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%	433,832	$55,633,614,489	100.00%	100.00%

IndyMac

The information set forth in the following paragraphs has been provided by IndyMac.

The principal executive offices of IndyMac Bank ( “IndyMac”) are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this prospectus supplement, IndyMac is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and subprime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a master servicer and special servicer.

IndyMac will be responsible for servicing the mortgage loans in accordance with the terms set forth in the Agreement and the related Servicing Agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by IndyMac for itself or others. IndyMac has agreed to represent and protect the interest of the trustee in the mortgage loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a mortgage loan.

Foreclosure, Delinquency and Loss Experience

The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by IndyMac have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac’s new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac’s foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the mortgage loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the mortgage loans in the future.

The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $37.99 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac.

	As of December 31,
	2001	2002	2003	2004	2005
Total Number of Conventional Mortgage Loans in Portfolio	58,949	46,004	24,291	52,922	128,887
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1):
30-59 days	3.46%	2.54%	1.99%	1.37%	2.32%
60-89 days	0.88%	0.72%	0.48%	0.24%	0.38%
90 days or more (excluding pending foreclosures)	0.67%	0.52%	0.38%	0.19%	0.30%
Total Delinquencies	5.01%	3.78%	2.85%	1.80%	3.00%
Foreclosures pending	1.84%	1.50%	1.21%	0.15%	0.06%
REOs	0.56%	0.59%	0.41%	0.03%	0.02%
Total delinquencies, foreclosures pending and REOs	7.41%	5.87%	4.47%	1.98%	3.08%

(1)	As a percentage of the principal balance.

IndyMac does not write off mortgage loans until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

	Cumulative Net Losses (Millions)	Cumulative Stated Amount of Securities Issued (Millions)	Loss (Ratio)(1)
As of December 31, 2001	$77.01	$28,152.72	0.27%
As of December 31, 2002	$100.03	$33,498.95	0.30%
As of December 31, 2003	$119.69	$38,992.40	0.31%
As of December 31, 2004	$128.92	$52,479.30	0.25%
As of December 31, 2005	$131.99	$81,814.35	0.16%

(1)	Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

Historically, a variety of factors, including the appreciation of real estate values, has limited IndyMac’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the IndyMac’s control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, IndyMac may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

RFC

The information set forth in the following paragraphs has been provided by RFC.

Residential Funding Corporation (“RFC”), a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program.

RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased RFC in 1990. In 1995, RFC expanded its business to include "Alt-A" first lien mortgage loans, such as the mortgage loans described in this prospectus supplement. RFC also began to acquire and service "subprime," closed-end and revolving loans secured by second liens in 1995.

The following tables set forth the annual average outstanding principal balance, calculated as of year end, of mortgage loans master serviced by RFC for the past five years, and the annual average number of such loans for the same period. RFC was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. RFC was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Master Servicing Experience
First Lien Mortgage Loans

Volume by Average Outstanding Principal Balance	2001	2002	2003	2004	2005

Prime Mortgages(1)	$51,374,446,489	$43,282,264,857	$33,749,084,171	$32,453,682,854	$47,935,800,813
Non-Prime Mortgages(2)	$16,429,992,363	$24,910,565,613	$39,334,697,127	$50,509,138,736	$53,938,083,312
Total	$67,804,438,852	$68,192,830,470	$73,083,781,298	$82,962,821,591	$101,873,884,125
Prime Mortgages(1)	75.77%	63.47%	46.18%	39.21%	47.05%
Non-Prime Mortgages(2)	24.23%	36.53%	53.82%	60.88%	52.95%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	(3.91)%	(15.75)%	(22.03)%	(3.84)%	47.71%
Non-Prime Mortgages(2)	27.94%	51.62%	57.90%	28.41%	6.79%
Total Based on Average Outstanding Principal Balance	2.26%	0.57%	7.17%	13.52%	22.79%

Junior Lien Mortgage Loans

Volume by Average Outstanding Principal Balance	2001	2002	2003	2004	2005

Prime Mortgages(1)	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777
Non-Prime Mortgages(2)	$0	$0	$0	$0	$0
Total	$3,512,887,567	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	13.85%	16.79%	6.40%	17.65%	6.63%
Non-Prime Mortgages(2)	-	-	-	-	-
Total Based on Average Outstanding Principal Balance	13.85%	16.79%	6.40%	17.65%	6.63%

First Lien Mortgage Loans

Volume by Average Number of Loans	2001	2002	2003	2004	2005

Prime Mortgages(1)	$237,946	$202,938	$168,654	$156,745	$201,903
Non-Prime Mortgages(2)	$168,058	$242,625	$341,863	$414,639	$411,550
Total	$406,004	$445,563	$510,517	$571,384	$613,453
Prime Mortgages(1)	58.61%	45.55%	33.04%	27.43%	32.91%
Non-Prime Mortgages(2)	41.39%	54.45%	66.96%	72.57%	67.09%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	(6.59)%	(14.71)%	(16.89)%	(7.06)%	28.81%
Non-Prime Mortgages(2)	28.76%	44.37%	40.90%	21.29%	(0.74)%
Total Based on Average Number of Loans	5.39%	9.74%	14.58%	11.92%	7.36%

Junior Lien Mortgage Loans

Volume by Percentage of Average Number of Loans	2001	2002	2003	2004	2005

Prime Mortgages(1)	$104,444	$118,773	$127,833	$147,657	$143,713
Non-Prime Mortgages(2)	-	-	-	-	-
Total	$104,444	$118,773	$127,833	$147,657	$143,713
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)	22.78%	14.16%	7.63%	15.50%	(2.66)%
Non-Prime Mortgages(2)	-	-	-	-	-
Total Based on Average Number of Loans	22.78%	14.16%	7.63%	15.50%	(2.66)%

(1)	Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)
Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year's volume.

Homecomings Financial Network, Inc.

All of the mortgage loans serviced by RFC will be subserviced by Homecomings Financial Network, Inc. (“Homecomings). pursuant to the terms of a subservicing agreement with RFC. Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of RFC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described in this prospectus supplement. After Capstead Inc. was acquired, Homecomings’ total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations. Approximately 85% of the mortgage loans currently master serviced by RFC are subserviced by Homecomings. As of December 31, 2005, Homecomings serviced approximately 782,000 mortgage loans with an aggregate principal balance of approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings’ servicing activities have included the following:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•
accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Homecomings Servicing Portfolio

First Lien Mortgage Loans
Volume by Principal Balance	2001	2002	2003	2004	2005
Prime Mortgages(1)	$25,532,458,680	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126
Non-Prime Mortgages(2)	$17,039,860,699	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214
Total	$42,572,319,379	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340
Prime Mortgages(1)	59.97%	49.96%	43.07%	41.56%	46.10%
Non-Prime Mortgages(2)	40.03%	50.04%	56.93%	58.44%	53.90%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(6.30)%	7.09%	9.55%	6.64%	39.53%
Non-Prime Mortgages(2)	56.49%	60.71%	44.56%	13.47%	15.99%
Total	11.62%	28.55%	27.07%	10.53%	25.78%

Junior Lien Mortgage Loans
Volume by Principal Balance	2001	2002	2003	2004	2005
Prime Mortgages(1)	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Non-Prime Mortgages(2)	-	-	-	-	-
Total	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	N/A	(4.94)%	(2.95)%	2.25%	(1.68)%
Non-Prime Mortgages(2)	N/A	-	-	-	-
Total	N/A	(4.94)%	(2.95)%	2.25%	(1.68)%

First Lien Mortgage Loans
Volume by Number of Loans	2001	2002	2003	2004	2005
Prime Mortgages(1)	133,632	125,209	143,645	150,297	187,773
Non-Prime Mortgages(2)	168,185	257,077	341,190	373,473	394,776
Total	301,817	382,286	484,835	523,770	582,549
Prime Mortgages(1)	44.28%	32.75%	29.63%	28.70%	32.23%
Non-Prime Mortgages(2)	55.72%	67.25%	70.37%	71.30%	67.77%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(9.85)%	(6.30)%	14.72%	4.63%	24.93%
Non-Prime Mortgages(2)	38.47%	52.85%	32.72%	9.46%	5.70%
Total	11.91%	26.66%	26.83%	8.03%	11.22%

Junior Lien Mortgage Loans
Volume by Number of Loans	2001	2002	2003	2004	2005
Prime Mortgages(1)	228,946	217,031	211,585	210,778	199,600
Non-Prime Mortgages(2)	-	-	-	-	-
Total	228,946	217,031	211,585	210,778	199,600
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	N/A	(5.20)%	(2.51)%	(0.38)%	(5.30)%
Non-Prime Mortgages(2)	N/A	-	-	-	-
Total	N/A	(5.20)%	(2.51)%	(0.38)%	(5.30)%

(1)	Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)
Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year’s volume.

Wells Fargo Bank

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans and First Lien Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement or the related Servicing Agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related certificateholders, such servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the related servicer may modify the loan only to the extent set forth in the related Servicing Agreement or the Agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

The servicers will establish and maintain, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related Servicing Agreement or the Agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the related Servicing Agreement or the Agreement, as applicable and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related Servicing Agreement or the Agreement, as applicable.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related Servicing Agreement or the Agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related Servicing Agreement or the Agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance proceeds or Liquidation proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement and the Agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “The Master Servicers and the Servicers—Realization Upon Defaulted Loans” in this prospectus supplement, the related servicer may also, in their discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if the related servicer reasonably believes that such sale would maximize proceeds to the certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Special Foreclosure Rights

The related servicer will not commence foreclosure proceedings with respect to a mortgage loan unless (i) no later than five business days prior to such commencement, it notifies the Master Servicer of its intention to do so, and (ii) the holder of the most junior class of Subordinate Certificates (the “Controlling Class Holder”), either directly or through the Master Servicer, does not, within such period, affirmatively object to such action. If the Controlling Class Holder timely and affirmatively objects to such action, then it will instruct the Master Servicer to hire three appraisal firms identified in the related Servicing Agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of the Controlling Class Holder’s objection. The Controlling Class Holder will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan in amount equal to the lesser of (i) the unpaid principal balance of the mortgage loan and (ii) the average of the three Fair Value Prices.

In the event that the related servicer determines not to proceed with foreclosure proceedings with respect to a mortgage loan that is 60 or 90 days’ or more delinquent, as stated in the related Servicing Agreement, prior to taking any action with respect to such mortgage loan the related servicer must promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan. The related servicer is not permitted to proceed with any such action unless the Controlling Class Holder, either directly or through the Master Servicer, does not, within three or five business days following such notice, as stated in the related Servicing Agreement, affirmatively objects to the related servicer taking such action.

Notwithstanding anything in this prospectus supplement to the contrary, the Controlling Class Holder shall not be entitled to any of its rights described in this prospectus supplement with respect to a mortgage loan following its failure to purchase such mortgage loan (at the price set forth above) during the time frame set forth in the related Servicing Agreement following its objection to the related servicer action.

Servicing Compensation, Master Servicing Compensation and Payment of Expenses

The Master Servicer shall be entitled to receive a fee as compensation for its activities under the Agreement equal to the sum of (i) the investment income for six business days on funds on deposit in the Distribution Account and (ii) a master servicing fee rate of 0.0015% per annum (the aggregate amount of (i) and (ii), the “Master Servicing Compensation”). The master servicer will also be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Agreement. Each servicer will be entitled to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The “Servicing Fee Rate” for each mortgage loan will be (i) 0.375% per annum with respect to the mortgage loans serviced by EMC, (ii) 0.375% per annum with respect to the mortgage loans serviced by IndyMac, (iii) 0.250% per annum with respect to the mortgage loans serviced by Wells Fargo, (iv) 0.375% per annum with respect to the mortgage loans serviced by Paul Financial and (iv) either 0.300% per annum or 0.425% per annum with respect to the mortgage loans serviced by RFC. Interest shortfalls on the mortgage loans in a loan group resulting from prepayments in full in any calendar month will be offset by the related servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement. The master servicer will be obligated to make such compensating interest payments in the event that the related servicer is required to make such payments and fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this prospectus supplement.

Protected Accounts

The servicers will establish and maintain one or more custodial accounts (referred to in this prospectus supplement as protected accounts) into which they will deposit daily or at such other time specified in the applicable Servicing Agreement or the Agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the Agreement and the related servicing agreement and will meet the requirements of the rating agencies.

On the date specified in the Agreement or the applicable Servicing Agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer, who in turn will remit to the securities administrator for deposit in the Distribution Account.

Distribution Account

The securities administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”). The securities administrator will deposit in the Distribution Account, as received, the following amounts:

(i) Any amounts withdrawn from a protected account or other permitted account;

(ii)  Any advance and compensating interest payments;

(iii)  Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

(iv)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

All amounts deposited to the Distribution Account will be held in the name of the trustee, in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the Agreement. The master servicer will be entitled to any amounts earned on funds on deposit in the Distribution Account for six business days and will be liable for any losses on permitted investments in the Distribution Account. All other investment income on amounts earned on funds on deposit in the Distribution Account will not be available for distribution to the holders of the offered certificates.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity); provided that, the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distribution on the Certificates” in this prospectus supplement. Each of the trustee, the securities administrator and the custodian will be entitled to compensation for its services under the Agreement and the custodial agreement which will be paid by the master servicer. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to each servicer for such month will, to the extent of such shortfall, be remitted by the related servicer to the securities administrator for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the Agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

If the scheduled payment of principal and interest on a mortgage loan, with respect to each mortgage loan serviced by a servicer other than EMC, and the scheduled payment of interest only on a mortgage loan, with respect to each mortgage loan serviced by EMC, which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the applicable servicer will remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the related Servicing Fee Rate (hereafter referred to as a “Monthly Advance”) except to the extent such servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers or related subservicers through final disposition or liquidation of the related mortgaged property, or until such time as specified in the related Servicing Agreement. Failure by the applicable servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts for deposit into the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances (other than an advance which the Master Servicer determines to be nonrecoverable) would constitute an Event of Default as discussed under “The Agreements—Events of Default and Rights Upon Event of Default” in the prospectus. The Trustee, as successor master servicer, will, under the circumstances set forth in the Agreement, be required to make an advance in the amount and to the extent that the Master Servicer was required to make but failed to do so.

All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the applicable servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the related Protected Account or the Distribution Account prior to the distributions on the certificates.

Evidence as to Compliance

The Agreement will provide that on or before the date set forth in the Agreement, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the depositor, the master servicer and the securities administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Securities Administrator and the Master Servicer, on or before the date set forth in the Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, each servicer has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one servicing agreement.

The Agreement will also provide for delivery to the trustee on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer and the Securities Administrator”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:

•
the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer’s obligation to pay the compensation of the trustee and the custodian) to the extent required in the Agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that, the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

The Agreement will further provide that neither the master servicer, the depositor, the seller nor any director, officer, employee, or agent of the master servicer, the depositor or the seller will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, the sponsor nor any such person will be protected against any breach of its representations and warranties in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, the Agreement will provide that neither the master servicer, the depositor nor the seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer or the seller may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the seller is a party, or any person succeeding to the business of the master servicer or the seller, will be the successor of the master servicer or the seller, as applicable under the Agreement; provided that, such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that, such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected on pages S-5 and S-6 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class R, Class P and the Class I-B-IO, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, all of which are not offered publicly. The Class I-1A, Class I-2A and Class I-2X Certificates are also referred to as the Group I Senior Certificates; and the Class I-M Certificates and Class I-B Certificates are referred to in this prospectus supplement as the Group I Subordinate Certificates. The Class II-1A, Class II-2A and Class II-3A Certificates and the Group II Interest Only Certificates are collectively referred to as the Group II Senior Certificates; and the Class II-B Certificates are referred to in this prospectus supplement as the Group II Subordinate Certificates. The Certificates offered are collectively referred to in this prospectus supplement as the Offered Certificates.

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Minerva Mortgage Finance Corp.

The Group I Certificates and Group II Certificates are not cross-collateralized.

The trust will issue the offered certificates, other than the Class R Certificates, in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate Certificate Principal Balance of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Additionally, after the occurrence of an event of default under the Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such certificate owner’s fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date. In addition, on the Closing Date, the depositor shall cause to deposited into the Distribution Account an amount equal to $50 to be added to the Group I Principal Distribution Amount (which shall be deemed to be related to subgroup I-1) to make principal distributions to the Class R Certificates.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/Luminent Mortgage Trust 2006-3 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Distributions on the Group I Certificates

On each distribution date, the Securities Administrator will withdraw the available funds relating to Loan Group I from the Distribution Account for such distribution date and apply such amounts as follows:

First, to pay any accrued and unpaid interest on the related Group I Certificates in the following order of priority:

1. From Interest Funds in respect of Subgroup I-1 and Subgroup I-2, respectively, on each distribution date on and after the distribution date in May 2016, if applicable, to the Final Maturity Reserve Account, an amount equal to the related Coupon Strip for such distribution date;

2. From remaining Interest Funds in respect of:

(a) Subgroup I-1, concurrently to each class of Class I-1A Certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amounts owed to such class; and

(b) Subgroup I-2, concurrently, to each class of Class I-2A Certificates and the Class I-2X Certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amounts owed to such class;

3. From remaining Interest Funds in respect of both Subgroup I-1 and Subgroup I-2, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, the Current Interest for each such class;

4. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) and (B) below; and

5. Any remaining Excess Spread will be the Remaining Excess Spread and will be applied, together with the Overcollateralization Release Amount, as Excess Cashflow pursuant to clauses Third through Seventh below.

As described in the definition of “Current Interest,” the Current Interest on each class of Adjustable Rate Certificates is subject to reduction in the event of specified interest shortfalls and shortfalls resulting from Net Deferred Interest on the related mortgage loans allocated to that class of Certificates and the interest portion of Realized Losses on the mortgage loans allocated to that class of Certificates.

On any distribution date, any shortfalls on group I mortgage loans resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class I-B-IO Certificates, and thereafter, to the Current Interest payable to the Group I Offered Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Group I Offered Certificates will not be entitled to reimbursement for any such interest shortfalls.

Second, to pay as principal on the Adjustable Rate Certificates and Residual Certificates, in the following order of priority:

(A)	On each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Principal Distribution Amount for such distribution date will be distributed as follows:

1.  Concurrently as follows:

(a) An amount equal to the Subgroup I-1 Principal Distribution Amount will be distributed sequentially to (i) to the Class R Certificates until the Certificate Principal Balance thereof is reduced to zero and (ii) to each class of Class I-1A Certificates on a pro rata basis until the Certificate Principal Balance of each such class is reduced to zero;

(b) An amount equal to the Subgroup I-2 Principal Distribution Amount will be distributed to each class of Class I-2A Certificates on a pro rata basis until the Certificate Principal Balance of each such class is reduced to zero; and

2.  Any remaining Principal Distribution Amount will be distributed sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

(B)	On each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, the Principal Distribution Amount for such distribution date will be distributed as follows:

1.  Concurrently as follows:

(a) An amount up to the Class I-1A Principal Distribution Amount will be distributed to each class of Class I-1A Certificates on a pro rata basis until the Certificate Principal Balance of each such class is reduced to zero;

(b) An amount up to the Class I-2A Principal Distribution Amount will be distributed to each class of Class I-2A Certificates on a pro rata basis until the Certificate Principal Balance of each such class is reduced to zero;

2.  To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class I-M-3 Certificates, from any remaining Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class I-B-1 Certificates, from any remaining Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class I-B-2 Certificates, from any remaining Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class I-B-3 Certificates, from any remaining Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

8.  To the Class I-B-4 Certificates, from any remaining Principal Distribution Amount, the Class I-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

(C)
Notwithstanding the provisions of clauses Second (A) and (B) above, if on any distribution date the certificates in a Subgroup are no longer outstanding, the portion of the Principal Distribution Amount or the Class I-1A or Class I-2A Principal Distribution Amount, as applicable, otherwise allocable to such Subgroup will be allocated to the other Subgroup, after giving effect to distributions in Second (A) and (B) above, and will be distributed among the certificates in each Subgroup in the manner set forth in Second (A) or (B) above, as applicable, until the Certificate Principal Balance of each such class is reduced to zero.

Third, from any Excess Cashflow, to the Class I-1A Certificates and Class I-2A Certificates and Class I-2X Certificates, pro rata in accordance with the respective amounts owed to each such Class, (i) any Interest Carry-Forward Amount for each such class to the extent not fully paid pursuant to subclauses First 1 above and (ii) any Unpaid Realized Loss Amount for each such class, allocated to such class from mortgage loans in the related Loan Group, for such distribution date;

Fourth, from any remaining Excess Cashflow, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for such class, and second in an amount equal to any Unpaid Realized Loss Amount for such class;

Fifth, from any remaining Excess Cashflow, to the reserve fund (the “Group I Reserve Fund”) established in accordance with the terms of the Agreement, an amount equal to the sum of the Basis Risk Shortfall Carry-Forward Amounts, if any, with respect to the Group I Offered Certificates, in the order of priority and to the extent described in the first full paragraph below;

Sixth, from any remaining Excess Cashflow, to the Class I-B-IO certificates an amount specified in the Agreement; and

Seventh, any remaining amounts to the Class R Certificates.

On each distribution date, the securities administrator, after making the required distributions of interest and principal to the Group I Offered Certificates as described under “— Distributions on the Group I Certificates” and after the distribution of the Excess Cashflow as described above, the securities administrator will withdraw from the Group I Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Offered Certificates in respect of any Basis Risk Shortfall Carry-Forward Amounts due to each such class and payable under clause Fifth above in the following manner and order of priority: first, to the group I senior certificates (other than the Class I-2X Certificates), the related Basis Risk Shortfall Carry-Forward Amount for such distribution date for such class, on a pro rata basis, based on the entitlement of each such class; second, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, the related Basis Risk Shortfall Carry-forward for such distribution date for such class.

The Class P Certificates will be entitled to all prepayment charges received on the group I mortgage loans originated by Paul Financial. All prepayment charges on the group I mortgage loans, other than the mortgage loans originated by Paul Financial, will be retained by the related servicer. Any prepayment charges retained by the related servicer will not be available for distribution on any class of certificates.

When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part that are distributed to the certificateholders in the calendar month following the month in which the prepayment was made are required to be paid by the related servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the applicable distribution date. The servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act (and the certificate insurance policies will not cover such shortfalls for the related Offered Certificates). The amount of the Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to in this prospectus supplement as Compensating Interest Payments.

Pass-Through Rates for the Group I Offered Certificates

The pass-through rate per annum for each class of Group I Offered Certificates, other than the Class I-2X Certificates, will be equal to the least of:

•	One-Month LIBOR plus the related Margin;

•	10.50% per annum; and

•	the related Net Rate Cap.

The pass-through rate for the Class I-2X Certificates will be a fixed rate equal to 1.000% per annum.

Distributions on the Group II Certificates

On each distribution date, the Available Funds with respect to each Subgroup included in Loan Group II will be distributed as follows:

(A) On each distribution date, the Available Funds for Subgroup II-1 will be distributed to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates as follows:

first, to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates” below in this prospectus supplement;

second, to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Subgroup II-1; and

third, to the Class II-1A-1 Certificates and the Class II-1A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Subgroup II-1 for such distribution date, to the extent of remaining Available Funds for Subgroup II-1 until each such Certificate Principal Balance has been reduced to zero.

(B) On each distribution date, the Available Funds for Subgroup II-2 will be distributed to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates as follows:

first, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates” below in this prospectus supplement;

second, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Subgroup II-2; and

third, to the Class II-2A-1 Certificates and the Class II-2A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Subgroup II-2 for such distribution date, to the extent of remaining Available Funds for Subgroup II-2, until each such Certificate Principal Balance has been reduced to zero.

(C) On each distribution date, the Available Funds for Subgroup II-3 will be distributed to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

first, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates” below in this prospectus supplement;

second, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Subgroup II-3; and

third, to the Class II-3A-1 Certificates and the Class II-3A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Subgroup II-3 for such distribution date, to the extent of remaining Available Funds for Subgroup II-3, until each such Certificate Principal Balance has been reduced to zero.

(D) Except as provided in paragraphs (E) and (F) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero, such date being referred to in this prospectus supplement as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Subgroups in Loan Group II after the distributions set forth in paragraphs (A) through (C) above, will be distributed sequentially to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Subgroups in Loan Group II.

(E) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Subgroup or Groups to zero, the remaining Subgroups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Group II Senior Certificates in each Subgroup immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Subgroup allocated to such Senior Certificates, 100% of the Principal Prepayments on any group II mortgage loan in the Subgroup or Groups relating to the fully paid Subgroup or Groups. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Subgroup and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through (C) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group II mortgage loans in all Subgroups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group II Senior Certificates in accordance with this paragraph (E) will not be made and 100% of the Principal Prepayments on any group II mortgage loan in the Subgroup relating to the fully paid Subgroup will be allocated to the Group II Subordinate Certificates.

(F) If on any distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates in a Subgroup would be greater than the aggregate Stated Principal Balance of the group II mortgage loans in its related Subgroup and any Group II Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such Group II Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such distribution date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group II Senior Certificates over (y) the aggregate Stated Principal Balance of the group II mortgage loans in the related Subgroup. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated first to the Group II Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class II-B-6 Certificates. If there exists more than one undercollateralized Subgroup on a distribution date, amounts distributable to such undercollateralized Subgroups pursuant to this paragraph will be allocated between such undercollateralized Subgroups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the group II mortgage loans in their respective Subgroups.

(G) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (C) above on any distribution date, the remaining Available Funds for any Subgroup is less than the Senior Optimal Principal Amount for that Subgroup, the Senior Optimal Principal Amount for that Subgroup shall be reduced by that amount, and the remaining Available Funds for that Subgroup will be distributed as principal among the related classes of Senior Certificates in Loan Group II, pro rata, based on their respective Certificate Principal Balances.

Payments made on a class of Certificates with Available Funds from another Subgroup are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Subgroups.

All prepayment charges on the group II mortgage loans, other than the mortgage loans originated by Paul Financial, will be retained by the related servicer and these amounts will not be available for distribution on any class of certificates.

  Interest Distributions on the Group II Certificates

Holders of each class of Group II Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Subgroup for that distribution date, after reimbursement for certain advances to the Master Servicer and the servicers.

Holders of the Group II Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Subgroups included in Loan Group II on that distribution date after distributions of interest and principal to the Group II Senior Certificates, reimbursements for certain advances to the Master Servicer and the servicers and distributions of interest and principal to any class of Group II Subordinate Certificates having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of Group II Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a group II mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group II mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to in this prospectus supplement as “Prepayment Interest Shortfalls”.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group II Certificates on that distribution date will be offset by the related servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the group II mortgage loans serviced by such servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing Compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Realized Losses on the group II mortgage loans will further reduce the Accrued Certificate Interest payable to the Group II Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group II Subordinate Certificates, beginning with the class of Group II Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group II Senior Certificates. Once the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group II Senior Certificates related to the mortgage loans on which such Realized Losses occurred

If on any distribution date the Available Funds for any Subgroup is less than Accrued Certificate Interest on the related Group II Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related to the Group II Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Subgroup will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Subgroup remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

Pass-Through Rates for the Group II Offered Certificates

The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Group II Offered Certificates are as follows:

•
On or prior to the distribution date in February 2009, the Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-1 mortgage loans minus approximately 0.52187% per annum. On or after the distribution date in March 2009, the Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-1 mortgage loans. The Pass-Through Rate for each class of Class II-1A Certificates for the first Interest Accrual Period is approximately 5.71460% per annum.

•
On or prior to the distribution date in February 2009, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.52187% per annum based on a notional amount equal to the certificate principal balance of the Class II-1A Certificates. On or after the distribution date in March 2009, the Class II-1X-1 Certificates will not bear any interest and the pass-through rate on the Class II-1X-1 Certificates will be equal to 0.00% per annum.

•
On or prior to the distribution date in February 2011, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-2 mortgage loans minus approximately 0.44082% per annum. On or after the distribution date in March 2011, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-2 mortgage loans. The Pass-Through Rate for each class of Class II-2A Certificates for the first Interest Accrual Period is approximately 5.85000% per annum.

•
On or prior to the distribution date in February 2011, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.44082% per annum based on a notional amount equal to the certificate principal balance of the Class II-2A Certificates. On or after the distribution date in March 2011, the Class II-2X-1 Certificates will not bear any interest and the pass-through rate on the Class II-2X-1 Certificates will be equal to 0.00% per annum.

•
On or prior to the distribution date in February 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-3 mortgage loans minus approximately 0.39493% per annum. On or after the distribution date in March 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-3 mortgage loans. The Pass-Through Rate for each class of Class II-3A Certificates for the first Interest Accrual Period is approximately 5.85000% per annum.

•
On or prior to the distribution date in February 2011, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.39493% per annum based on a notional amount equal to the certificate principal balance of the Class II-3A Certificates. On or after the distribution date in March 2009, the Class II-3X-1 Certificates will not bear any interest and the pass-through rate on the Class II-3X-1 Certificates will be equal to 0.00% per annum.

•
The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Weighted Average Net Rates for all the Subgroups included in Loan Group II, weighted in proportion to the excess of the aggregate Stated Principal Balance of each such Subgroup over the aggregate Certificate Principal Balance of the Senior Certificates related to such Subgroup. The Pass-Through Rate for each class of Class II-B Certificates for the first Interest Accrual Period is approximately 6.26878% per annum.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of Certificates is based on the Certificate Principal Balance or Notional Balance of that class of Certificates. All distributions of interest on the Group I Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related interest accrual period. All distributions of interest on the Group II Certificates will be based on a 360-day year consisting of twelve 30-day months.

  Principal Distributions on the Group II Senior Certificates

Distributions in reduction of the Certificate Principal Balance of the Class II-1A Certificates will be made on each distribution date pursuant to priority third above of clause (A) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for Subgroup II-1 remaining after the distribution of interest on the Class II-1A Certificates and Class II-1X-1 Certificates will be allocated to related certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Subgroup for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class II-2A Certificates will be made on each distribution date pursuant to priority third above of clause (B) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for Subgroup II-2 remaining after the distribution of interest on the Class II-2A Certificates and the Class II-2X-1 Certificates will be allocated to related certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Subgroup for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class II-3A Certificates will be made on each distribution date pursuant to priority third above of clause (C) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for Subgroup II-3 remaining after the distribution of interest on the Class II-3A Certificates and the Class II-3X-1 Certificates will be allocated to related certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Subgroup for such distribution date.

In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group II Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Subgroup, amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such class or classes of Group II Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (F) under “—Distributions on the Certificates.”

The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Group II Senior Certificates related to a Subgroup and the percentage interest of such Loan Group evidenced by the Group II Subordinate Certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Group II Senior Certificates of the related Subgroup on each distribution date for the first seven years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Group II Senior Certificates of a Subgroup over an additional five year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the definition of Senior Prepayment Percentage are met, the Group II Subordinate Certificates will receive, on or prior to the distribution date occurring in April 2009, 50% (and after the distribution date occurring in April 2009, 100%) of the related Subordinate Percentage of prepayments on the mortgage loans in the related Subgroup during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related Subgroup exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the mortgage loans in the related Subgroup during the related Prepayment Period will be allocated to the Group II Senior Certificates in such Subgroup. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Group II Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Subgroup evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Subgroup of the Group II Subordinate Certificates relative to that of the Group II Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

The initial Senior Percentage for each Subgroup with respect to the group II mortgage loans will be approximately 92.65%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

  Principal Distributions on the Group II Subordinate Certificates

All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group II Senior Certificates will be allocated on a pro rata basis among the class of Group II Subordinate Certificates with the highest payment priority then outstanding and each other class of Group II Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As described above under “—Principal Distributions on the Group II Senior Certificates,” unless the amount of subordination provided to the Group II Senior Certificates by the Group II Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in a Subgroup will be allocated to the Group II Senior Certificates in the related Subgroup, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this prospectus supplement.

The initial Subordinate Percentages for each Subgroup in Loan Group II will be approximately 7.35%.

For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group II mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” in this prospectus supplement.

Allocation of Losses

General

Subordination provides the holders of Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. In the case of the Group I Certificates only, only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Group I Subordinate Certificates.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to mortgage loans in the related Loan Group will generally be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority. However, in the case of the Group II Certificates, after the Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Subgroup included in Loan Group II will be reduced by the amount of any Debt Service Reductions applicable to the group II mortgage loans of the related Subgroup. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Subgroup that would otherwise be available for distribution on a distribution date.

In the event that the related servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under “Description of the Certificates-Distributions on the Group I Certificates” and “—Distributions on the Certificates on the Group II Certificates” in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to related certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of related certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Group I Certificates

The Applied Realized Loss Amount for the mortgage loans shall be allocated first, sequentially, to the Class I-B-4, Class I-B-3, Class I-B-2, Class I-B-1, Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, in that order, in each case until the Certificate Principal Balance of such class has been reduced to zero.  Thereafter, the principal portion of Realized Losses on (I) the subgroup I-1 mortgage loans will be allocated on any distribution date first to the Class I-1A-3 Certificates, then to the Class I-1A-2 Certificates and then to the Class I-1A-1 Certificates in each case until the certificate principal balance thereof has been reduced to zero and (II) the subgroup I-2 mortgage loans will be allocated on any distribution date first to the Class I-2A-3 Certificates, then to the Class I-2A-2 Certificates and then to the Class I-2A-1 Certificates, in each until the certificate principal balance thereof has been reduced to zero.

Group II Certificates

The principal portion of Realized Losses on the group II mortgage loans will be allocated on any distribution date as follows: first, to the Class II-B-6 Certificates; second, to the Class II-B-5 Certificates; third, to the Class II-B-4 Certificates; fourth, to the Class II-B-3 Certificates; fifth, to the Class II-B-2 Certificates; and sixth, to the Class II-B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the group II mortgage loans in each Subgroup will be allocated on any distribution date to the Senior Certificates (other than the Group II Interest Only Certificates) in the related Subgroup. Once any of the Class II-1A-1 Certificates and Class II-1A-2 Certificates, in the aggregate, the Class II-2A-1 Certificates and Class II-2A-2 Certificates, in the aggregate, or the Class II-3A-1 Certificates and Class II-3A-2 Certificates, in the aggregate, have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Subgroup (if any) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining outstanding Senior Certificates of the other Subgroups, pro rata, based upon their respective Certificate Principal Balances. The principal portion of any Realized Losses that are allocated to the certificates in Subgroup II-1 will be allocated first to the Class II-1A-2 Certificates and then to the Class II-1A-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the certificates in Subgroup II-2 will be allocated first to the Class II-2A-2 Certificates and then to the Class II-2A-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the certificates in Subgroup II-3 will be allocated first to the Class II-3A-2 Certificates and then to the Class II-3A-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero.

No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group II Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date and (ii) Group II Senior Certificates of a Subgroup shall be made on any distribution date on account of Realized Losses in the related Subgroup to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Subgroup as of such distribution date to an amount less than the Stated Principal Balances of the group II mortgage loans in the related Subgroup as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to in this prospectus supplement as the Loss Allocation Limitation.

Final Maturity Reserve Account

On the distribution date occurring in May 2016, or on any distribution date thereafter, up to and including the distribution date for the Group I Offered Certificates in May 2036, if any Group I Offered Certificates are outstanding and the aggregate Stated Principal Balance of the group I mortgage loans with original terms to maturity in excess of 30 years is greater than the amount specified in Schedule B to this prospectus supplement for the related distribution date, the Securities Administrator will be required to deposit from Interest Funds into the Final Maturity Reserve Account the Coupon Strip for such distribution date until the amount on deposit in the Final Maturity Reserve Account is equal to the Final Maturity Reserve Account Target. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC. On any applicable distribution date, the “Coupon Strip” shall be an amount equal to the lesser of (a) the product of (i) 1.00%, (ii) the aggregate Stated Principal Balance of the subgroup I mortgage loans with original terms to maturity in excess of 30 years as of the Due Date occurring in the month prior to such distribution date and (iii) one-twelfth and (b) the excess of (i) the Final Maturity Reserve Account Target for such distribution date over (ii) the amount on deposit in the Final Maturity Reserve Account immediately prior to such distribution date. The “Final Maturity Reserve Account Target” means, for any distribution date beginning with the distribution date in May 2016, the lesser of (a) the product of (i) the aggregate Stated Principal Balance of the group I mortgage loans with original terms to maturity in excess of 30 years as of the Due Date occurring in the month prior to such distribution date and (ii) the fraction the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $4,414,578.

On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the Certificate Principal Balance of the Group I Offered Certificates and (ii) the aggregate Stated Principal Balance of the group I mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class I-B-IO Certificates.

On the earlier of the distribution date occurring in May 2036 and the distribution date on which the final distribution of payments from the group I mortgage loans and the other assets in the trust is expected to be made, any remaining amounts on deposit in the Final Maturity Reserve Account will be distributed to the Group I Offered Certificates in the following order of priority:

(1) to the Class I-1A Certificates and Class I-2A Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balance until the Certificate Principal Balances thereof have been reduced to zero;

(2) sequentially, to the Class I-M-1, Class I-M-2, Class I-M--3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, after giving effect to principal distributions on such distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

(4)  to each class of Group I Offered Certificates, any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in “Description of the Certificates—Distributions on the Certificates;”

(5) to each class of Group I Offered Certificates, any Basis Risk Shortfall Carry-forward Amount for each such class remaining unpaid after giving effect to the distributions on such distribution date in accordance with payment priorities set forth in “Description of the Certificates—Distributions on the Certificates;” and

(6) to the Class I-B-IO Certificates, any remaining amount.

If the mortgage loans are purchased in connection with an optional termination of the trust estate, the funds on deposit in the Final Maturity Reserve Account will be used to make payments in accordance with priorities (5) and (6) above after application of the purchase price pursuant to the exercise of the optional termination.

The Corridor Contracts

The Trustee will enter into a series of interest rate corridor contracts with the Corridor Contract Provider primarily for the benefit of the (i) Class I-1A Certificates (the "Class I-1A Corridor Contract”), (ii) the Class I-2A Certificates (the "Class I-2A Corridor Contract”), (iii) the Class I-M-1 Certificates (the "Class I-M-1 Corridor Contract”), (iv) the Class I-M-2 Certificates (the "Class I-M-2 Corridor Contract”), (v) the Class I-M-3 Certificates (the Class I-M-3 Corridor Contract”), (vi) the Class I-B-1 Certificates (the "Class I-B-1 Corridor Contract”), (vii) the Class I-B-2 Certificates (the "Class I-B-2 Corridor Contract”), (viii) the Class I-B-3 Certificates (the "Class I-B-3 Corridor Contract”) and (ix) the Class I-B-4 Certificates (the Class B-4 Corridor Contract”). The (i) Class I-1A Corridor Contract, (ii) the Class I-2A Corridor Contract and (iii) the Class I-M-1 Corridor Contract, the Class I-M-2 Corridor Contract, the Class I-M-3 Corridor Contract, the Class I-B-1 Corridor Contract, the Class I-B-2 Corridor Contract, the Class I-B-3 Corridor Contract and the Class B-4 Corridor Contract (collectively, the “Subordinate Corridor Contracts”), are collectively referred to in this prospectus supplement as the “Corridor Contracts.”

On each Distribution Date, payments under each Corridor Contract will be an amount equal to the product of (i) the excess of (A) the lesser of (1) the then current One-Month LIBOR for such Distribution Date (as determined under such Corridor Contract) and (2) 10.50% per annum over (B) the related strike rate set forth in the applicable table below, (ii) the lesser of (a) (x) in the case of the Class I-1A Corridor Contract, the aggregate Certificate Principal Balance of the Class I-1A Certificates for such Distribution Date, (y) in the case of the Class I-2A Corridor Contract, the aggregate Certificate Principal Balance of the Class I-2A Certificates for such Distribution Date and (z) in the case of each Subordinate Corridor Contract, the Certificate Principal Balance of the related Group I Subordinate Certificates for such Distribution Date and (b) the related notional balance set forth in the applicable table below, and (iii) the actual number of days in the corresponding accrual period divided by 360.

Month of Distribution Date	Notional Balance of Class I-1A Corridor Contract ($)	Strike Rate of Class I-1A Corridor Contract (%)
May 25, 2006	168,180,000.00	100.00
June 25, 2006	164,238,210.87	9.90
July 25, 2006	160,874,921.18	10.23
August 25, 2006	157,576,397.26	9.90
September 25, 2006	154,341,308.21	9.91
October 25, 2006	151,168,389.94	10.24
November 25, 2006	148,056,312.79	9.91
December 25, 2006	145,003,234.52	10.24
January 25, 2007	142,006,171.33	9.91
February 25, 2007	139,060,387.77	9.91
March 25, 2007	136,165,263.56	10.97
April 25, 2007	133,312,497.40	9.91
May 25, 2007	130,502,940.55	10.24
June 25, 2007	127,730,382.22	9.91
July 25, 2007	124,933,187.38	10.24
August 25, 2007	122,030,862.87	9.91
September 25, 2007	119,186,587.30	9.91
October 25, 2007	116,401,620.25	10.24
November 25, 2007	113,673,428.82	9.90
December 25, 2007	110,841,358.61	10.23
January 25, 2008	107,996,825.55	9.90
February 25, 2008	105,214,136.24	9.90
March 25, 2008	102,491,472.90	10.58
April 25, 2008	99,821,202.32	9.90
May 25, 2008	97,209,885.71	10.23
June 25, 2008	94,656,879.65	9.89
July 25, 2008	92,159,049.58	10.22
August 25, 2008	89,717,030.89	9.89
September 25, 2008	87,257,094.30	9.89
October 25, 2008	84,720,927.49	10.22
November 25, 2008	82,236,338.94	9.89
December 25, 2008	79,801,164.86	10.22
January 25, 2009	77,399,115.82	9.89
February 25, 2009	75,054,553.98	9.89
March 25, 2009	72,760,270.74	10.95
April 25, 2009	70,521,035.87	9.89
May 25, 2009	68,335,580.99	10.22
June 25, 2009	66,202,575.80	9.89
July 25, 2009	64,120,110.50	10.22
August 25, 2009	62,087,187.41	9.89
September 25, 2009	60,103,132.34	9.89
October 25, 2009	58,166,776.80	10.22
November 25, 2009	56,276,980.17	9.89
December 25, 2009	54,514,889.00	10.22
January 25, 2010	53,187,390.35	9.89
February 25, 2010	51,891,823.73	9.89
March 25, 2010	50,627,425.29	10.95
April 25, 2010	49,393,449.40	9.89
May 25, 2010	48,189,168.21	10.22
June 25, 2010	47,013,871.19	9.89
July 25, 2010	45,866,864.80	10.22
August 25, 2010	44,747,471.98	9.89
September 25, 2010	43,655,031.85	9.89
October 25, 2010	42,588,899.29	10.22
November 25, 2010	41,548,444.55	9.89
December 25, 2010	40,533,052.89	10.22
January 25, 2011	39,542,124.25	9.89
February 25, 2011	38,575,072.88	9.89
March 25, 2011	37,631,326.99	10.95
April 25, 2011	36,710,328.45	9.89
May 25, 2011	35,811,532.41	10.22
June 25, 2011	34,934,407.05	9.89
July 25, 2011	34,078,433.22	10.22
August 25, 2011	33,243,104.17	9.89
September 25, 2011	32,427,925.23	9.89
October 25, 2011	31,632,413.54	10.22
November 25, 2011	30,856,097.76	9.89
December 25, 2011	30,098,517.80	10.22
January 25, 2012	29,359,224.56	9.89
February 25, 2012	28,637,779.64	9.89
March 25, 2012	27,933,755.12	10.58
April 25, 2012	27,246,733.29	9.90
May 25, 2012	27,246,733.29	10.23
June 25, 2012	27,246,733.29	9.90
July 25, 2012	27,098,828.71	10.23
August 25, 2012	26,431,488.38	9.90
September 25, 2012	25,780,279.09	9.90
October 25, 2012	25,144,813.81	10.23
November 25, 2012	24,524,714.72	9.90
December 25, 2012	23,919,613.05	10.23
January 25, 2013	23,329,148.83	9.90
February 25, 2013	22,752,970.67	9.90
March 25, 2013	22,190,735.61	10.96
April 25, 2013	21,642,108.87	9.90
May 25, 2013	21,106,763.65	10.23
June 25, 2013	20,584,380.98	9.90
July 25, 2013	20,074,649.51	10.23
August 25, 2013	19,577,265.33	9.90
September 25, 2013	19,091,931.79	9.90
October 25, 2013	18,618,359.33	10.23
November 25, 2013	18,156,265.32	9.90
December 25, 2013	17,705,373.88	10.23
January 25, 2014	17,265,415.72	9.90
February 25, 2014	16,836,128.01	9.90
March 25, 2014	16,417,254.18	10.96
April 25, 2014	16,008,543.81	9.90
May 25, 2014	15,609,752.47	10.23
June 25, 2014	15,220,641.57	9.90
July 25, 2014	14,840,978.23	10.23

Payments under the Class I-1A Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-1A Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-2A Corridor Contract ($)	Strike Rate of Class I-2A Corridor Contract (%)
May 25, 2006	162,097,000.00	100.00
June 25, 2006	158,265,562.67	8.56
July 25, 2006	154,983,128.08	8.91
August 25, 2006	151,764,496.68	8.56
September 25, 2006	148,608,369.91	8.56
October 25, 2006	145,513,333.76	8.92
November 25, 2006	142,478,215.34	8.56
December 25, 2006	139,501,746.92	8.92
January 25, 2007	136,582,435.62	8.57
February 25, 2007	133,719,144.76	8.57
March 25, 2007	130,906,200.25	9.70
April 25, 2007	128,134,015.57	8.57
May 25, 2007	125,402,550.05	8.92
June 25, 2007	122,681,176.56	8.57
July 25, 2007	119,980,190.59	8.92
August 25, 2007	117,273,544.21	8.57
September 25, 2007	114,616,372.95	8.57
October 25, 2007	112,013,116.30	8.92
November 25, 2007	109,462,061.99	8.56
December 25, 2007	106,959,180.31	8.91
January 25, 2008	104,460,379.70	8.56
February 25, 2008	102,012,973.12	8.56
March 25, 2008	99,612,129.59	9.28
April 25, 2008	97,250,346.30	8.56
May 25, 2008	94,929,504.62	8.91
June 25, 2008	92,591,641.18	8.55
July 25, 2008	90,297,437.48	8.90
August 25, 2008	88,026,572.04	8.55
September 25, 2008	85,610,578.25	8.55
October 25, 2008	83,241,982.61	8.90
November 25, 2008	80,912,196.03	8.55
December 25, 2008	78,547,690.04	8.90
January 25, 2009	76,218,661.49	8.55
February 25, 2009	73,943,799.38	8.55
March 25, 2009	71,718,820.56	9.68
April 25, 2009	69,540,778.41	8.55
May 25, 2009	67,405,691.16	8.90
June 25, 2009	65,321,755.31	8.55
July 25, 2009	63,287,501.30	8.90
August 25, 2009	61,301,996.41	8.55
September 25, 2009	59,364,077.18	8.55
October 25, 2009	57,467,735.89	8.90
November 25, 2009	55,616,927.18	8.55
December 25, 2009	53,890,178.98	8.90
January 25, 2010	52,589,271.58	8.55
February 25, 2010	51,319,622.11	8.55
March 25, 2010	50,080,325.66	9.68
April 25, 2010	48,870,750.42	8.55
May 25, 2010	47,690,252.91	8.90
June 25, 2010	46,538,137.74	8.55
July 25, 2010	45,413,726.13	8.90
August 25, 2010	44,316,355.46	8.55
September 25, 2010	43,245,378.91	8.55
October 25, 2010	42,200,165.07	8.90
November 25, 2010	41,180,097.61	8.55
December 25, 2010	40,184,574.86	8.90
January 25, 2011	39,213,009.51	8.55
February 25, 2011	38,264,828.26	8.55
March 25, 2011	37,339,471.47	9.68
April 25, 2011	36,436,392.84	8.55
May 25, 2011	35,555,059.13	8.90
June 25, 2011	34,694,949.77	8.55
July 25, 2011	33,855,556.64	8.90
August 25, 2011	33,036,383.73	8.55
September 25, 2011	32,236,946.85	8.55
October 25, 2011	31,456,773.38	8.90
November 25, 2011	30,695,401.97	8.55
December 25, 2011	29,952,382.25	8.90
January 25, 2012	29,227,274.64	8.55
February 25, 2012	28,519,650.01	8.55
March 25, 2012	27,829,089.49	9.28
April 25, 2012	27,155,184.20	8.55
May 25, 2012	27,155,184.20	8.90
June 25, 2012	27,155,184.20	8.55
July 25, 2012	27,010,088.66	8.90
August 25, 2012	26,355,399.87	8.55
September 25, 2012	25,716,513.89	8.55
October 25, 2012	25,093,051.83	8.91
November 25, 2012	24,484,643.85	8.55
December 25, 2012	23,890,928.94	8.91
January 25, 2013	23,311,554.70	8.55
February 25, 2013	22,746,177.16	8.55
March 25, 2013	22,194,460.55	9.68
April 25, 2013	21,656,077.13	8.55
May 25, 2013	21,130,706.98	8.91
June 25, 2013	20,618,037.83	8.55
July 25, 2013	20,117,764.86	8.91
August 25, 2013	19,629,590.53	8.55
September 25, 2013	19,153,224.43	8.55
October 25, 2013	18,688,383.05	8.91
November 25, 2013	18,234,789.70	8.55
December 25, 2013	17,792,174.26	8.91
January 25, 2014	17,360,273.09	8.55
February 25, 2014	16,938,828.85	8.55
March 25, 2014	16,527,590.34	9.68
April 25, 2014	16,126,312.36	8.55
May 25, 2014	15,734,755.60	8.91
June 25, 2014	15,352,686.44	8.55
July 25, 2014	14,979,876.85	8.91

Payments under the Class I-2A Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-2A Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-M-1 Corridor Contract ($)	Strike Rate of Class I-M-1 Corridor Contract (%)
May 25, 2006	11,809,000.00	100.00
June 25, 2006	11,809,000.00	9.75
July 25, 2006	11,809,000.00	10.08
August 25, 2006	11,809,000.00	9.75
September 25, 2006	11,809,000.00	9.75
October 25, 2006	11,809,000.00	10.08
November 25, 2006	11,809,000.00	9.76
December 25, 2006	11,809,000.00	10.08
January 25, 2007	11,809,000.00	9.76
February 25, 2007	11,809,000.00	9.76
March 25, 2007	11,809,000.00	10.80
April 25, 2007	11,809,000.00	9.76
May 25, 2007	11,809,000.00	10.09
June 25, 2007	11,809,000.00	9.76
July 25, 2007	11,809,000.00	10.09
August 25, 2007	11,809,000.00	9.76
September 25, 2007	11,809,000.00	9.76
October 25, 2007	11,809,000.00	10.08
November 25, 2007	11,809,000.00	9.75
December 25, 2007	11,809,000.00	10.08
January 25, 2008	11,809,000.00	9.75
February 25, 2008	11,809,000.00	9.75
March 25, 2008	11,809,000.00	10.42
April 25, 2008	11,809,000.00	9.74
May 25, 2008	11,809,000.00	10.07
June 25, 2008	11,809,000.00	9.74
July 25, 2008	11,809,000.00	10.07
August 25, 2008	11,809,000.00	9.74
September 25, 2008	11,809,000.00	9.74
October 25, 2008	11,809,000.00	10.06
November 25, 2008	11,809,000.00	9.74
December 25, 2008	11,809,000.00	10.06
January 25, 2009	11,809,000.00	9.74
February 25, 2009	11,809,000.00	9.74
March 25, 2009	11,809,000.00	10.78
April 25, 2009	11,809,000.00	9.74
May 25, 2009	11,809,000.00	10.06
June 25, 2009	11,809,000.00	9.74
July 25, 2009	11,809,000.00	10.06
August 25, 2009	11,809,000.00	9.74
September 25, 2009	11,809,000.00	9.74
October 25, 2009	11,809,000.00	10.06
November 25, 2009	11,809,000.00	9.74
December 25, 2009	11,759,362.10	10.06
January 25, 2010	11,474,242.79	9.74
February 25, 2010	11,195,978.08	9.74
March 25, 2010	10,924,386.95	10.78
April 25, 2010	10,659,319.98	9.74
May 25, 2010	10,400,628.42	10.06
June 25, 2010	10,148,159.76	9.74
July 25, 2010	9,901,765.12	10.06
August 25, 2010	9,661,299.20	9.74
September 25, 2010	9,426,620.14	9.74
October 25, 2010	9,197,589.45	10.06
November 25, 2010	8,974,071.98	9.74
December 25, 2010	8,755,935.77	10.06
January 25, 2011	8,543,052.02	9.74
February 25, 2011	8,335,295.00	9.74
March 25, 2011	8,132,541.98	10.78
April 25, 2011	7,934,673.15	9.74
May 25, 2011	7,741,571.56	10.06
June 25, 2011	7,553,123.07	9.74
July 25, 2011	7,369,216.22	10.07
August 25, 2011	7,189,742.26	9.74
September 25, 2011	7,014,594.98	9.74
October 25, 2011	6,843,670.76	10.07
November 25, 2011	6,676,868.40	9.74
December 25, 2011	6,514,089.16	10.07
January 25, 2012	6,355,236.62	9.74
February 25, 2012	6,200,216.69	9.74
March 25, 2012	6,048,937.51	10.41
April 25, 2012	5,901,309.40	9.74
May 25, 2012	5,901,309.40	10.07
June 25, 2012	5,555,074.27	9.74
July 25, 2012	4,383,573.37	10.07
August 25, 2012	4,276,470.66	9.74
September 25, 2012	4,171,955.04	9.74
October 25, 2012	4,069,964.45	10.07
November 25, 2012	3,970,438.32	9.74
December 25, 2012	3,873,317.54	10.07
January 25, 2013	3,778,544.39	9.74
February 25, 2013	3,686,062.53	9.74
March 25, 2013	3,595,816.98	10.79
April 25, 2013	3,507,754.07	9.74
May 25, 2013	3,421,821.40	10.07
June 25, 2013	3,337,967.84	9.74
July 25, 2013	3,256,143.46	10.07
August 25, 2013	3,176,299.54	9.74
September 25, 2013	3,098,388.52	9.74
October 25, 2013	3,022,363.97	10.07
November 25, 2013	2,948,180.59	9.74
December 25, 2013	2,875,794.13	10.07
January 25, 2014	2,805,161.42	9.74
February 25, 2014	2,736,240.32	9.74
March 25, 2014	2,668,989.70	10.79
April 25, 2014	2,603,369.40	9.74
May 25, 2014	2,539,340.24	10.07
June 25, 2014	2,476,863.95	9.74
July 25, 2014	2,415,903.19	10.07

Payments under the Class I-M-1 Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-M-1 Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-M-2 Corridor Contract ($)	Strike Rate of Class I-M-2 Corridor Contract (%)
May 25, 2006	7,380,000.00	100.00
June 25, 2006	7,380,000.00	9.75
July 25, 2006	7,380,000.00	10.08
August 25, 2006	7,380,000.00	9.75
September 25, 2006	7,380,000.00	9.75
October 25, 2006	7,380,000.00	10.08
November 25, 2006	7,380,000.00	9.76
December 25, 2006	7,380,000.00	10.08
January 25, 2007	7,380,000.00	9.76
February 25, 2007	7,380,000.00	9.76
March 25, 2007	7,380,000.00	10.80
April 25, 2007	7,380,000.00	9.76
May 25, 2007	7,380,000.00	10.09
June 25, 2007	7,380,000.00	9.76
July 25, 2007	7,380,000.00	10.09
August 25, 2007	7,380,000.00	9.76
September 25, 2007	7,380,000.00	9.76
October 25, 2007	7,380,000.00	10.08
November 25, 2007	7,380,000.00	9.75
December 25, 2007	7,380,000.00	10.08
January 25, 2008	7,380,000.00	9.75
February 25, 2008	7,380,000.00	9.75
March 25, 2008	7,380,000.00	10.42
April 25, 2008	7,380,000.00	9.74
May 25, 2008	7,380,000.00	10.07
June 25, 2008	7,380,000.00	9.74
July 25, 2008	7,380,000.00	10.07
August 25, 2008	7,380,000.00	9.74
September 25, 2008	7,380,000.00	9.74
October 25, 2008	7,380,000.00	10.06
November 25, 2008	7,380,000.00	9.74
December 25, 2008	7,380,000.00	10.06
January 25, 2009	7,380,000.00	9.74
February 25, 2009	7,380,000.00	9.74
March 25, 2009	7,380,000.00	10.78
April 25, 2009	7,380,000.00	9.74
May 25, 2009	7,380,000.00	10.06
June 25, 2009	7,380,000.00	9.74
July 25, 2009	7,380,000.00	10.06
August 25, 2009	7,380,000.00	9.74
September 25, 2009	7,380,000.00	9.74
October 25, 2009	7,380,000.00	10.06
November 25, 2009	7,380,000.00	9.74
December 25, 2009	7,348,978.94	10.06
January 25, 2010	7,170,794.46	9.74
February 25, 2010	6,996,893.74	9.74
March 25, 2010	6,827,163.66	10.78
April 25, 2010	6,661,510.84	9.74
May 25, 2010	6,499,842.30	10.06
June 25, 2010	6,342,062.75	9.74
July 25, 2010	6,188,079.14	10.06
August 25, 2010	6,037,800.67	9.74
September 25, 2010	5,891,138.68	9.74
October 25, 2010	5,748,006.62	10.06
November 25, 2010	5,608,320.03	9.74
December 25, 2010	5,471,996.44	10.06
January 25, 2011	5,338,955.37	9.74
February 25, 2011	5,209,118.22	9.74
March 25, 2011	5,082,408.32	10.78
April 25, 2011	4,958,750.77	9.74
May 25, 2011	4,838,072.50	10.06
June 25, 2011	4,720,302.16	9.74
July 25, 2011	4,605,370.12	10.07
August 25, 2011	4,493,208.39	9.74
September 25, 2011	4,383,750.61	9.74
October 25, 2011	4,276,932.02	10.07
November 25, 2011	4,172,689.37	9.74
December 25, 2011	4,070,960.96	10.07
January 25, 2012	3,971,686.53	9.74
February 25, 2012	3,874,807.28	9.74
March 25, 2012	3,780,265.80	10.41
April 25, 2012	3,688,006.04	9.74
May 25, 2012	3,688,006.04	10.07
June 25, 2012	2,808,091.40	9.74
July 25, 2012	2,739,501.35	10.07
August 25, 2012	2,672,567.83	9.74
September 25, 2012	2,607,251.10	9.74
October 25, 2012	2,543,512.38	10.07
November 25, 2012	2,481,313.81	9.74
December 25, 2012	2,420,618.47	10.07
January 25, 2013	2,361,390.26	9.74
February 25, 2013	2,303,593.99	9.74
March 25, 2013	2,247,195.30	10.79
April 25, 2013	2,192,160.64	9.74
May 25, 2013	2,138,457.27	10.07
June 25, 2013	2,086,053.23	9.74
July 25, 2013	2,034,917.33	10.07
August 25, 2013	1,985,019.10	9.74
September 25, 2013	1,936,328.84	9.74
October 25, 2013	1,888,817.52	10.07
November 25, 2013	1,842,456.83	9.74
December 25, 2013	1,797,219.13	10.07
January 25, 2014	1,753,077.42	9.74
February 25, 2014	1,710,005.38	9.74
March 25, 2014	1,667,977.30	10.79
April 25, 2014	1,626,968.09	9.74
May 25, 2014	1,586,953.25	10.07
June 25, 2014	1,547,908.88	9.74
July 25, 2014	1,509,811.63	10.07

Payments under the Class I-M-2 Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-M-2 Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-M-3 Corridor Contract ($)	Strike Rate of Class I-M-3 Corridor Contract (%)
May 25, 2006	2,583,000.00	100.00
June 25, 2006	2,583,000.00	9.75
July 25, 2006	2,583,000.00	10.08
August 25, 2006	2,583,000.00	9.75
September 25, 2006	2,583,000.00	9.75
October 25, 2006	2,583,000.00	10.08
November 25, 2006	2,583,000.00	9.76
December 25, 2006	2,583,000.00	10.08
January 25, 2007	2,583,000.00	9.76
February 25, 2007	2,583,000.00	9.76
March 25, 2007	2,583,000.00	10.80
April 25, 2007	2,583,000.00	9.76
May 25, 2007	2,583,000.00	10.09
June 25, 2007	2,583,000.00	9.76
July 25, 2007	2,583,000.00	10.09
August 25, 2007	2,583,000.00	9.76
September 25, 2007	2,583,000.00	9.76
October 25, 2007	2,583,000.00	10.08
November 25, 2007	2,583,000.00	9.75
December 25, 2007	2,583,000.00	10.08
January 25, 2008	2,583,000.00	9.75
February 25, 2008	2,583,000.00	9.75
March 25, 2008	2,583,000.00	10.42
April 25, 2008	2,583,000.00	9.74
May 25, 2008	2,583,000.00	10.07
June 25, 2008	2,583,000.00	9.74
July 25, 2008	2,583,000.00	10.07
August 25, 2008	2,583,000.00	9.74
September 25, 2008	2,583,000.00	9.74
October 25, 2008	2,583,000.00	10.06
November 25, 2008	2,583,000.00	9.74
December 25, 2008	2,583,000.00	10.06
January 25, 2009	2,583,000.00	9.74
February 25, 2009	2,583,000.00	9.74
March 25, 2009	2,583,000.00	10.78
April 25, 2009	2,583,000.00	9.74
May 25, 2009	2,583,000.00	10.06
June 25, 2009	2,583,000.00	9.74
July 25, 2009	2,583,000.00	10.06
August 25, 2009	2,583,000.00	9.74
September 25, 2009	2,583,000.00	9.74
October 25, 2009	2,583,000.00	10.06
November 25, 2009	2,583,000.00	9.74
December 25, 2009	2,572,142.63	10.06
January 25, 2010	2,509,778.06	9.74
February 25, 2010	2,448,912.81	9.74
March 25, 2010	2,389,507.28	10.78
April 25, 2010	2,331,528.79	9.74
May 25, 2010	2,274,944.81	10.06
June 25, 2010	2,219,721.96	9.74
July 25, 2010	2,165,827.70	10.06
August 25, 2010	2,113,230.23	9.74
September 25, 2010	2,061,898.54	9.74
October 25, 2010	2,011,802.32	10.06
November 25, 2010	1,962,912.01	9.74
December 25, 2010	1,915,198.76	10.06
January 25, 2011	1,868,634.38	9.74
February 25, 2011	1,823,191.38	9.74
March 25, 2011	1,778,842.91	10.78
April 25, 2011	1,735,562.77	9.74
May 25, 2011	1,693,325.37	10.06
June 25, 2011	1,652,105.76	9.74
July 25, 2011	1,611,879.54	10.07
August 25, 2011	1,572,622.94	9.74
September 25, 2011	1,534,312.71	9.74
October 25, 2011	1,496,926.21	10.07
November 25, 2011	1,460,441.28	9.74
December 25, 2011	1,424,836.34	10.07
January 25, 2012	1,390,090.29	9.74
February 25, 2012	1,356,182.55	9.74
March 25, 2012	1,323,093.03	10.41
April 25, 2012	1,290,802.12	9.74
May 25, 2012	1,290,802.12	10.07
June 25, 2012	982,831.99	9.74
July 25, 2012	958,825.47	10.07
August 25, 2012	935,398.74	9.74
September 25, 2012	912,537.88	9.74
October 25, 2012	890,229.33	10.07
November 25, 2012	868,459.84	9.74
December 25, 2012	847,216.46	10.07
January 25, 2013	826,486.59	9.74
February 25, 2013	806,257.90	9.74
March 25, 2013	786,518.36	10.79
April 25, 2013	767,256.23	9.74
May 25, 2013	748,460.05	10.07
June 25, 2013	730,118.63	9.74
July 25, 2013	712,221.06	10.07
August 25, 2013	694,756.69	9.74
September 25, 2013	677,715.09	9.74
October 25, 2013	661,086.13	10.07
November 25, 2013	644,859.89	9.74
December 25, 2013	629,026.69	10.07
January 25, 2014	613,577.10	9.74
February 25, 2014	598,501.88	9.74
March 25, 2014	583,792.06	10.79
April 25, 2014	569,438.83	9.74
May 25, 2014	555,433.64	10.07
June 25, 2014	541,768.11	9.74
July 25, 2014	528,434.07	10.07

Payments under the Class I-M-3 Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-M-3 Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-B-1 Corridor Contract ($)	Strike Rate of Class I-B-1 Corridor Contract (%)
May 25, 2006	4,244,000.00	100.00
June 25, 2006	4,244,000.00	9.75
July 25, 2006	4,244,000.00	10.08
August 25, 2006	4,244,000.00	9.75
September 25, 2006	4,244,000.00	9.75
October 25, 2006	4,244,000.00	10.08
November 25, 2006	4,244,000.00	9.76
December 25, 2006	4,244,000.00	10.08
January 25, 2007	4,244,000.00	9.76
February 25, 2007	4,244,000.00	9.76
March 25, 2007	4,244,000.00	10.80
April 25, 2007	4,244,000.00	9.76
May 25, 2007	4,244,000.00	10.09
June 25, 2007	4,244,000.00	9.76
July 25, 2007	4,244,000.00	10.09
August 25, 2007	4,244,000.00	9.76
September 25, 2007	4,244,000.00	9.76
October 25, 2007	4,244,000.00	10.08
November 25, 2007	4,244,000.00	9.75
December 25, 2007	4,244,000.00	10.08
January 25, 2008	4,244,000.00	9.75
February 25, 2008	4,244,000.00	9.75
March 25, 2008	4,244,000.00	10.42
April 25, 2008	4,244,000.00	9.74
May 25, 2008	4,244,000.00	10.07
June 25, 2008	4,244,000.00	9.74
July 25, 2008	4,244,000.00	10.07
August 25, 2008	4,244,000.00	9.74
September 25, 2008	4,244,000.00	9.74
October 25, 2008	4,244,000.00	10.06
November 25, 2008	4,244,000.00	9.74
December 25, 2008	4,244,000.00	10.06
January 25, 2009	4,244,000.00	9.74
February 25, 2009	4,244,000.00	9.74
March 25, 2009	4,244,000.00	10.78
April 25, 2009	4,244,000.00	9.74
May 25, 2009	4,244,000.00	10.06
June 25, 2009	4,244,000.00	9.74
July 25, 2009	4,244,000.00	10.06
August 25, 2009	4,244,000.00	9.74
September 25, 2009	4,244,000.00	9.74
October 25, 2009	4,244,000.00	10.06
November 25, 2009	4,244,000.00	9.74
December 25, 2009	4,226,160.79	10.06
January 25, 2010	4,123,692.64	9.74
February 25, 2010	4,023,687.95	9.74
March 25, 2010	3,926,081.65	10.78
April 25, 2010	3,830,820.05	9.74
May 25, 2010	3,737,849.69	10.06
June 25, 2010	3,647,115.76	9.74
July 25, 2010	3,558,564.75	10.06
August 25, 2010	3,472,144.45	9.74
September 25, 2010	3,387,803.87	9.74
October 25, 2010	3,305,493.24	10.06
November 25, 2010	3,225,163.98	9.74
December 25, 2010	3,146,768.69	10.06
January 25, 2011	3,070,261.05	9.74
February 25, 2011	2,995,595.90	9.74
March 25, 2011	2,922,729.12	10.78
April 25, 2011	2,851,617.65	9.74
May 25, 2011	2,782,219.47	10.06
June 25, 2011	2,714,493.55	9.74
July 25, 2011	2,648,399.84	10.07
August 25, 2011	2,583,899.24	9.74
September 25, 2011	2,520,953.60	9.74
October 25, 2011	2,459,525.67	10.07
November 25, 2011	2,399,579.09	9.74
December 25, 2011	2,341,078.36	10.07
January 25, 2012	2,283,988.84	9.74
February 25, 2012	2,228,276.71	9.74
March 25, 2012	2,173,908.95	10.41
April 25, 2012	2,120,853.34	9.74
May 25, 2012	1,716,769.83	10.07
June 25, 2012	1,614,842.80	9.74
July 25, 2012	1,575,398.88	10.07
August 25, 2012	1,536,907.57	9.74
September 25, 2012	1,499,346.02	9.74
October 25, 2012	1,462,691.94	10.07
November 25, 2012	1,426,923.55	9.74
December 25, 2012	1,392,019.62	10.07
January 25, 2013	1,357,959.39	9.74
February 25, 2013	1,324,722.62	9.74
March 25, 2013	1,292,289.55	10.79
April 25, 2013	1,260,640.89	9.74
May 25, 2013	1,229,757.81	10.07
June 25, 2013	1,199,621.94	9.74
July 25, 2013	1,170,215.33	10.07
August 25, 2013	1,141,520.47	9.74
September 25, 2013	1,113,520.27	9.74
October 25, 2013	1,086,198.04	10.07
November 25, 2013	1,059,537.51	9.74
December 25, 2013	1,033,522.76	10.07
January 25, 2014	1,008,138.29	9.74
February 25, 2014	983,368.95	9.74
March 25, 2014	959,199.96	10.79
April 25, 2014	935,616.88	9.74
May 25, 2014	912,605.64	10.07
June 25, 2014	890,152.48	9.74
July 25, 2014	868,243.98	10.07

Payments under the Class I-B-1 Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-B-1 Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-B-2 Corridor Contract ($)	Strike Rate of Class I-B-2 Corridor Contract (%)
May 25, 2006	1,845,000.00	100.00
June 25, 2006	1,845,000.00	9.75
July 25, 2006	1,845,000.00	10.08
August 25, 2006	1,845,000.00	9.75
September 25, 2006	1,845,000.00	9.75
October 25, 2006	1,845,000.00	10.08
November 25, 2006	1,845,000.00	9.76
December 25, 2006	1,845,000.00	10.08
January 25, 2007	1,845,000.00	9.76
February 25, 2007	1,845,000.00	9.76
March 25, 2007	1,845,000.00	10.80
April 25, 2007	1,845,000.00	9.76
May 25, 2007	1,845,000.00	10.09
June 25, 2007	1,845,000.00	9.76
July 25, 2007	1,845,000.00	10.09
August 25, 2007	1,845,000.00	9.76
September 25, 2007	1,845,000.00	9.76
October 25, 2007	1,845,000.00	10.08
November 25, 2007	1,845,000.00	9.75
December 25, 2007	1,845,000.00	10.08
January 25, 2008	1,845,000.00	9.75
February 25, 2008	1,845,000.00	9.75
March 25, 2008	1,845,000.00	10.42
April 25, 2008	1,845,000.00	9.74
May 25, 2008	1,845,000.00	10.07
June 25, 2008	1,845,000.00	9.74
July 25, 2008	1,845,000.00	10.07
August 25, 2008	1,845,000.00	9.74
September 25, 2008	1,845,000.00	9.74
October 25, 2008	1,845,000.00	10.06
November 25, 2008	1,845,000.00	9.74
December 25, 2008	1,845,000.00	10.06
January 25, 2009	1,845,000.00	9.74
February 25, 2009	1,845,000.00	9.74
March 25, 2009	1,845,000.00	10.78
April 25, 2009	1,845,000.00	9.74
May 25, 2009	1,845,000.00	10.06
June 25, 2009	1,845,000.00	9.74
July 25, 2009	1,845,000.00	10.06
August 25, 2009	1,845,000.00	9.74
September 25, 2009	1,845,000.00	9.74
October 25, 2009	1,845,000.00	10.06
November 25, 2009	1,845,000.00	9.74
December 25, 2009	1,837,244.74	10.06
January 25, 2010	1,792,698.61	9.74
February 25, 2010	1,749,223.44	9.74
March 25, 2010	1,706,790.92	10.78
April 25, 2010	1,665,377.71	9.74
May 25, 2010	1,624,960.58	10.06
June 25, 2010	1,585,515.69	9.74
July 25, 2010	1,547,019.79	10.06
August 25, 2010	1,509,450.17	9.74
September 25, 2010	1,472,784.67	9.74
October 25, 2010	1,437,001.65	10.06
November 25, 2010	1,402,080.01	9.74
December 25, 2010	1,367,999.11	10.06
January 25, 2011	1,334,738.84	9.74
February 25, 2011	1,302,279.56	9.74
March 25, 2011	1,270,602.08	10.78
April 25, 2011	1,239,687.69	9.74
May 25, 2011	1,209,518.12	10.06
June 25, 2011	1,180,075.54	9.74
July 25, 2011	1,151,342.53	10.07
August 25, 2011	1,123,302.10	9.74
September 25, 2011	1,095,937.65	9.74
October 25, 2011	1,069,233.00	10.07
November 25, 2011	1,043,172.34	9.74
December 25, 2011	1,017,740.24	10.07
January 25, 2012	992,921.63	9.74
February 25, 2012	968,701.82	9.74
March 25, 2012	945,066.45	10.41
April 25, 2012	922,001.51	9.74
May 25, 2012	719,594.67	10.07
June 25, 2012	702,022.85	9.74
July 25, 2012	684,875.34	10.07
August 25, 2012	668,141.96	9.74
September 25, 2012	651,812.77	9.74
October 25, 2012	635,878.09	10.07
November 25, 2012	620,328.45	9.74
December 25, 2012	605,154.62	10.07
January 25, 2013	590,347.56	9.74
February 25, 2013	575,898.50	9.74
March 25, 2013	561,798.83	10.79
April 25, 2013	548,040.16	9.74
May 25, 2013	534,614.32	10.07
June 25, 2013	521,513.31	9.74
July 25, 2013	508,729.33	10.07
August 25, 2013	496,254.78	9.74
September 25, 2013	484,082.21	9.74
October 25, 2013	472,204.38	10.07
November 25, 2013	460,614.21	9.74
December 25, 2013	449,304.78	10.07
January 25, 2014	438,269.36	9.74
February 25, 2014	427,501.35	9.74
March 25, 2014	416,994.33	10.79
April 25, 2014	406,742.02	9.74
May 25, 2014	396,738.31	10.07
June 25, 2014	386,977.22	9.74
July 25, 2014	377,452.91	10.07

Payments under the Class I-B-2 Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-B-2 Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-B-3 Corridor Contract ($)	Strike Rate of Class I-B-3 Corridor Contract (%)
May 25, 2006	4,982,000.00	100.00
June 25, 2006	4,982,000.00	9.75
July 25, 2006	4,982,000.00	10.08
August 25, 2006	4,982,000.00	9.75
September 25, 2006	4,982,000.00	9.75
October 25, 2006	4,982,000.00	10.08
November 25, 2006	4,982,000.00	9.76
December 25, 2006	4,982,000.00	10.08
January 25, 2007	4,982,000.00	9.76
February 25, 2007	4,982,000.00	9.76
March 25, 2007	4,982,000.00	10.80
April 25, 2007	4,982,000.00	9.76
May 25, 2007	4,982,000.00	10.09
June 25, 2007	4,982,000.00	9.76
July 25, 2007	4,982,000.00	10.09
August 25, 2007	4,982,000.00	9.76
September 25, 2007	4,982,000.00	9.76
October 25, 2007	4,982,000.00	10.08
November 25, 2007	4,982,000.00	9.75
December 25, 2007	4,982,000.00	10.08
January 25, 2008	4,982,000.00	9.75
February 25, 2008	4,982,000.00	9.75
March 25, 2008	4,982,000.00	10.42
April 25, 2008	4,982,000.00	9.74
May 25, 2008	4,982,000.00	10.07
June 25, 2008	4,982,000.00	9.74
July 25, 2008	4,982,000.00	10.07
August 25, 2008	4,982,000.00	9.74
September 25, 2008	4,982,000.00	9.74
October 25, 2008	4,982,000.00	10.06
November 25, 2008	4,982,000.00	9.74
December 25, 2008	4,982,000.00	10.06
January 25, 2009	4,982,000.00	9.74
February 25, 2009	4,982,000.00	9.74
March 25, 2009	4,982,000.00	10.78
April 25, 2009	4,982,000.00	9.74
May 25, 2009	4,982,000.00	10.06
June 25, 2009	4,982,000.00	9.74
July 25, 2009	4,982,000.00	10.06
August 25, 2009	4,982,000.00	9.74
September 25, 2009	4,982,000.00	9.74
October 25, 2009	4,982,000.00	10.06
November 25, 2009	4,982,000.00	9.74
December 25, 2009	4,961,058.68	10.06
January 25, 2010	4,840,772.09	9.74
February 25, 2010	4,723,377.32	9.74
March 25, 2010	4,608,798.02	10.78
April 25, 2010	4,496,971.14	9.74
May 25, 2010	4,387,833.92	10.06
June 25, 2010	4,281,322.03	9.74
July 25, 2010	4,177,372.67	10.06
August 25, 2010	4,075,924.52	9.74
September 25, 2010	3,976,917.73	9.74
October 25, 2010	3,880,293.90	10.06
November 25, 2010	3,785,995.99	9.74
December 25, 2010	3,693,968.33	10.06
January 25, 2011	3,604,156.59	9.74
February 25, 2011	3,516,507.72	9.74
March 25, 2011	3,430,969.95	10.78
April 25, 2011	3,347,492.73	9.74
May 25, 2011	3,266,026.72	10.06
June 25, 2011	3,186,523.76	9.74
July 25, 2011	3,108,936.85	10.07
August 25, 2011	3,033,220.08	9.74
September 25, 2011	2,959,328.67	9.74
October 25, 2011	2,887,218.88	10.07
November 25, 2011	2,816,848.03	9.74
December 25, 2011	2,748,174.46	10.07
January 25, 2012	2,681,157.50	9.74
February 25, 2012	2,615,757.44	9.74
March 25, 2012	2,551,935.53	10.41
April 25, 2012	2,489,653.94	9.74
May 25, 2012	1,943,100.61	10.07
June 25, 2012	1,895,651.94	9.74
July 25, 2012	1,849,349.02	10.07
August 25, 2012	1,804,164.35	9.74
September 25, 2012	1,760,071.13	9.74
October 25, 2012	1,717,043.18	10.07
November 25, 2012	1,675,054.94	9.74
December 25, 2012	1,634,081.46	10.07
January 25, 2013	1,594,098.41	9.74
February 25, 2013	1,552,918.31	9.74
March 25, 2013	1,469,724.33	10.79
April 25, 2013	1,388,542.44	9.74
May 25, 2013	1,309,324.35	10.07
June 25, 2013	1,232,022.90	9.74
July 25, 2013	1,156,592.08	10.07
August 25, 2013	1,082,986.97	9.74
September 25, 2013	1,011,163.73	9.74
October 25, 2013	941,079.56	10.07
November 25, 2013	872,692.68	9.74
December 25, 2013	805,962.33	10.07
January 25, 2014	740,848.69	9.74
February 25, 2014	677,312.92	9.74
March 25, 2014	615,317.10	10.79
April 25, 2014	554,824.21	9.74
May 25, 2014	495,798.13	10.07
June 25, 2014	438,203.59	9.74
July 25, 2014	382,006.16	10.07

Payments under the Class I-B-3 Corridor Contract will terminate immediately following the distribution date in July 2014, unless the Class I-B-3 Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Balance of Class I-B-4 Corridor Contract ($)	Strike Rate of Class I-B-4 Corridor Contract (%)
May 25, 2006	1,845,000.00	100.00
June 25, 2006	1,845,000.00	9.75
July 25, 2006	1,845,000.00	10.08
August 25, 2006	1,845,000.00	9.75
September 25, 2006	1,845,000.00	9.75
October 25, 2006	1,845,000.00	10.08
November 25, 2006	1,845,000.00	9.76
December 25, 2006	1,845,000.00	10.08
January 25, 2007	1,845,000.00	9.76
February 25, 2007	1,845,000.00	9.76
March 25, 2007	1,845,000.00	10.80
April 25, 2007	1,845,000.00	9.76
May 25, 2007	1,845,000.00	10.09
June 25, 2007	1,845,000.00	9.76
July 25, 2007	1,845,000.00	10.09
August 25, 2007	1,845,000.00	9.76
September 25, 2007	1,845,000.00	9.76
October 25, 2007	1,845,000.00	10.08
November 25, 2007	1,845,000.00	9.75
December 25, 2007	1,845,000.00	10.08
January 25, 2008	1,845,000.00	9.75
February 25, 2008	1,845,000.00	9.75
March 25, 2008	1,845,000.00	10.42
April 25, 2008	1,845,000.00	9.74
May 25, 2008	1,845,000.00	10.07
June 25, 2008	1,845,000.00	9.74
July 25, 2008	1,845,000.00	10.07
August 25, 2008	1,845,000.00	9.74
September 25, 2008	1,845,000.00	9.74
October 25, 2008	1,845,000.00	10.06
November 25, 2008	1,845,000.00	9.74
December 25, 2008	1,845,000.00	10.06
January 25, 2009	1,845,000.00	9.74
February 25, 2009	1,845,000.00	9.74
March 25, 2009	1,845,000.00	10.78
April 25, 2009	1,845,000.00	9.74
May 25, 2009	1,845,000.00	10.06
June 25, 2009	1,845,000.00	9.74
July 25, 2009	1,845,000.00	10.06
August 25, 2009	1,845,000.00	9.74
September 25, 2009	1,845,000.00	9.74
October 25, 2009	1,845,000.00	10.06
November 25, 2009	1,845,000.00	9.74
December 25, 2009	1,837,244.74	10.06
January 25, 2010	1,792,698.61	9.74
February 25, 2010	1,749,223.44	9.74
March 25, 2010	1,706,790.92	10.78
April 25, 2010	1,665,377.71	9.74
May 25, 2010	1,624,960.58	10.06
June 25, 2010	1,585,515.69	9.74
July 25, 2010	1,547,019.79	10.06
August 25, 2010	1,509,450.17	9.74
September 25, 2010	1,472,784.67	9.74
October 25, 2010	1,437,001.65	10.06
November 25, 2010	1,402,080.01	9.74
December 25, 2010	1,367,999.11	10.06
January 25, 2011	1,334,738.84	9.74
February 25, 2011	1,302,279.56	9.74
March 25, 2011	1,270,602.08	10.78
April 25, 2011	1,239,687.69	9.74
May 25, 2011	1,209,518.12	10.06
June 25, 2011	1,180,075.54	9.74
July 25, 2011	1,151,342.53	10.07
August 25, 2011	1,123,302.10	9.74
September 25, 2011	1,095,937.65	9.74
October 25, 2011	1,069,233.00	10.07
November 25, 2011	1,043,172.34	9.74
December 25, 2011	1,017,740.24	10.07
January 25, 2012	992,921.63	9.74
February 25, 2012	968,701.82	9.74
March 25, 2012	945,066.45	10.41
April 25, 2012	922,001.51	9.74
May 25, 2012	457,685.30	10.07
June 25, 2012	401,452.89	9.74
July 25, 2012	346,578.32	10.07
August 25, 2012	293,029.02	9.74
September 25, 2012	240,773.21	9.74
October 25, 2012	189,779.88	10.07
November 25, 2012	140,018.73	9.74
December 25, 2012	91,460.20	10.07
January 25, 2013	44,075.44	9.74

Payments under the Class I-B-4 Corridor Contract will terminate immediately following the distribution date in January 2013, unless the Class I-B-4 Corridor Contract is terminated earlier upon the occurrence of a Corridor Contract Event of Default, a Corridor Contract Termination Event or an Additional Termination Event, each as defined below.

The obligation of the Corridor Contract Provider to pay specified amounts due under each Corridor Contract will be subject to the following conditions precedent: (1) no Corridor Contract Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Corridor Contract Event of Default will have occurred and be continuing with respect to related Corridor Contract and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the related Corridor Contract.

“Events of Default” under each Corridor Contract (each a “Corridor Contract Event of Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver”

•	“Bankruptcy” and

•	“Merger without Assumption” (which generally relates to the Corridor Contract Provider),

as described in each Corridor Contract.

“Termination Events” under each Corridor Contract (each a “Corridor Contract Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under each Corridor Contract),

•	“Tax Event” (which generally relates to the Securities Administrator receiving a payment under each Corridor Contract from which an amount has been deducted or withheld for or on account of taxes) and

•
“Tax Event Upon Merger” (which generally relates to the Securities Administrator receiving a payment under each Corridor Contract from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in each Corridor Contract. In addition, there are “Additional Termination Events” (as defined in each Corridor Contract), including (i) if the Corridor Contract Provider fails to comply with the Corridor Contract Downgrade Provisions or (ii) if the Corridor Contract Provider fails to comply with the Regulation AB provisions of a Corridor Contract.

If the Corridor Contract Provider’s credit ratings are withdrawn or fall below the levels specified in a Corridor Contract, then, unless (x) within the specified time period, each rating agency has reconfirmed the rating of the related certificates which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Corridor Contract Provider will be required, at its own expense, either (1) to obtain a substitute Corridor Contract provider which will assume the obligations of the Corridor Contract Provider under the related Corridor Contract and which meets the rating requirements provided therein, or (2) to establish any other arrangement specified in the related Corridor Contract that meets the rating requirements provided therein (collectively, the “Corridor Contract Downgrade Provisions”).

Upon the occurrence of a Corridor Contract Event of Default under each Corridor Contract, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). With respect to Corridor Contract Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in each Corridor Contract) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under each Corridor Contract to a related entity within a specified period after notice has been given of the Corridor Contract Termination Event, all as set forth in each Corridor Contract. The occurrence of an Early Termination Date under each Corridor Contract will constitute a “Corridor Contract Early Termination.”

Upon a Corridor Contract Early Termination, the Corridor Contract Provider may be liable to make a termination payment (the “Corridor Contract Termination Payment”) to the Securities Administrator (regardless, if applicable, of which of the parties has caused the termination). The Corridor Contract Termination Payment will be based on the value of each Corridor Contract computed in accordance with the procedures set forth in each Corridor Contract, taking into account the present value of the unpaid amounts that would have been owed thereunder by the Corridor Contract Provider up to the end of the scheduled term of the Corridor Contract.

Upon a Corridor Contract Early Termination, the Corridor Contract Provider, pursuant to the Agreement, will use reasonable efforts to appoint a successor corridor contract provider. To the extent that the Securities Administrator receives a Corridor Contract Termination Payment from the Corridor Contract Provider, the Securities Administrator will apply such Corridor Contract Termination Payment once a successor corridor contract provider is appointed. In the event that the Securities Administrator receives a Corridor Contract Termination Payment from the Corridor Contract Provider and a replacement corridor contract or similar agreement cannot be obtained within 30 days after receipt by the Securities Administrator of such Corridor Contract Termination Payment, then the Securities Administrator will deposit such Corridor Contract Termination Payment into a separate, non-interest bearing account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Securities Administrator by the original Corridor Contract Provider calculated in accordance with the terms of the original Corridor Contract, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Agreement.

On each distribution date, amounts received from the Corridor Contracts will be allocated to the following classes of Adjustable Rate Certificates in the following order of priority:

On each Distribution Date, amounts received under each Corridor Contract with respect to such Distribution Date will be allocated in the following order of priority:

first, (i) to the holders of the Class I-1A Certificates, pro rata, from payments from the Class I-1A Corridor Contract, an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such class for such Distribution Date, (ii) to the holders of the Class I-2A Certificates, pro rata, from payments from the Class I-2A Corridor Contract, an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such class for such Distribution Date and (iii) to the holders of the related class of Certificates, respectively, from payments from each Subordinate Corridor Contract, an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such class for such Distribution Date, in each case to the extent not covered under “Description of the Certificates—Distributions on the Group I Certificates” above;

second, (i) to the holders of the Class I-1A Certificates, pro rata, from remaining payments from the Class I-1A Corridor Contract, an amount equal to any Current Interest and any Interest Carryforward Amount for such class for such Distribution Date, (ii) to the holders of the Class I-2A Certificates, pro rata, from remaining payments from the Corridor Contract relating to the Class I-2A Certificates, an amount equal to any Current Interest and any Interest Carryforward Amount for such class for such Distribution Date and (iii) to the holders of each Group I Subordinate Certificate, from remaining payments from the related Subordinate Corridor Contract, an amount equal to any Current Interest and any Interest Carryforward Amount for such class for such Distribution Date, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, and in each case to the extent not covered under “Description of the Certificates—Distributions on the Group I Certificates” above;

third, to the extent not paid in clauses first and second above, sequentially, (a) concurrently on a pro rata basis, (i) to the holders of the Class I-1A Certificates, pro rata, from remaining amounts paid on such Distribution Date pursuant to the Corridor Contracts other than the Class I-1A Corridor Contract, an amount equal to the sum of (A) any Basis Risk Shortfall Carry-Forward Amounts for such class for such Distribution Date and (B) any Current Interest and any Interest Carryforward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, for such class for such Distribution Date and (ii) to the holders of the Class I-2A Certificates, pro rata, from remaining amounts paid on such Distribution Date pursuant to the Corridor Contracts other than the Class I-2A Corridor Contract, an amount equal to the sum of (A) any Basis Risk Shortfall Carry-Forward Amounts for such class for such Distribution Date and (B) any Current Interest and any Interest Carryforward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, for such class for such Distribution Date and (b) sequentially, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, in each case from remaining amounts paid on such Distribution Date pursuant to the Corridor Contracts other than the related Subordinate Corridor Contract, an amount equal to the sum of (A) any Basis Risk Shortfall Carry-Forward Amounts for such class for such Distribution Date and (B) any Current Interest and any Interest Carryforward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, for such class for such Distribution Date, in each case to the extent not covered under “Description of the Certificates—Distributions on the Group I Certificates” above; and

fourth, from any remaining amounts, to the holder of the Class I-B-IO Certificates.

The Corridor Contract Provider

The Corridor Contract Provider is a national banking association that has, as of the date of this prospectus supplement, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “AA-”, “AA-” and “Aa2”, respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “A-1+”, “F1+” and “P-1”, respectively. The Corridor Contract Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of the Corridor Contract Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

The Corridor Contract Provider has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Corridor Contracts is less than 10%. As set forth in the Corridor Contracts, the Corridor Contract Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Corridor Contracts are equal to or greater than 10%.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Adjustable Rate Certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for the Adjustable Rate Certificates and any Interest Accrual Period shall be calculated as described above.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Adjustable Rate Certificates bearing interest at an adjustable rate for such Interest Accrual Period; provided that, at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all classes of Adjustable Rate Certificates bearing interest at an adjustable rate for such Interest Accrual Period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of Adjustable Rate Certificates bearing interest at an adjustable rate for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer and the depositor a statement generally setting forth, among other information:

1.  the applicable accrual periods for calculating distributions and general distribution dates;

2.  with respect to each loan group, the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.  with respect to each loan group, the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.  with respect to each loan group, the Basis Risk Carrforward Amounts and any accrued but unpaid interest for the related offered certificates (if any);

6.  with respect to each loan group, the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

7.  with respect to each loan group, the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

8.  the pass-through rate for each class of offered certificates for such distribution date;

9.  with respect to each loan group and any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

10.  with respect to each loan group, whether a stepdown date or a trigger event is in effect;

11.  with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

12.  with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

13.  with respect to each loan group and if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

14.  with respect to each loan group, the amount of the prepayment charges remitted by Paul Financial and the amount on deposit in the related reserve fund;

15.  the amount, if any, received under each Corridor Contract; and

16.  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof;

provided that, such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Agreement may be amended without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections; provided that, the trustee have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, with consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes; or

•
reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Agreement and will not cause the trust fund’s REMIC elections to fail to qualify as a REMIC for federal tax purposes.

Voting Rights

As of any date of determination, with respect to the group I certificates,

•
holders of the group I certificates, other than the Class I-B-IO, Class I-2X and Class R Certificates, will be allocated 96.50% of all voting rights with respect to matters relating to loan group I, and 48.25% of all voting rights for matters relating to both loan groups, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•
holders of the Class I-2X Certificates will be allocated 1% of all voting rights with respect to matters relating to loan group I, and 0.50% of all voting rights for matters relating to both loan groups,

•	holders of the Class P Certificates will be allocated 1% of all voting rights with respect to matters relating to loan group I, and 0.50% of all voting rights for matters relating to both loan groups,

•
holders of the Class I-B-IO Certificates will be allocated 1% of all voting rights with respect to matters relating to loan group I, and 0.50% of all voting rights for matters relating to both loan groups, and

•
the holder of the Class R Certificates will each be allocated 0.50% of all voting rights with respect to matters relating to loan group I, and 0.25% of all voting rights for matters relating to both loan groups.

As of any date of determination, with respect to the Group II Certificates,

•
holders of the Group II Certificates, other than the Group II Interest Only Certificates, will be allocated 97% of all voting rights with respect to matters relating to loan group II, and 48.50% of all voting rights for matters relating to both loan groups, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•
holders of the Class II-1X-1 Certificates will each be allocated 1% of all voting rights with respect to matters relating to loan group II, and 0.50% of all voting rights for matters relating to both loan groups;

•
holders of the Class II-2X-1 Certificates will each be allocated 1% of all voting rights with respect to matters relating to loan group II, and 0.50% of all voting rights for matters relating to both loan groups; and

•
holders of the Class II-3X-1 Certificates will each be allocated 1% of all voting rights with respect to matters relating to loan group II, and 0.50% of all voting rights for matters relating to both loan groups.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect the group I certificates or Group II Certificates will be voted on solely by the related classes.

Optional Termination

The sponsor or its designee will have the right to purchase all remaining mortgage loans in loan group I and REO properties in loan group I and thereby effect early retirement of all of the group offered certificates and Class I-B-IO Certificates (and, subject to the condition below regarding the retirement of the Class R Certificates) on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. In the event that the sponsor or its designee exercises such option it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each mortgage loan in loan group I, other than in respect of REO Property in loan group I, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property in loan group I, up to the Stated Principal Balance of the related mortgage loan, and

•
with respect to loan group I, any unreimbursed out-of-pocket costs and expenses of the trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing obligations.

The sponsor or its designee will have the right to purchase all remaining mortgage loans in loan group II and REO properties in loan group II and thereby effect early retirement of all of the Group II Certificates on any distribution date on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. In the event that the sponsor or its designee exercises such option it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each group II mortgage loan, other than in respect of REO Property in loan group II, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property in loan group II, up to the Stated Principal Balance of the related mortgage loan, and

•
with respect to loan group II, any related unreimbursed out-of-pocket costs and expenses of the trustee, the related servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing obligations.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the sponsor or its designee is based in part on the appraised value of any REO property in the related loan group and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates - Allocation of Losses”. Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

Notwithstanding anything in this prospectus supplement to the contrary, the Class R Certificates will not be retired until the retirement of all the certificates (other than the Class R Certificates).

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; (b) will have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer, the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Agreement have been completed and such action is permitted by and complies with the terms of the Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Events of Default

Events of default under the Pooling and Servicing Agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee shall, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The reasonable costs and out-of-pocket expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the Pooling and Servicing Agreement. The trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The trustee’s offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.

In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed. If the trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Depositor. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

As compensation to the trustee in respect of its obligations under the Agreement, the trustee’s annual fee will be paid by the master servicer pursuant to a separate agreement between the trustee and the master servicer, and such compensation will not be an expense of the Trust Fund.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the trustee shall be indemnified by the servicer for any losses, liabilities or expenses resulting from the servicer’s breach of its obligations as provided in the Pooling and Servicing Agreement. The trustee’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement. See “The Agreements” in the prospectus.

As of March 31, 2006, HSBC Bank USA, National Association is acting as Trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

The Securities Administrator

Under the terms of the Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

Using information set forth in this prospectus supplement, the securities administrator will recreate the cashflow model for the trust based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the Agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The securities administrator undertakes to perform such duties and only such duties as are specifically set forth in the Agreement as duties of the securities administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the Agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreement.

1. On each distribution date, the securities administrator will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Agreement.

2. Except for those actions that the securities administrator is required to take under the Agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreement as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of March 31, 2006 Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on related certificates, and the purchase price paid for related certificates. In addition, the effective yield to holders of the Group II Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool - Prepayment Charges on the Mortgage Loans” in this prospectus supplement, with respect to approximately 69.57%, 14.22%, 15.49% and 12.08% of the subgroup I-1, subgroup II-1, subgroup II-2 and subgroup II-3 mortgage loans, respectively, and 84.51% and 14.35% of the group I mortgage loans and group II mortgage loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the applicable period. Prepayment charges may be restricted under some state laws as described under “Legal Aspects of Mortgage Loans - Enforceability of Certain Provisions” in the prospectus. The Class P Certificates will be entitled to all prepayment charges received on the group I mortgage loans originated by Paul Financial. All prepayment charges on the group I mortgage loans, other than the mortgage loans originated by Paul Financial, will be retained by the related servicer. Any prepayment charges retained by the related servicer will not be available for distribution on any class of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The negative amortization feature of the group I mortgage loans may affect the yield on the related certificates. As a result of the negative amortization of the group I mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of Deferred Interest as described in this prospectus supplement under “Description of the Certificates—Interest.” During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each group I mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of Deferred Interest on the group I mortgage loans will also affect the rate of principal distributions on the related certificates because scheduled and unscheduled principal collections on the group I mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Certain of the mortgage loans, respectively, are assumable under some circumstances if, in the sole judgment of the Master Servicer or servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

Group I Certificates

Subject to the circumstances described under “Description of the Certificates—Distributions on the Group I Senior Certificates” in this prospectus supplement, on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a Trigger Event is in effect, all principal payments on the group I mortgage loans will generally be allocated to the Group I Senior Certificates.

Group II Certificates

Subject to the circumstances described under “Description of the Certificates—Principal Distributions on the Group II Senior Certificates” in this prospectus supplement, on each distribution date during the first seven years after the Closing Date, all principal prepayments on the group II mortgage loans in a Subgroup will generally be allocated to the Group II Senior Certificates (other than the Group II Interest Only Certificates) of the related Subgroup. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Group II Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Group II Subordinate Certificates with the highest payment priority.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the related servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. None of the servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related certificates. Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

As described under “Description of the Certificates—Allocation of Realized Losses; Subordination” in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event exists due to larger than expected rate of delinquencies or losses on the group I mortgage loans, no principal payments will be made to the Group I Subordinate Certificates as long as such Trigger Event exists as long as any of the Group I Senior Certificates are still outstanding. Similarly, a larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group II will affect the rate of principal payments on each class of Group II Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group II Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount. See “Description of the Certificates—Principal Distributions on the Group II Senior Certificates” and “—Principal Distributions on the Group II Subordinate Certificates” in this prospectus supplement.

Excess Spread Available to the Group I Certificates

The weighted average life and yield to maturity of each class of Group I Offered Certificates will also be influenced by the amount of Excess Spread generated by the group I mortgage loans and applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates and will be influenced by, among other factors,

•
the overcollateralization level of the group I mortgage loans at such time, i.e., the extent to which interest on the group I mortgage loans is accruing on a higher stated principal balance than the aggregate Certificate Principal Balance of the Group I Offered Certificates;

•	the delinquency and default experience of the group I mortgage loans;

•	the level of One-Month LIBOR;

•	whether a Coupon Strip payment is required to be made; and

•
the provisions of the Agreement that permit principal collections to be distributed to the Class I-B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Group I Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

The yields to maturity of the Group I Offered Certificates and, in particular the Group I Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the group I mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Group I Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

To the extent that the pass-through rate on the Group I Offered Certificates is limited by the related Net Rate Cap, the difference between (x) the interest that would have accrued at the lesser of one-month LIBOR plus the related margin and 10.50% per annum and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Excess Cashflow and to the extent of payments made under the Corridor Contracts on the applicable distribution date. Payments under the Corridor Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the group I mortgage loans do not prepay according to those assumptions, it may result in the Corridor Contracts providing insufficient funds to cover such shortfalls. In addition, each Corridor Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate but limited by a ceiling per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Corridor Contracts related to the Group I Certificates, other than the Class I-B-4 Corridor Contract, terminate after the distribution date occurring in July 2014, or, in the case of the Class I-B-4 Corridor Contract, January 2013.

  Pass-Through Rates of the Offered Certificates

The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

  Assumed Final Distribution Date

The assumed final distribution date for distributions on the Group I Offered Certificates is the distribution date occurring in May 2036. It is intended that the amounts deposited in the Final Maturity Reserve Account will be sufficient to reduce to aggregate Certificate Principal Balance of the Group I Offered Certificates to zero on the assumed final distribution date, even though the outstanding principal balance of the group I mortgage loans having 40-year original terms to maturity have not been reduced to zero on the assumed final distribution date. The assumed final distribution date for distributions on the Group II Offered Certificates is the distribution date occurring in April 2036. The assumed final distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans in the related Loan Group can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and, in the case of the Group I Offered Certificates, excess spread, could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Sponsor or its designee may, at its option, repurchase from the trust all the (i) group I mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group I mortgage loans are less than 10% of the Cut-off Date Stated Principal Balance of the group I mortgage loans and (ii) group II mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group II mortgage loans are less than 10% of the Cut-off Date Stated Principal Balance of the group II mortgage loans. See “The Pooling and Servicing Agreement—Termination” herein and “The Agreements—Termination; Retirement of Securities” in the prospectus.

Weighted Average Life

The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of related certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of related certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each Loan Group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Group I Certificates and Group II Certificates were structured assuming, among other things, a 25% CPR for the group I mortgage loans and a 25% CPR for the group II mortgage loans, respectively. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

(1) the mortgage pool consists of 2,263 mortgage loans with the characteristics set forth in the table below,

(2) the mortgage loans prepay at the specified percentages of the CPR,

(3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

(4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in May 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

(6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in April 2006,

(7) scheduled Monthly Payments of principal and interest on the group I loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

(8) scheduled Monthly Payments of principal and interest on each group I mortgage loan will be adjusted on the payment adjustment date set forth in the following table, subject to periodic payment caps of 7.500%, negative amortization limits of 110%, rate change frequencies of 1 month (after expiration of the initial teaser periods) and payment change frequencies of twelve months;

(8) the levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, One-Year MTA and COFI remain constant at 4.97%, 5.12%, 5.25%, 4.01% and 3.604%, respectively,

(9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

(11) the initial certificate principal balance of each Certificate is as set forth on pages S-5 and S-6 hereof and under “Summary of Terms—Description of the Certificates,”

(12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in May 2006,

(13) the Offered Certificates are purchased on April 28, 2006,

(14) neither the Sponsor nor its designee exercises the option to repurchase the mortgage loans in either Loan Group described under the caption “The Pooling and Servicing Agreement—Termination” in this prospectus supplement; and

(15) with respect to the group I mortgage loans, on the distribution date in May 2036, amounts on deposit in the Final Maturity Reserve Account are sufficient, together with other amounts available for distribution on such distribution date to pay, in full, the outstanding Certificate Principal Balance and any accrued interest on any outstanding Group I Offered Certificates.

MORTGAGE LOAN ASSUMPTIONS

Loan No.	Subgroup	Current Balances ($)	Current Mortgage Rate (%)	Current Net Mortgage Rate (%)	Initial Monthly Payment ($)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)
1	I-1	695,216.21	8.0000000000	7.6235000000	2,404.63	360	359	4.6500000000	N/A	N/A
2	I-1	390,267.74	8.0000000000	7.6235000000	1,258.26	360	358	4.6500000000	N/A	N/A
3	I-1	2,741,300.00	6.8947990005	6.5182990005	8,817.12	360	359	3.0447990005	N/A	N/A
4	I-1	6,245,117.15	7.1812730845	6.8047730845	21,345.41	360	359	3.3312730845	N/A	N/A
5	I-1	184,800.00	8.0000000000	7.6235000000	683.06	360	359	4.1500000000	N/A	N/A
6	I-1	364,169.53	8.2357042519	7.8592042519	1,170.44	360	358	4.3477042519	N/A	N/A
7	I-1	2,625,378.60	7.1565082737	6.7800082737	8,464.44	360	358	3.3065082737	N/A	N/A
8	I-1	2,482,224.04	7.2962977865	6.9197977865	8,585.59	360	358	3.4462977865	N/A	N/A
9	I-1	476,231.50	7.0000000000	6.6235000000	1,763.83	360	358	3.1500000000	N/A	N/A
10	I-1	479,501.60	7.1250000000	6.7485000000	1,894.61	360	358	3.2750000000	N/A	N/A
11	I-1	7,997,063.76	8.0092925570	7.6327925570	25,660.70	360	357	4.1212925570	N/A	N/A
12	I-1	158,024.08	8.3370000000	7.9605000000	590.59	360	357	4.4490000000	N/A	N/A
13	I-1	7,150,645.68	7.8909607723	7.5144607723	22,900.11	360	356	4.0029607723	N/A	N/A
14	I-1	2,149,408.70	7.9228585952	7.5463585952	6,849.23	360	355	4.0348585952	N/A	N/A
15	I-1	415,465.02	7.6380000000	7.2615000000	1,325.15	360	353	3.7500000000	N/A	N/A
16	I-1	650,000.00	7.2788461538	6.9023461538	1,643.58	480	479	3.4288461538	N/A	N/A
17	I-1	1,378,450.00	7.2456518191	6.8691518191	4,545.83	480	479	3.3956518191	N/A	N/A
18	I-1	683,069.43	7.2500000000	6.8735000000	2,255.36	480	478	3.4000000000	N/A	N/A
19	I-1	201,782.68	8.2880000000	7.9115000000	651.00	360	358	4.4000000000	N/A	N/A
20	I-1	3,466,421.39	7.6413967221	7.2648967221	11,131.38	360	357	3.7533967221	N/A	N/A
21	I-1	7,752,871.52	7.4437831268	7.0672831268	24,847.47	360	356	3.5557831268	N/A	N/A
22	I-1	1,382,332.63	7.5613033167	7.1848033167	4,419.32	360	355	3.6733033167	N/A	N/A
23	I-1	528,654.60	6.9880000000	6.6115000000	1,688.61	360	354	3.1000000000	N/A	N/A
24	I-1	235,000.00	1.0000000000	0.6235000000	2,135.44	360	360	3.1500000000	N/A	N/A
25	I-1	1,856,138.69	7.2458874396	6.8693874396	6,407.87	360	359	3.3958874396	N/A	N/A
26	I-1	314,360.69	7.3750000000	6.9985000000	1,164.31	360	359	3.5250000000	N/A	N/A
27	I-1	1,188,256.82	7.6577987481	7.2812987481	3,833.95	360	358	3.7697987481	N/A	N/A
28	I-1	1,195,716.53	7.4298026393	7.0533026393	3,837.80	360	357	3.5418026393	N/A	N/A
29	I-1	190,326.44	7.8880000000	7.5115000000	705.76	360	357	4.0000000000	N/A	N/A
30	I-1	1,896,408.12	7.2125315294	6.8360315294	6,082.84	360	356	3.3245315294	N/A	N/A
31	I-1	201,728.37	7.6380000000	7.2615000000	642.94	360	355	3.7500000000	N/A	N/A
32	I-1	380,011.86	7.3880000000	7.0115000000	1,209.36	360	354	3.5000000000	N/A	N/A
33	I-1	572,000.00	7.2500000000	6.8735000000	1,886.34	480	479	3.4000000000	N/A	N/A
34	I-1	279,332.73	7.0000000000	6.6235000000	900.60	360	359	3.1500000000	N/A	N/A
35	I-1	363,750.00	7.1250000000	6.7485000000	1,255.38	360	359	3.2250000000	N/A	N/A
36	I-1	128,081.36	7.6280000000	7.2515000000	411.70	360	358	3.7400000000	N/A	N/A
37	I-1	679,438.96	7.1484746834	6.7719746834	2,177.50	360	356	3.2604746834	N/A	N/A
38	I-1	767,266.89	7.0615030434	6.6850030434	2,463.11	360	355	3.1735030434	N/A	N/A
39	I-1	274,400.00	2.0000000000	1.6235000000	1,283.85	360	360	3.3750000000	N/A	N/A
40	I-1	2,883,744.32	7.1077762981	6.7312762981	9,285.77	360	359	3.1878478296	N/A	N/A
41	I-1	6,047,510.37	7.3802763886	7.0037763886	20,885.72	360	359	3.4621100665	N/A	N/A
42	I-1	135,200.00	7.2500000000	6.8735000000	499.73	360	359	3.3000000000	N/A	N/A
43	I-1	1,449,935.83	6.9418602667	6.5653602667	4,665.39	360	358	2.9948790515	N/A	N/A
44	I-1	2,932,297.41	7.4759053862	7.0994053862	10,142.43	360	358	3.5758308119	N/A	N/A
45	I-1	340,098.91	7.1250000000	6.7485000000	1,259.67	360	358	3.2250000000	N/A	N/A
46	I-1	739,300.00	7.5737183823	7.1972183823	1,869.38	480	479	3.6487183823	N/A	N/A
47	I-1	765,510.20	7.7717371761	7.3952371761	2,131.46	480	479	3.8820634585	N/A	N/A
48	I-1	495,457.47	8.2500000000	7.8735000000	1,256.70	480	478	4.3250000000	N/A	N/A
49	I-1	710,000.00	1.0000000000	0.6235000000	1,137.86	360	360	3.4000000000	N/A	N/A
50	I-1	1,987,600.00	1.5000000000	1.1235000000	6,049.20	360	360	3.6791884685	N/A	N/A
51	I-1	407,027.71	7.0000000000	6.6235000000	1,312.29	360	359	3.0750000000	N/A	N/A
52	I-1	2,913,684.91	7.1374080228	6.7609080228	11,063.91	360	359	3.2466898245	N/A	N/A
53	I-1	801,232.43	6.1250000000	5.7485000000	2,771.32	360	358	2.2500000000	N/A	N/A
54	I-1	8,026,441.69	7.9749964837	7.5984964837	25,766.22	360	357	4.0869964837	N/A	N/A
55	I-1	8,280,413.52	7.6324311002	7.2559311002	26,514.56	360	356	3.7444311002	N/A	N/A
56	I-1	759,954.62	7.8880000000	7.5115000000	3,358.99	360	356	4.0000000000	N/A	N/A
57	I-1	5,142,247.62	7.2842083281	6.9077083281	16,439.94	360	355	3.3962083281	N/A	N/A
58	I-1	287,000.00	7.5000000000	7.1235000000	1,025.29	360	359	3.6500000000	N/A	N/A
59	I-1	600,000.00	7.3750000000	6.9985000000	2,293.48	360	359	3.4500000000	N/A	N/A
60	I-1	4,448,872.73	6.8890146875	6.5125146875	14,343.51	360	359	3.0010146875	N/A	N/A
61	I-1	365,556.58	7.4130000000	7.0365000000	1,353.92	360	359	3.5250000000	N/A	N/A
62	I-1	28,867,060.05	7.1936868243	6.8171868243	93,162.92	360	358	3.3056868243	N/A	N/A
63	I-1	1,784,379.17	7.3935149359	7.0170149359	6,173.35	360	358	3.5055149359	N/A	N/A
64	I-1	696,644.69	7.6277761702	7.2512761702	2,505.17	360	358	3.7397761702	N/A	N/A
65	I-1	2,078,747.77	7.3820430011	7.0055430011	7,706.20	360	358	3.4940430011	N/A	N/A
66	I-1	155,379.13	7.9380000000	7.5615000000	586.41	360	358	4.0500000000	N/A	N/A
67	I-1	3,999,849.44	7.2791621733	6.9026621733	15,830.27	360	358	3.3911621733	N/A	N/A
68	I-1	274,928.38	7.4130000000	7.0365000000	1,236.67	360	358	3.5250000000	N/A	N/A
69	I-1	398,841.35	7.1630000000	6.7865000000	1,270.48	360	330	3.2750000000	N/A	N/A
70	I-1	3,768,945.87	6.9652453119	6.5887453119	12,128.06	360	357	3.0772453119	N/A	N/A
71	I-1	732,485.24	7.3073836858	6.9308836858	2,709.31	360	357	3.4193836858	N/A	N/A
72	I-1	150,185.43	7.1630000000	6.7865000000	595.53	360	357	3.2750000000	N/A	N/A
73	I-1	773,067.26	7.3245574659	6.9480574659	2,473.41	360	356	3.4365574659	N/A	N/A
74	I-1	396,101.90	7.4130000000	7.0365000000	1,457.22	360	356	3.5250000000	N/A	N/A
75	I-1	2,073,328.33	6.8855002745	6.5090002745	6,647.01	360	355	2.9975002745	N/A	N/A
76	I-1	338,891.36	7.6630000000	7.2865000000	1,139.56	360	355	3.7750000000	N/A	N/A
77	I-1	585,487.52	7.1463671839	6.7698671839	1,867.11	360	354	3.2583671839	N/A	N/A
78	I-1	198,824.68	7.7880000000	7.4115000000	674.07	360	354	3.9000000000	N/A	N/A
79	I-1	283,509.78	7.4130000000	7.0365000000	1,052.49	360	354	3.5250000000	N/A	N/A
80	I-1	401,425.15	7.1630000000	6.7865000000	1,273.69	360	351	3.2750000000	N/A	N/A
81	I-1	217,998.21	7.0380000000	6.6615000000	805.78	360	358	3.1500000000	N/A	N/A
82	I-1	591,719.85	7.4130000000	7.0365000000	1,904.11	360	357	3.5250000000	N/A	N/A
83	I-1	440,700.70	7.4130000000	7.0365000000	1,402.35	360	354	3.5250000000	N/A	N/A
84	I-1	301,813.77	6.6880000000	6.3115000000	956.88	360	350	2.8000000000	N/A	N/A
85	I-1	206,579.89	7.2880000000	6.9115000000	765.11	360	359	3.4000000000	N/A	N/A
86	I-1	188,646.97	6.5380000000	6.1615000000	746.78	360	359	2.6500000000	N/A	N/A
87	I-1	11,192,134.75	7.4976655100	7.1211655100	36,101.85	360	358	3.6096655100	N/A	N/A
88	I-1	324,035.04	7.5880000000	7.2115000000	1,121.64	360	358	3.7000000000	N/A	N/A
89	I-1	887,077.48	7.8380000000	7.4615000000	3,179.46	360	358	3.9500000000	N/A	N/A
90	I-1	1,256,021.86	7.4908981319	7.1143981319	4,656.10	360	358	3.6028981319	N/A	N/A
91	I-1	1,930,210.67	7.5880000000	7.2115000000	7,639.67	360	358	3.7000000000	N/A	N/A
92	I-1	3,067,004.75	7.2904028065	6.9139028065	9,865.01	360	357	3.4024028065	N/A	N/A
93	I-1	336,099.37	7.5880000000	7.2115000000	1,156.15	360	357	3.7000000000	N/A	N/A
94	I-1	1,200,743.53	7.8380000000	7.4615000000	4,322.65	360	357	3.9500000000	N/A	N/A
95	I-1	2,638,850.04	7.3990454368	7.0225454368	8,460.72	360	356	3.5110454368	N/A	N/A
96	I-1	670,966.38	7.8380000000	7.4615000000	2,414.07	360	356	3.9500000000	N/A	N/A
97	I-1	155,399.14	7.5880000000	7.2115000000	615.20	360	356	3.7000000000	N/A	N/A
98	I-1	362,293.82	7.8289184595	7.4524184595	1,584.16	360	356	3.9409184595	N/A	N/A
99	I-1	714,504.22	7.4299004614	7.0534004614	2,282.36	360	355	3.5419004614	N/A	N/A
100	I-1	160,803.34	7.8130000000	7.4365000000	542.65	360	355	3.9250000000	N/A	N/A
101	I-1	873,547.65	7.4137694786	7.0372694786	2,782.99	360	354	3.5257694786	N/A	N/A
102	I-1	271,087.48	7.5880000000	7.2115000000	861.99	360	353	3.7000000000	N/A	N/A
103	I-1	324,758.51	7.3380000000	6.9615000000	1,029.25	360	352	3.4500000000	N/A	N/A
104	I-2	550,735.45	6.2500000000	5.8735000000	1,839.55	360	359	2.8500000000	N/A	N/A
105	I-2	1,045,600.00	1.5000000000	1.1235000000	3,906.77	360	360	3.7211170620	N/A	N/A
106	I-2	4,322,953.46	7.2280902221	6.8515902221	13,915.13	360	359	3.3007307242	N/A	N/A
107	I-2	6,689,611.20	7.2663815135	6.8898815135	22,716.62	360	359	3.3455034757	N/A	N/A
108	I-2	523,500.00	7.8141117479	7.4376117479	1,934.97	360	359	3.9015759312	N/A	N/A
109	I-2	895,400.00	7.3383300000	6.9618300000	3,770.21	360	359	3.4500000000	N/A	N/A
110	I-2	1,782,673.01	7.3383300000	6.9618300000	8,253.26	360	359	3.4500000000	N/A	N/A
111	I-2	458,337.48	7.2880000000	6.9115000000	2,188.70	360	359	3.4500000000	N/A	N/A
112	I-2	157,500.00	7.3383300000	6.9618300000	785.45	360	359	3.4500000000	N/A	N/A
113	I-2	436,000.00	6.6250000000	6.2485000000	1,402.35	360	359	2.7250000000	N/A	N/A
114	I-2	1,327,374.41	7.1447799739	6.7682799739	4,277.82	360	358	3.2197799739	N/A	N/A
115	I-2	1,834,552.83	7.2751957993	6.8986957993	6,345.42	360	358	3.3501957993	N/A	N/A
116	I-2	504,573.86	7.5110759454	7.1345759454	1,868.80	360	358	3.5860759454	N/A	N/A
117	I-2	1,307,422.29	7.2800013298	6.9035013298	5,512.80	360	358	3.3876394246	N/A	N/A
118	I-2	1,100,822.17	7.3426905438	6.9661905438	5,099.37	360	358	3.4500000000	N/A	N/A
119	I-2	183,035.42	7.3383300000	6.9618300000	874.05	360	358	3.4500000000	N/A	N/A
120	I-2	67,408.91	7.3383300000	6.9618300000	336.62	360	358	3.4500000000	N/A	N/A
121	I-2	1,024,422.12	6.6250000000	6.2485000000	3,291.17	360	358	2.7250000000	N/A	N/A
122	I-2	3,460,925.80	6.6766480301	6.3001480301	11,119.89	360	358	2.7559888181	N/A	N/A
123	I-2	260,525.02	6.7500000000	6.3735000000	881.80	360	358	2.8750000000	N/A	N/A
124	I-2	310,682.09	6.8750000000	6.4985000000	997.08	360	358	2.9500000000	N/A	N/A
125	I-2	989,516.66	6.8750000000	6.4985000000	3,177.80	360	358	2.9500000000	N/A	N/A
126	I-2	1,025,979.38	6.9268991157	6.5503991157	3,296.81	360	358	3.0018991157	N/A	N/A
127	I-2	1,922,658.67	7.0417092696	6.6652092696	6,172.27	360	358	3.1167092696	N/A	N/A
128	I-2	1,596,001.49	7.0792595783	6.7027595783	5,138.26	360	358	3.1542595783	N/A	N/A
129	I-2	1,842,661.84	7.2485149278	6.8720149278	7,754.13	360	357	3.3601849278	N/A	N/A
130	I-2	318,498.13	7.0000000000	6.6235000000	1,019.60	360	357	3.0750000000	N/A	N/A
131	I-2	268,363.72	7.2500000000	6.8735000000	861.99	360	356	3.3250000000	N/A	N/A
132	I-2	448,723.87	7.2500000000	6.8735000000	1,546.14	360	356	3.3250000000	N/A	N/A
133	I-2	242,653.49	7.2500000000	6.8735000000	774.51	360	355	3.3250000000	N/A	N/A
134	I-2	140,623.49	7.1250000000	6.7485000000	474.82	360	355	3.2500000000	N/A	N/A
135	I-2	422,325.65	7.2500000000	6.8735000000	1,453.48	360	355	3.3250000000	N/A	N/A
136	I-2	137,459.50	6.8750000000	6.4985000000	531.68	360	353	2.9500000000	N/A	N/A
137	I-2	195,007.95	7.1250000000	6.7485000000	624.95	360	352	3.2000000000	N/A	N/A
138	I-2	5,372,914.86	7.4717180094	7.0952180094	13,215.41	480	479	3.5475407320	N/A	N/A
139	I-2	512,000.00	7.7500000000	7.3735000000	1,419.13	480	479	3.8250000000	N/A	N/A
140	I-2	696,204.08	6.9698782523	6.5933782523	2,489.00	480	479	3.0816790761	N/A	N/A
141	I-2	107,009.16	7.3383300000	6.9618300000	446.95	480	479	3.4500000000	N/A	N/A
142	I-2	391,326.67	7.7500000000	7.3735000000	991.20	480	478	3.8250000000	N/A	N/A
143	I-2	264,596.74	8.3750000000	7.9985000000	734.51	480	478	4.4500000000	N/A	N/A
144	I-2	119,870.10	7.3383300000	6.9618300000	428.89	480	478	3.4500000000	N/A	N/A
145	I-2	169,228.59	7.3383300000	6.9618300000	681.65	480	478	3.4500000000	N/A	N/A
146	I-2	429,598.47	6.7152725843	6.3387725843	1,532.75	480	477	2.8269425843	N/A	N/A
147	I-2	462,996.57	7.1250000000	6.7485000000	1,773.24	360	359	3.2000000000	N/A	N/A
148	I-2	131,400.00	7.3383300000	6.9618300000	553.28	360	359	3.4500000000	N/A	N/A
149	I-2	113,336.17	7.0883300000	6.7118300000	541.21	360	359	3.2000000000	N/A	N/A
150	I-2	68,254.14	7.3383300000	6.9618300000	287.38	360	358	3.4500000000	N/A	N/A
151	I-2	127,993.61	7.3383300000	6.9618300000	538.96	360	357	3.4500000000	N/A	N/A
152	I-2	215,069.00	6.8383300000	6.4618300000	950.20	360	357	2.9500000000	N/A	N/A
153	I-2	135,638.96	6.9633300000	6.5868300000	484.29	480	478	3.0750000000	N/A	N/A
154	I-2	1,822,337.40	1.0000000000	0.6235000000	5,864.17	360	360	3.5000000000	N/A	N/A
155	I-2	632,000.00	2.0000000000	1.6235000000	2,336.01	360	360	3.2737341772	N/A	N/A
156	I-2	20,093,217.29	7.1601553902	6.7836553902	64,709.58	360	359	3.3355304606	N/A	N/A
157	I-2	164,000.00	6.7500000000	6.3735000000	556.21	360	359	2.8750000000	N/A	N/A
158	I-2	1,594,006.93	7.2609007470	6.8844007470	5,502.94	360	359	3.3359007470	N/A	N/A
159	I-2	12,105,920.96	7.3750000000	6.9985000000	43,278.25	360	359	3.4500000000	N/A	N/A
160	I-2	2,172,583.99	7.7148910248	7.3383910248	8,036.12	360	359	3.8308888591	N/A	N/A
161	I-2	121,500.00	7.3750000000	6.9985000000	456.72	360	359	3.4500000000	N/A	N/A
162	I-2	212,800.00	8.6250000000	8.2485000000	868.74	360	359	4.7500000000	N/A	N/A
163	I-2	992,312.64	8.8723404753	8.4958404753	4,185.69	360	359	4.9973404753	N/A	N/A
164	I-2	19,304,072.76	7.3133537587	6.9368537587	62,172.97	360	358	3.4040083136	N/A	N/A
165	I-2	1,021,989.77	7.2419271208	6.8654271208	3,474.12	360	358	3.3169271208	N/A	N/A
166	I-2	1,762,566.38	7.3366676302	6.9601676302	6,094.48	360	358	3.4116676302	N/A	N/A
167	I-2	14,364,542.83	7.3548566068	6.9783566068	51,406.57	360	358	3.4298566068	N/A	N/A
168	I-2	2,551,409.91	7.5063623758	7.1298623758	9,450.92	360	358	3.6048012510	N/A	N/A
169	I-2	284,248.89	7.3750000000	6.9985000000	1,068.50	360	358	3.4500000000	N/A	N/A
170	I-2	284,356.58	6.8750000000	6.4985000000	1,107.27	360	358	3.2453667891	N/A	N/A
171	I-2	224,579.73	7.3750000000	6.9985000000	889.02	360	358	3.4500000000	N/A	N/A
172	I-2	144,157.46	8.6250000000	8.2485000000	587.87	360	358	4.7500000000	N/A	N/A
173	I-2	288,387.96	9.0000000000	8.6235000000	1,214.22	360	358	5.1250000000	N/A	N/A
174	I-2	168,732.97	7.3750000000	6.9985000000	635.75	360	358	3.5000000000	N/A	N/A
175	I-2	17,947,057.66	7.2820189218	6.9055189218	57,011.85	360	357	3.3608958209	N/A	N/A
176	I-2	194,941.16	6.9206857213	6.5441857213	661.35	360	357	2.9956857213	N/A	N/A
177	I-2	1,196,921.31	6.9274008780	6.5509008780	4,426.13	360	357	3.0344685830	N/A	N/A
178	I-2	115,787.33	7.3750000000	6.9985000000	436.99	360	357	3.5250000000	N/A	N/A
179	I-2	178,526.31	6.7500000000	6.3735000000	705.69	360	357	2.8750000000	N/A	N/A
180	I-2	820,856.69	7.3044911089	6.9279911089	3,009.25	360	356	3.4128574806	N/A	N/A
181	I-2	338,916.50	7.0000000000	6.6235000000	1,250.79	360	356	3.0750000000	N/A	N/A
182	I-2	728,608.22	7.3750000000	6.9985000000	2,850.29	360	355	3.5000000000	N/A	N/A
183	I-2	200,504.26	7.3750000000	6.9985000000	678.31	360	355	3.5000000000	N/A	N/A
184	I-2	220,977.06	7.3750000000	6.9985000000	807.67	360	355	3.5000000000	N/A	N/A
185	I-2	196,029.66	7.2500000000	6.8735000000	659.32	360	353	3.3250000000	N/A	N/A
186	I-2	471,017.99	6.9392970160	6.5627970160	1,524.41	360	352	2.9968688967	N/A	N/A
187	I-2	1,435,553.00	1.0000000000	0.6235000000	3,629.90	480	480	3.5000000000	N/A	N/A
188	I-2	326,400.00	2.0000000000	1.6235000000	988.44	480	480	4.0000000000	N/A	N/A
189	I-2	7,332,155.29	7.3161546670	6.9396546670	18,546.05	480	479	3.4295366304	N/A	N/A
190	I-2	2,199,383.33	7.3145285041	6.9380285041	6,376.36	480	479	3.3895285041	N/A	N/A
191	I-2	1,619,083.58	7.7554413945	7.3789413945	4,904.53	480	479	3.8684855340	N/A	N/A
192	I-2	6,387,608.90	7.2960299749	6.9195299749	16,179.36	480	478	3.4046102623	N/A	N/A
193	I-2	3,846,369.16	7.3750000000	6.9985000000	11,157.61	480	478	3.4500000000	N/A	N/A
194	I-2	687,562.54	6.6478758172	6.2713758172	2,084.96	480	478	2.7717385623	N/A	N/A
195	I-2	194,741.89	7.3750000000	6.9985000000	603.42	480	478	3.4500000000	N/A	N/A
196	I-2	3,440,849.01	7.2533463460	6.8768463460	8,689.27	480	477	3.3283463460	N/A	N/A
197	I-2	125,735.18	7.0000000000	6.6235000000	316.07	480	476	3.1250000000	N/A	N/A
198	I-2	232,409.25	7.3750000000	6.9985000000	623.22	480	474	3.4500000000	N/A	N/A
199	I-2	1,137,348.77	1.7500000000	1.3735000000	4,072.56	360	358	3.7536197412	N/A	N/A
200	I-2	801,861.81	2.5000000000	2.1235000000	3,176.77	360	358	3.9750000000	N/A	N/A
201	I-2	55,599.31	7.3750000000	6.9985000000	180.12	360	357	3.4500000000	N/A	N/A
202	I-2	499,799.24	7.8193333387	7.4428333387	1,794.80	360	357	3.9193333387	N/A	N/A
203	I-2	395,710.22	7.8750000000	7.4985000000	1,428.97	360	354	3.9750000000	N/A	N/A
204	I-2	364,050.00	7.3750000000	6.9985000000	1,170.93	360	359	3.4500000000	N/A	N/A

MORTGAGE LOAN ASSUMPTIONS (continued)

Loan No.	Subgroup	Maximum Lifetime Mortgage Gross Rate (%)	Minimum Lifetime Mortgage Gross Rate (%)	Number of Months Until First Rate Adjustment	Number of Months Until First Pay Adjustment	Rate/ Payment Adjustment Frequency (in months)	Pay Adjustment Frequency (in months)	Negative Amortization Cap (%)	Index
1	I-1	12.5000000000	4.6500000000	1	12	1	12	110.00	COFI
2	I-1	12.5000000000	4.6500000000	1	11	1	12	110.00	COFI
3	I-1	12.5000000000	3.0447990005	1	12	1	12	110.00	One-Year MTA
4	I-1	12.5000000000	3.3312730845	1	12	1	12	110.00	One-Year MTA
5	I-1	12.5000000000	4.1500000000	1	12	1	12	110.00	One-Year MTA
6	I-1	9.9990000000	4.3477042519	1	11	1	12	110.00	One-Year MTA
7	I-1	12.5000000000	3.3065082737	1	11	1	12	110.00	One-Year MTA
8	I-1	12.5000000000	3.4462977865	1	11	1	12	110.00	One-Year MTA
9	I-1	12.5000000000	3.1500000000	1	11	1	12	110.00	One-Year MTA
10	I-1	12.5000000000	3.2750000000	1	11	1	12	110.00	One-Year MTA
11	I-1	9.9986816335	4.1212925570	1	10	1	12	110.00	One-Year MTA
12	I-1	9.9990000000	4.4490000000	1	10	1	12	110.00	One-Year MTA
13	I-1	9.9990000000	4.0029607723	1	9	1	12	110.00	One-Year MTA
14	I-1	9.9990000000	4.0348585952	1	8	1	12	110.00	One-Year MTA
15	I-1	9.9990000000	3.7500000000	1	6	1	12	110.00	One-Year MTA
16	I-1	12.5000000000	3.4288461538	1	12	1	12	110.00	One-Year MTA
17	I-1	12.5000000000	3.3956518191	1	12	1	12	110.00	One-Year MTA
18	I-1	12.5000000000	3.4000000000	1	11	1	12	110.00	One-Year MTA
19	I-1	9.9990000000	4.4000000000	1	11	1	12	110.00	One-Year MTA
20	I-1	9.9939176440	3.7533967221	1	10	1	12	110.00	One-Year MTA
21	I-1	9.9988631602	3.5557831268	1	9	1	12	110.00	One-Year MTA
22	I-1	9.9969865083	3.6733033167	1	8	1	12	110.00	One-Year MTA
23	I-1	9.9990000000	3.1000000000	1	7	1	12	110.00	One-Year MTA
24	I-1	12.5000000000	3.1500000000	1	13	1	12	110.00	One-Year MTA
25	I-1	12.5000000000	3.3958874396	1	12	1	12	110.00	One-Year MTA
26	I-1	12.5000000000	3.5250000000	1	12	1	12	110.00	One-Year MTA
27	I-1	9.9990000000	3.7697987481	1	11	1	12	110.00	One-Year MTA
28	I-1	9.9990000000	3.5418026393	1	10	1	12	110.00	One-Year MTA
29	I-1	9.9990000000	4.0000000000	1	10	1	12	110.00	One-Year MTA
30	I-1	9.9990000000	3.3245315294	1	9	1	12	110.00	One-Year MTA
31	I-1	9.9990000000	3.7500000000	1	8	1	12	110.00	One-Year MTA
32	I-1	9.9990000000	3.5000000000	1	7	1	12	110.00	One-Year MTA
33	I-1	12.5000000000	3.4000000000	1	12	1	12	110.00	One-Year MTA
34	I-1	12.5000000000	3.1500000000	1	12	1	12	110.00	One-Year MTA
35	I-1	12.5000000000	3.2250000000	1	12	1	12	110.00	One-Year MTA
36	I-1	9.9990000000	3.7400000000	1	11	1	12	110.00	One-Year MTA
37	I-1	9.9990000000	3.2604746834	1	9	1	12	110.00	One-Year MTA
38	I-1	9.9990000000	3.1735030434	1	8	1	12	110.00	One-Year MTA
39	I-1	12.5000000000	3.3750000000	1	13	1	12	110.00	One-Year MTA
40	I-1	12.5000000000	3.1878478296	1	12	1	12	110.00	One-Year MTA
41	I-1	12.5000000000	3.4621100665	1	12	1	12	110.00	One-Year MTA
42	I-1	12.5000000000	3.3000000000	1	12	1	12	110.00	One-Year MTA
43	I-1	12.5000000000	2.9948790515	1	11	1	12	110.00	One-Year MTA
44	I-1	12.5000000000	3.5758308119	1	11	1	12	110.00	One-Year MTA
45	I-1	12.5000000000	3.2250000000	1	11	1	12	110.00	One-Year MTA
46	I-1	12.5000000000	3.6487183823	1	12	1	12	110.00	One-Year MTA
47	I-1	12.5000000000	3.8820634585	1	12	1	12	110.00	One-Year MTA
48	I-1	12.5000000000	4.3250000000	1	11	1	12	110.00	One-Year MTA
49	I-1	12.5000000000	3.4000000000	1	13	1	12	110.00	One-Year MTA
50	I-1	12.5000000000	3.6791884685	1	13	1	12	110.00	One-Year MTA
51	I-1	12.5000000000	3.0750000000	1	12	1	12	110.00	One-Year MTA
52	I-1	12.5000000000	3.2466898245	1	12	1	12	110.00	One-Year MTA
53	I-1	12.5000000000	2.2500000000	1	11	1	12	110.00	One-Year MTA
54	I-1	9.9977034333	4.0869964837	1	10	1	12	110.00	One-Year MTA
55	I-1	9.9990000000	3.7444311002	1	9	1	12	110.00	One-Year MTA
56	I-1	9.9990000000	4.0000000000	1	9	1	12	110.00	One-Year MTA
57	I-1	9.9941631862	3.3962083281	1	8	1	12	110.00	One-Year MTA
58	I-1	12.5000000000	3.6500000000	1	24	1	12	110.00	One-Year MTA
59	I-1	12.5000000000	3.4500000000	1	60	1	12	110.00	One-Year MTA
60	I-1	9.9500000000	3.0010146875	1	12	1	12	115.00	One-Year MTA
61	I-1	9.9500000000	3.5250000000	1	12	1	12	115.00	One-Year MTA
62	I-1	9.9492034379	3.3056868243	1	11	1	12	115.00	One-Year MTA
63	I-1	9.9500000000	3.5055149359	1	11	1	12	115.00	One-Year MTA
64	I-1	10.4735454856	3.7397761702	1	11	1	12	115.00	One-Year MTA
65	I-1	9.9500000000	3.4940430011	1	11	1	12	115.00	One-Year MTA
66	I-1	9.9500000000	4.0500000000	1	11	1	12	115.00	One-Year MTA
67	I-1	10.1750560086	3.3911621733	1	11	1	12	115.00	One-Year MTA
68	I-1	9.9500000000	3.5250000000	1	11	1	12	115.00	One-Year MTA
69	I-1	9.9500000000	3.2750000000	1	7	1	12	115.00	One-Year MTA
70	I-1	9.9500000000	3.0772453119	1	10	1	12	115.00	One-Year MTA
71	I-1	9.9500000000	3.4193836858	1	10	1	12	115.00	One-Year MTA
72	I-1	9.9500000000	3.2750000000	1	10	1	12	115.00	One-Year MTA
73	I-1	9.9500000000	3.4365574659	1	9	1	12	115.00	One-Year MTA
74	I-1	9.9500000000	3.5250000000	1	9	1	12	115.00	One-Year MTA
75	I-1	10.1680558638	2.9975002745	1	8	1	12	115.00	One-Year MTA
76	I-1	9.9500000000	3.7750000000	1	8	1	12	115.00	One-Year MTA
77	I-1	9.9500000000	3.2583671839	1	7	1	12	115.00	One-Year MTA
78	I-1	9.9500000000	3.9000000000	1	7	1	12	115.00	One-Year MTA
79	I-1	9.9500000000	3.5250000000	1	7	1	12	115.00	One-Year MTA
80	I-1	9.9500000000	3.2750000000	1	4	1	12	115.00	One-Year MTA
81	I-1	9.9500000000	3.1500000000	1	11	1	12	115.00	One-Year MTA
82	I-1	9.9500000000	3.5250000000	1	10	1	12	115.00	One-Year MTA
83	I-1	9.9500000000	3.5250000000	1	7	1	12	115.00	One-Year MTA
84	I-1	9.9500000000	2.8000000000	1	3	1	12	115.00	One-Year MTA
85	I-1	9.9500000000	3.4000000000	1	12	1	12	115.00	One-Year MTA
86	I-1	9.9500000000	2.6500000000	1	12	1	12	115.00	One-Year MTA
87	I-1	10.0078935087	3.6096655100	1	11	1	12	115.00	One-Year MTA
88	I-1	9.9500000000	3.7000000000	1	11	1	12	115.00	One-Year MTA
89	I-1	9.9500000000	3.9500000000	1	11	1	12	115.00	One-Year MTA
90	I-1	9.9500000000	3.6028981319	1	11	1	12	115.00	One-Year MTA
91	I-1	9.8193895625	3.7000000000	1	11	1	12	115.00	One-Year MTA
92	I-1	10.0636417118	3.4024028065	1	10	1	12	115.00	One-Year MTA
93	I-1	10.4500000000	3.7000000000	1	10	1	12	115.00	One-Year MTA
94	I-1	9.9500000000	3.9500000000	1	10	1	12	115.00	One-Year MTA
95	I-1	9.9500000000	3.5110454368	1	9	1	12	115.00	One-Year MTA
96	I-1	9.9500000000	3.9500000000	1	9	1	12	115.00	One-Year MTA
97	I-1	9.9500000000	3.7000000000	1	9	1	12	115.00	One-Year MTA
98	I-1	9.9500000000	3.9409184595	1	9	1	12	115.00	One-Year MTA
99	I-1	9.9500000000	3.5419004614	1	8	1	12	115.00	One-Year MTA
100	I-1	9.9500000000	3.9250000000	1	8	1	12	115.00	One-Year MTA
101	I-1	9.9500000000	3.5257694786	1	7	1	12	115.00	One-Year MTA
102	I-1	9.9500000000	3.7000000000	1	6	1	12	115.00	One-Year MTA
103	I-1	9.9500000000	3.4500000000	1	5	1	12	115.00	One-Year MTA
104	I-2	12.5000000000	2.8500000000	1	12	1	12	110.00	COFI
105	I-2	12.5000000000	3.7211170620	1	13	1	12	110.00	One-Year MTA
106	I-2	12.5000000000	3.3007307242	1	12	1	12	110.00	One-Year MTA
107	I-2	12.5000000000	3.3455034757	1	12	1	12	110.00	One-Year MTA
108	I-2	12.5000000000	3.9015759312	1	12	1	12	110.00	One-Year MTA
109	I-2	9.9500000000	3.4500000000	1	12	1	12	110.00	One-Year MTA
110	I-2	9.9500000000	3.4500000000	1	12	1	12	110.00	One-Year MTA
111	I-2	9.9500000000	3.4500000000	1	12	1	12	110.00	One-Year MTA
112	I-2	9.9500000000	3.4500000000	1	12	1	12	110.00	One-Year MTA
113	I-2	9.9500000000	2.7250000000	1	12	1	12	110.00	One-Year MTA
114	I-2	12.5000000000	3.2197799739	1	11	1	12	110.00	One-Year MTA
115	I-2	12.5000000000	3.3501957993	1	11	1	12	110.00	One-Year MTA
116	I-2	12.5000000000	3.5860759454	1	11	1	12	110.00	One-Year MTA
117	I-2	9.9500000000	3.3876394246	1	11	1	12	110.00	One-Year MTA
118	I-2	9.9500000000	3.4500000000	1	11	1	12	110.00	One-Year MTA
119	I-2	9.9500000000	3.4500000000	1	11	1	12	110.00	One-Year MTA
120	I-2	9.9500000000	3.4500000000	1	11	1	12	110.00	One-Year MTA
121	I-2	9.9500000000	2.7250000000	1	11	1	12	110.00	One-Year MTA
122	I-2	9.9500000000	2.7559888181	1	11	1	12	110.00	One-Year MTA
123	I-2	9.9500000000	2.8750000000	1	11	1	12	110.00	One-Year MTA
124	I-2	9.9500000000	2.9500000000	1	11	1	12	110.00	One-Year MTA
125	I-2	9.9500000000	2.9500000000	1	11	1	12	110.00	One-Year MTA
126	I-2	9.9500000000	3.0018991157	1	11	1	12	110.00	One-Year MTA
127	I-2	9.9500000000	3.1167092696	1	11	1	12	110.00	One-Year MTA
128	I-2	9.9500000000	3.1542595783	1	11	1	12	110.00	One-Year MTA
129	I-2	9.9500000000	3.3601849278	1	10	1	12	110.00	One-Year MTA
130	I-2	9.9500000000	3.0750000000	1	10	1	12	110.00	One-Year MTA
131	I-2	9.9500000000	3.3250000000	1	9	1	12	110.00	One-Year MTA
132	I-2	10.4500000000	3.3250000000	1	9	1	12	110.00	One-Year MTA
133	I-2	9.9500000000	3.3250000000	1	8	1	12	110.00	One-Year MTA
134	I-2	10.9500000000	3.2500000000	1	8	1	12	110.00	One-Year MTA
135	I-2	10.4500000000	3.3250000000	1	8	1	12	110.00	One-Year MTA
136	I-2	9.9500000000	2.9500000000	1	6	1	12	110.00	One-Year MTA
137	I-2	9.9500000000	3.2000000000	1	5	1	12	110.00	One-Year MTA
138	I-2	12.5000000000	3.5475407320	1	12	1	12	110.00	One-Year MTA
139	I-2	12.5000000000	3.8250000000	1	12	1	12	110.00	One-Year MTA
140	I-2	9.9500000000	3.0816790761	1	12	1	12	110.00	One-Year MTA
141	I-2	9.9500000000	3.4500000000	1	12	1	12	110.00	One-Year MTA
142	I-2	12.5000000000	3.8250000000	1	11	1	12	110.00	One-Year MTA
143	I-2	12.5000000000	4.4500000000	1	11	1	12	110.00	One-Year MTA
144	I-2	9.9500000000	3.4500000000	1	11	1	12	110.00	One-Year MTA
145	I-2	9.9500000000	3.4500000000	1	11	1	12	110.00	One-Year MTA
146	I-2	9.9500000000	2.8269425843	1	10	1	12	110.00	One-Year MTA
147	I-2	12.5000000000	3.2000000000	1	60	1	12	110.00	One-Year MTA
148	I-2	9.9500000000	3.4500000000	1	60	1	12	110.00	One-Year MTA
149	I-2	9.9500000000	3.2000000000	1	60	1	12	110.00	One-Year MTA
150	I-2	9.9500000000	3.4500000000	1	59	1	12	110.00	One-Year MTA
151	I-2	9.9500000000	3.4500000000	1	58	1	12	110.00	One-Year MTA
152	I-2	9.9500000000	2.9500000000	1	58	1	12	110.00	One-Year MTA
153	I-2	9.9500000000	3.0750000000	1	59	1	12	110.00	One-Year MTA
154	I-2	9.9500000000	3.5000000000	1	13	1	12	115.00	One-Year MTA
155	I-2	9.9500000000	3.2737341772	1	13	1	12	115.00	One-Year MTA
156	I-2	9.9500000000	3.3355304606	1	12	1	12	115.00	One-Year MTA
157	I-2	9.9500000000	2.8750000000	1	12	1	12	115.00	One-Year MTA
158	I-2	9.9500000000	3.3359007470	1	12	1	12	115.00	One-Year MTA
159	I-2	9.9500000000	3.4500000000	1	12	1	12	115.00	One-Year MTA
160	I-2	9.9500000000	3.8308888591	1	12	1	12	115.00	One-Year MTA
161	I-2	9.9500000000	3.4500000000	1	12	1	12	115.00	One-Year MTA
162	I-2	9.9500000000	4.7500000000	1	12	1	12	115.00	One-Year MTA
163	I-2	9.9500000000	4.9973404753	1	12	1	12	115.00	One-Year MTA
164	I-2	9.9500000000	3.4040083136	1	11	1	12	115.00	One-Year MTA
165	I-2	9.9500000000	3.3169271208	1	11	1	12	115.00	One-Year MTA
166	I-2	9.9500000000	3.4116676302	1	11	1	12	115.00	One-Year MTA
167	I-2	9.9500000000	3.4298566068	1	11	1	12	115.00	One-Year MTA
168	I-2	9.9500000000	3.6048012510	1	11	1	12	115.00	One-Year MTA
169	I-2	9.9500000000	3.4500000000	1	11	1	12	115.00	One-Year MTA
170	I-2	9.9500000000	3.2453667891	1	11	1	12	115.00	One-Year MTA
171	I-2	9.9500000000	3.4500000000	1	11	1	12	115.00	One-Year MTA
172	I-2	9.9500000000	4.7500000000	1	11	1	12	115.00	One-Year MTA
173	I-2	9.9500000000	5.1250000000	1	11	1	12	115.00	One-Year MTA
174	I-2	9.9500000000	3.5000000000	1	11	1	12	115.00	One-Year MTA
175	I-2	9.9500000000	3.3608958209	1	10	1	12	115.00	One-Year MTA
176	I-2	9.9500000000	2.9956857213	1	10	1	12	115.00	One-Year MTA
177	I-2	9.9500000000	3.0344685830	1	10	1	12	115.00	One-Year MTA
178	I-2	9.9500000000	3.5250000000	1	10	1	12	115.00	One-Year MTA
179	I-2	9.9500000000	2.8750000000	1	10	1	12	115.00	One-Year MTA
180	I-2	9.9500000000	3.4128574806	1	9	1	12	115.00	One-Year MTA
181	I-2	9.9500000000	3.0750000000	1	9	1	12	115.00	One-Year MTA
182	I-2	9.9500000000	3.5000000000	1	8	1	12	115.00	One-Year MTA
183	I-2	9.9500000000	3.5000000000	1	8	1	12	115.00	One-Year MTA
184	I-2	11.9500000000	3.5000000000	1	8	1	12	115.00	One-Year MTA
185	I-2	9.9500000000	3.3250000000	1	6	1	12	115.00	One-Year MTA
186	I-2	9.9500000000	2.9968688967	1	5	1	12	115.00	One-Year MTA
187	I-2	9.9500000000	3.5000000000	1	13	1	12	115.00	One-Year MTA
188	I-2	9.9500000000	4.0000000000	1	13	1	12	115.00	One-Year MTA
189	I-2	9.9500000000	3.4295366304	1	12	1	12	115.00	One-Year MTA
190	I-2	9.9500000000	3.3895285041	1	12	1	12	115.00	One-Year MTA
191	I-2	9.9500000000	3.8684855340	1	12	1	12	115.00	One-Year MTA
192	I-2	9.9500000000	3.4046102623	1	11	1	12	115.00	One-Year MTA
193	I-2	9.9500000000	3.4500000000	1	11	1	12	115.00	One-Year MTA
194	I-2	9.9500000000	2.7717385623	1	11	1	12	115.00	One-Year MTA
195	I-2	9.9500000000	3.4500000000	1	11	1	12	115.00	One-Year MTA
196	I-2	9.9500000000	3.3283463460	1	10	1	12	115.00	One-Year MTA
197	I-2	9.9500000000	3.1250000000	1	9	1	12	115.00	One-Year MTA
198	I-2	9.9500000000	3.4500000000	1	7	1	12	115.00	One-Year MTA
199	I-2	9.9500000000	3.7536197412	1	11	1	12	115.00	One-Year MTA
200	I-2	9.9500000000	3.9750000000	1	11	1	12	115.00	One-Year MTA
201	I-2	9.9500000000	3.4500000000	1	10	1	12	115.00	One-Year MTA
202	I-2	9.9500000000	3.9193333387	1	10	1	12	115.00	One-Year MTA
203	I-2	9.9500000000	3.9750000000	1	7	1	12	115.00	One-Year MTA
204	I-2	9.9500000000	3.4500000000	1	12	1	12	115.00	One-Year MTA

MORTGAGE LOAN ASSUMPTIONS

Loan No.	Subgroup	Current Balances ($)	Current Mortgage Rate (%)	Current Net Mortgage Rate (%)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)
1	II-1	1,873,203.19	6.4199681890	6.1184681890	360	358	2.2500000000	2.0000000000	2.0000000000
2	II-1	6,453,325.78	6.5717479166	6.2702479166	360	358	2.2500000000	2.0000000000	2.0000000000
3	II-1	562,500.00	6.5000000000	6.1985000000	360	359	3.2500000000	2.0000000000	2.0000000000
4	II-1	2,392,550.00	6.6451275835	6.3936275835	360	357	2.2500000000	6.0000000000	2.0000000000
5	II-1	3,039,598.43	6.3673587361	5.9837590753	360	358	2.4039671903	2.0000000000	2.0000000000
6	II-1	704,000.00	6.6250000000	6.3235000000	360	357	2.2500000000	2.0000000000	2.2500000000
7	II-1	428,419.24	5.1250000000	4.8235000000	360	358	2.2500000000	6.0000000000	1.0000000000
8	II-1	1,575,608.75	5.7841493383	5.4826493383	360	356	2.2500000000	6.0000000000	2.0000000000
9	II-1	1,223,427.34	5.9410031024	5.6395031024	360	356	2.2500000000	6.0000000000	2.0000000000
10	II-1	3,647,029.15	6.6556430701	6.3541430701	360	358	2.3116382789	2.0000000000	2.0000000000
11	II-1	174,659.69	6.0000000000	5.6985000000	360	355	2.7500000000	3.0000000000	2.0000000000
12	II-1	728,365.90	6.9859288604	6.7344288604	360	357	2.2500000000	6.0000000000	2.0000000000
13	II-1	17,782,451.51	6.7672372088	6.4657372088	360	358	2.3426551718	2.0000000000	2.0000000000
14	II-1	2,336,200.00	6.6017250235	6.3002250235	360	358	2.3475943840	2.0000000000	2.0000000000
15	II-1	2,920,757.66	6.6447566725	6.3932566725	360	358	2.2500000000	6.0000000000	2.0000000000
16	II-1	469,000.00	7.0445095949	6.7930095949	360	358	2.2500000000	6.0000000000	2.0000000000
17	II-1	4,419,084.94	6.4168795760	6.0304939342	360	357	2.2852392016	2.0000000000	2.0000000000
18	II-1	335,925.70	6.5000000000	6.1985000000	360	358	2.2500000000	2.0000000000	2.0000000000
19	II-1	164,771.36	7.2500000000	6.9485000000	360	359	3.2500000000	2.0000000000	1.0000000000
20	II-1	231,046.88	5.8750000000	5.5735000000	360	356	2.2500000000	6.0000000000	2.0000000000
21	II-1	272,350.00	6.6250000000	6.3235000000	360	354	3.2500000000	3.0000000000	1.0000000000
22	II-1	730,908.57	6.5064831245	6.2049831245	360	357	3.3750000000	3.0000000000	1.0000000000
23	II-1	215,000.00	5.9990000000	5.6975000000	360	357	3.3750000000	3.0000000000	1.0000000000
24	II-1	816,800.00	5.9488246817	5.6473246817	360	357	2.2500000000	6.0000000000	2.0000000000
25	II-1	259,204.00	6.0000000000	5.6985000000	360	356	3.5000000000	6.0000000000	2.0000000000
26	II-1	1,723,699.24	6.0129879996	5.7114879996	360	356	2.5242647842	6.0000000000	2.0000000000
27	II-1	247,889.44	5.8750000000	5.5735000000	360	344	2.2500000000	6.0000000000	2.0000000000
28	II-2	736,200.00	6.8694987775	6.6179987775	360	357	2.2500000000	5.0000000000	2.0000000000
29	II-2	8,372,395.78	6.6750947255	6.3449706169	360	358	2.2588161659	5.0000000000	2.0000000000
30	II-2	754,771.34	6.6423796577	6.3408796577	360	358	2.2500000000	5.0000000000	2.0000000000
31	II-2	158,344.85	5.3750000000	5.0735000000	360	352	2.2500000000	5.2500000000	2.0000000000
32	II-2	8,154,684.64	6.4086057445	6.1571057445	360	358	2.2500000000	6.0000000000	2.0000000000
33	II-2	1,773,739.33	6.4402488210	6.1887488210	360	358	2.2500000000	6.0000000000	2.0000000000
34	II-2	49,370,845.17	6.7239584090	6.4224584090	360	358	2.2573217951	5.0000000000	2.0000000000
35	II-2	6,456,687.14	6.6424592419	6.3409592419	360	358	2.2500000000	5.0000000000	2.0000000000
36	II-2	55,525,968.80	6.5967865268	6.3452865268	360	358	2.2500000000	6.0000000000	2.0000000000
37	II-2	10,539,971.10	6.5232804325	6.2717804325	360	358	2.2500000000	6.0000000000	2.0000000000
38	II-2	435,500.00	6.7007749713	6.3992749713	360	357	2.8561997704	2.0000000000	2.0000000000
39	II-2	12,779,180.71	6.4627220674	6.1033018595	360	357	2.3422602181	5.0000000000	2.0000000000
40	II-2	228,797.83	6.1250000000	5.8235000000	360	359	2.2500000000	5.0000000000	2.0000000000
41	II-2	113,498.82	6.6250000000	6.3235000000	360	358	3.2500000000	5.0000000000	1.0000000000
42	II-2	119,782.45	6.5000000000	6.1985000000	360	358	3.2500000000	5.0000000000	1.0000000000
43	II-2	521,259.46	6.8144872253	6.5129872253	360	357	2.2500000000	6.0000000000	2.0000000000
44	II-2	526,804.20	6.5096553663	6.2081553663	360	357	3.5000000000	6.0000000000	2.0000000000
45	II-2	199,242.39	6.8750000000	6.5735000000	360	356	2.2500000000	6.0000000000	2.0000000000
46	II-2	169,698.28	6.8750000000	6.5735000000	360	356	3.5000000000	3.0000000000	1.0000000000
47	II-2	3,093,805.82	6.2489109514	5.9474109514	360	357	2.9226160855	5.0000000000	1.0000000000
48	II-2	779,600.00	6.7541688045	6.4526688045	360	358	3.2500000000	5.0000000000	1.0000000000
49	II-2	6,360,021.69	5.9845403131	5.6830403131	360	356	2.2791499654	6.0000000000	2.0000000000
50	II-2	250,001.00	6.6250000000	6.3235000000	360	357	3.5000000000	6.0000000000	1.0000000000
51	II-2	1,215,497.04	6.5155301489	6.2140301489	360	357	3.3889361508	6.0000000000	2.0000000000
52	II-2	293,606.70	5.3750000000	5.0735000000	360	354	2.7500000000	6.0000000000	1.0000000000
53	II-2	3,355,954.29	6.1154083326	5.8139083326	360	357	2.6083276607	6.0000000000	2.0000000000
54	II-2	176,200.00	6.8750000000	6.5735000000	360	355	2.7500000000	6.0000000000	1.0000000000
55	II-2	274,397.96	7.5000000000	7.1985000000	360	357	2.2500000000	5.0000000000	1.0000000000
56	II-2	529,000.00	6.4366729679	6.1351729679	360	357	2.2500000000	6.0000000000	2.0000000000
57	II-3	760,521.46	7.7500000000	7.4985000000	360	358	2.2500000000	5.0000000000	2.0000000000
58	II-3	2,510,103.02	6.2731013427	5.9266751269	360	357	2.2500000000	5.0000000000	2.0000000000
59	II-3	3,055,537.17	6.6456727649	6.3941727649	360	358	2.2500000000	6.0000000000	2.0000000000
60	II-3	21,331,557.78	6.6030677028	6.3015677028	360	358	2.2500000000	5.0000000000	2.0000000000
61	II-3	2,219,200.00	5.9272710887	5.6257710887	360	359	2.2500000000	5.0000000000	2.0000000000
62	II-3	29,347,529.09	6.6719722947	6.4204722947	360	358	2.2500000000	6.0000000000	2.0000000000
63	II-3	3,587,351.87	6.7823653817	6.5308653817	360	358	2.2500000000	6.0000000000	2.0000000000
64	II-3	10,308,643.05	6.3284189420	5.9732455344	360	357	2.3689778319	5.0000000000	2.0000000000
65	II-3	1,050,000.00	6.3500000000	6.0485000000	360	358	2.6500000000	5.0000000000	2.0000000000
66	II-3	488,091.78	6.3750000000	6.0735000000	360	358	3.2500000000	5.0000000000	1.0000000000
67	II-3	2,307,664.79	6.3944100553	6.0929100553	360	358	3.0420408536	5.0000000000	1.0000000000
68	II-3	512,400.00	6.7500000000	6.4485000000	360	358	3.2500000000	5.0000000000	1.0000000000
69	II-3	3,326,600.00	5.9259548037	5.6244548037	360	356	2.2500000000	6.0000000000	2.0000000000
70	II-3	1,883,808.61	5.5000000000	5.1985000000	360	355	2.2500000000	6.0000000000	2.0000000000
71	II-3	1,358,400.00	7.1583480565	6.8568480565	360	358	2.2500000000	5.0000000000	1.0000000000
72	II-3	470,400.00	6.3750000000	6.0735000000	360	358	2.2500000000	5.0000000000	1.0000000000

MORTGAGE LOAN ASSUMPTIONS (continued)

Loan No.	Subgroup	Maximum Lifetime Mortgage Gross Rate (%)	Minimum Lifetime Mortgage Gross Rate (%)	Number of Months Until First Rate Adjustment	Number of Months Until First Pay Adjustment	Rate Payment Adjustment Frequency (in months)	Pay Adjustment Frequency (in months)	Remaining Interest Only (in months)	Index
1	II-1	12.4199681890	2.2500000000	34	35	12	12	N/A	One-Year Libor
2	II-1	12.5717479166	2.2500000000	34	35	12	12	118	One-Year Libor
3	II-1	12.5000000000	3.2500000000	35	36	12	12	119	One-Year Libor
4	II-1	12.6451275835	2.2500000000	33	34	12	12	117	One-Year Libor
5	II-1	12.3673587361	2.4039671903	34	35	12	12	34	One-Year Libor
6	II-1	12.6250000000	2.2500000000	33	34	12	12	33	One-Year Libor
7	II-1	11.1250000000	2.2500000000	34	35	6	6	118	Six-Month Libor
8	II-1	11.7841493383	2.2500000000	32	33	6	6	116	Six-Month Libor
9	II-1	11.9410031024	2.2500000000	32	33	6	6	116	Six-Month Libor
10	II-1	12.6556430701	2.3116382789	34	35	12	12	N/A	One-Year Libor
11	II-1	12.0000000000	2.7500000000	31	32	12	12	N/A	One-Year Libor
12	II-1	12.9859288604	2.2500000000	33	34	12	12	N/A	One-Year Libor
13	II-1	12.7672372088	2.3426551718	34	35	12	12	118	One-Year Libor
14	II-1	12.6017250235	2.3475943840	34	35	12	12	118	One-Year Libor
15	II-1	12.6447566725	2.2500000000	34	35	12	12	118	One-Year Libor
16	II-1	13.0445095949	2.2500000000	34	35	12	12	118	One-Year Libor
17	II-1	12.4168795760	2.2852392016	33	34	12	12	33	One-Year Libor
18	II-1	12.5000000000	2.2500000000	34	35	12	12	58	One-Year Libor
19	II-1	13.2500000000	3.2500000000	35	36	6	6	N/A	Six-Month Libor
20	II-1	11.8750000000	2.2500000000	32	33	6	6	N/A	Six-Month Libor
21	II-1	12.6250000000	3.2500000000	30	31	6	6	114	Six-Month Libor
22	II-1	12.5064831245	3.3750000000	33	34	6	6	117	Six-Month Libor
23	II-1	11.9990000000	3.3750000000	33	34	6	6	117	Six-Month Libor
24	II-1	11.9488246817	2.2500000000	33	34	6	6	117	Six-Month Libor
25	II-1	12.0000000000	3.5000000000	32	33	6	6	116	Six-Month Libor
26	II-1	12.0129879996	2.5242647842	32	33	6	6	116	Six-Month Libor
27	II-1	11.8750000000	2.2500000000	20	21	6	6	20	Six-Month Libor
28	II-2	12.8694987775	2.2500000000	57	58	12	12	117	One-Year Libor
29	II-2	11.6750947255	2.2588161659	58	59	12	12	N/A	One-Year Libor
30	II-2	11.6423796577	2.2500000000	58	59	12	12	N/A	One-Year Libor
31	II-2	10.6250000000	2.2500000000	52	53	12	12	N/A	One-Year Libor
32	II-2	12.4086057445	2.2500000000	58	59	12	12	N/A	One-Year Libor
33	II-2	12.4402488210	2.2500000000	58	59	12	12	N/A	One-Year Libor
34	II-2	11.7239584090	2.2573217951	58	59	12	12	118	One-Year Libor
35	II-2	11.6424592419	2.2500000000	58	59	12	12	118	One-Year Libor
36	II-2	12.5980967181	2.2500000000	58	59	12	12	118	One-Year Libor
37	II-2	12.5232804325	2.2500000000	58	59	12	12	118	One-Year Libor
38	II-2	12.0945752009	2.8561997704	57	58	12	12	57	One-Year Libor
39	II-2	11.4627220674	2.3422602181	57	58	12	12	57	One-Year Libor
40	II-2	11.1250000000	2.2500000000	59	60	12	12	59	One-Year Libor
41	II-2	11.6250000000	3.2500000000	58	59	6	6	N/A	Six-Month Libor
42	II-2	11.5000000000	3.2500000000	58	59	6	6	N/A	Six-Month Libor
43	II-2	12.8144872253	2.2500000000	57	58	6	6	N/A	Six-Month Libor
44	II-2	12.5096553663	3.5000000000	57	58	6	6	N/A	Six-Month Libor
45	II-2	12.8750000000	2.2500000000	56	57	6	6	N/A	Six-Month Libor
46	II-2	12.8750000000	3.5000000000	56	57	6	6	116	Six-Month Libor
47	II-2	11.2489109514	2.9226160855	57	58	6	6	117	Six-Month Libor
48	II-2	11.7541688045	3.2500000000	58	59	6	6	118	Six-Month Libor
49	II-2	11.9845403131	2.2791499654	56	57	6	6	116	Six-Month Libor
50	II-2	12.6250000000	3.5000000000	57	58	6	6	117	Six-Month Libor
51	II-2	12.5155301489	3.3889361508	57	58	6	6	117	Six-Month Libor
52	II-2	11.3750000000	2.7500000000	54	55	6	6	114	Six-Month Libor
53	II-2	12.1154083326	2.6083276607	57	58	6	6	117	Six-Month Libor
54	II-2	12.8750000000	2.7500000000	55	56	6	6	115	Six-Month Libor
55	II-2	12.5000000000	2.2500000000	57	58	6	6	57	Six-Month Libor
56	II-2	12.4366729679	2.2500000000	57	58	6	6	57	Six-Month Libor
57	II-3	13.7500000000	2.2500000000	58	59	12	12	N/A	One-Year Libor
58	II-3	11.2731013427	2.2500000000	57	58	12	12	N/A	One-Year Libor
59	II-3	12.6456727649	2.2500000000	58	59	12	12	N/A	One-Year Libor
60	II-3	11.6030677028	2.2500000000	58	59	12	12	118	One-Year Libor
61	II-3	10.9272710887	2.2500000000	59	60	12	12	119	One-Year Libor
62	II-3	12.6719722947	2.2500000000	58	59	12	12	118	One-Year Libor
63	II-3	12.7823653817	2.2500000000	58	59	12	12	118	One-Year Libor
64	II-3	11.3284189420	2.3689778319	57	58	12	12	57	One-Year Libor
65	II-3	11.7500000000	2.6500000000	58	59	12	12	58	One-Year Libor
66	II-3	11.3750000000	3.2500000000	58	59	6	6	N/A	Six-Month Libor
67	II-3	11.3944100553	3.0420408536	58	59	6	6	118	Six-Month Libor
68	II-3	11.7500000000	3.2500000000	58	59	6	6	118	Six-Month Libor
69	II-3	11.9259548037	2.2500000000	56	57	6	6	116	Six-Month Libor
70	II-3	11.5000000000	2.2500000000	55	56	6	6	115	Six-Month Libor
71	II-3	12.1583480565	2.2500000000	58	59	6	6	130	Six-Month Libor
72	II-3	11.3750000000	2.2500000000	58	59	6	6	130	Six-Month Libor

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Interest Only Certificates) and sets forth the percentage of the initial principal amounts of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial Certificate Principal Balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class I-1A Certificates						Class I-2A Certificates
	5%	10%	25%	30%	40%	50%	5%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
April 2007	98	92	75	69	58	46	98	92	75	69	58	46
April 2008	96	85	56	47	31	18	96	85	56	47	31	18
April 2009	93	78	40	30	15	4	94	78	40	31	15	4
April 2010	89	69	29	22	12	4	90	70	29	22	12	4
April 2011	83	61	21	15	7	3	85	62	22	16	7	3
April 2012	77	52	16	11	4	1	79	54	17	11	4	1
April 2013	71	45	12	8	3	*	73	47	13	8	3	*
April 2014	66	40	9	5	1	0	68	41	10	5	1	0
April 2015	61	35	7	4	1	0	63	36	7	4	1	0
April 2016	56	31	5	2	*	0	58	32	5	3	*	0
April 2017	51	27	4	2	0	0	53	28	4	2	0	0
April 2018	46	24	3	1	0	0	48	25	3	1	0	0
April 2019	42	21	2	*	0	0	44	22	2	*	0	0
April 2020	39	18	1	*	0	0	41	19	1	*	0	0
April 2021	36	16	1	0	0	0	38	17	1	0	0	0
April 2022	32	14	*	0	0	0	35	15	*	0	0	0
April 2023	30	12	*	0	0	0	32	13	*	0	0	0
April 2024	27	10	0	0	0	0	29	11	0	0	0	0
April 2025	24	9	0	0	0	0	26	9	0	0	0	0
April 2026	21	7	0	0	0	0	24	8	0	0	0	0
April 2027	19	6	0	0	0	0	21	7	0	0	0	0
April 2028	16	5	0	0	0	0	19	6	0	0	0	0
April 2029	14	4	0	0	0	0	16	5	0	0	0	0
April 2030	12	3	0	0	0	0	14	4	0	0	0	0
April 2031	10	2	0	0	0	0	12	3	0	0	0	0
April 2032	8	2	0	0	0	0	10	3	0	0	0	0
April 2033	5	1	0	0	0	0	8	2	0	0	0	0
April 2034	4	*	0	0	0	0	6	1	0	0	0	0
April 2035	2	0	0	0	0	0	4	*	0	0	0	0
April 2036	0	0	0	0	0	0	2	0	0	0	0	0
Weighted Average Life to Maturity (years)**	12.80	8.21	3.32	2.68	1.82	1.24	13.44	8.48	3.36	2.69	1.82	1.24

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Principal Amount Outstanding at the Following CPR Percentage

	Class I-M-1 Certificates						Class I-M-2 Certificates
	5%	10%	25%	30%	40%	50%	5%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100	100	100
April 2010	100	100	88	67	36	76	100	100	88	67	36	17
April 2011	100	100	66	47	22	9	100	100	66	47	22	7
April 2012	100	100	50	33	13	0	100	100	50	33	10	0
April 2013	100	100	29	18	4	0	100	100	29	18	0	0
April 2014	100	91	21	12	0	0	100	91	21	12	0	0
April 2015	100	81	16	8	0	0	100	81	16	6	0	0
April 2016	100	71	11	3	0	0	100	71	11	0	0	0
April 2017	100	63	8	0	0	0	100	63	6	0	0	0
April 2018	100	55	5	0	0	0	100	55	0	0	0	0
April 2019	98	48	0	0	0	0	98	48	0	0	0	0
April 2020	90	42	0	0	0	0	90	42	0	0	0	0
April 2021	83	37	0	0	0	0	83	37	0	0	0	0
April 2022	76	32	0	0	0	0	76	32	0	0	0	0
April 2023	69	28	0	0	0	0	69	28	0	0	0	0
April 2024	63	24	0	0	0	0	63	24	0	0	0	0
April 2025	57	20	0	0	0	0	57	20	0	0	0	0
April 2026	51	17	0	0	0	0	51	17	0	0	0	0
April 2027	45	15	0	0	0	0	45	15	0	0	0	0
April 2028	40	12	0	0	0	0	40	12	0	0	0	0
April 2029	34	10	0	0	0	0	34	10	0	0	0	0
April 2030	29	8	0	0	0	0	29	4	0	0	0	0
April 2031	25	5	0	0	0	0	25	0	0	0	0	0
April 2032	20	*	0	0	0	0	20	0	0	0	0	0
April 2033	15	0	0	0	0	0	15	0	0	0	0	0
April 2034	11	0	0	0	0	0	11	0	0	0	0	0
April 2035	6	0	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.63	14.13	6.44	5.33	4.25	4.36	20.60	14.03	6.36	5.26	4.11	3.89

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Principal Amount Outstanding at the Following CPR Percentage

	Class I-M-3 Certificates						Class I-B-1 Certificates
	5%	10%	25%	30%	40%	50%	5%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100	100	100
April 2010	100	100	88	67	36	17	100	100	88	67	36	17
April 2011	100	100	66	47	22	0	100	100	66	47	22	0
April 2012	100	100	50	26	6	0	100	100	40	26	0	0
April 2013	100	100	29	18	0	0	100	100	29	18	0	0
April 2014	100	91	21	12	0	0	100	91	21	5	0	0
April 2015	100	81	16	0	0	0	100	81	16	0	0	0
April 2016	100	71	11	0	0	0	100	71	3	0	0	0
April 2017	100	63	0	0	0	0	100	63	0	0	0	0
April 2018	100	55	0	0	0	0	100	55	0	0	0	0
April 2019	98	48	0	0	0	0	98	48	0	0	0	0
April 2020	90	42	0	0	0	0	90	42	0	0	0	0
April 2021	83	37	0	0	0	0	83	37	0	0	0	0
April 2022	76	32	0	0	0	0	76	32	0	0	0	0
April 2023	69	28	0	0	0	0	69	28	0	0	0	0
April 2024	63	24	0	0	0	0	63	24	0	0	0	0
April 2025	57	20	0	0	0	0	57	20	0	0	0	0
April 2026	51	17	0	0	0	0	51	17	0	0	0	0
April 2027	45	15	0	0	0	0	45	15	0	0	0	0
April 2028	40	12	0	0	0	0	40	5	0	0	0	0
April 2029	34	4	0	0	0	0	34	0	0	0	0	0
April 2030	29	0	0	0	0	0	29	0	0	0	0	0
April 2031	25	0	0	0	0	0	25	0	0	0	0	0
April 2032	20	0	0	0	0	0	20	0	0	0	0	0
April 2033	15	0	0	0	0	0	15	0	0	0	0	0
April 2034	10	0	0	0	0	0	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.55	13.93	6.29	5.20	4.04	3.72	20.49	13.81	6.20	5.14	4.01	3.60

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Principal Amount Outstanding at the Following CPR Percentage

	Class I-B-2 Certificates						Class I-B-3 Certificates
	5%	10%	25%	30%	40%	50%	5%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100	100	100
April 2010	100	100	88	67	36	17	100	100	88	67	36	1
April 2011	100	100	66	47	22	0	100	100	66	47	10	0
April 2012	100	100	39	26	0	0	100	100	39	19	0	0
April 2013	100	100	29	18	0	0	100	100	26	2	0	0
April 2014	100	91	21	0	0	0	100	91	9	0	0	0
April 2015	100	81	8	0	0	0	100	81	0	0	0	0
April 2016	100	71	0	0	0	0	100	71	0	0	0	0
April 2017	100	63	0	0	0	0	100	63	0	0	0	0
April 2018	100	55	0	0	0	0	100	55	0	0	0	0
April 2019	98	48	0	0	0	0	98	48	0	0	0	0
April 2020	90	42	0	0	0	0	90	42	0	0	0	0
April 2021	83	37	0	0	0	0	83	37	0	0	0	0
April 2022	76	32	0	0	0	0	76	32	0	0	0	0
April 2023	69	28	0	0	0	0	69	23	0	0	0	0
April 2024	63	24	0	0	0	0	63	15	0	0	0	0
April 2025	57	20	0	0	0	0	57	7	0	0	0	0
April 2026	51	17	0	0	0	0	51	1	0	0	0	0
April 2027	45	*	0	0	0	0	45	0	0	0	0	0
April 2028	40	0	0	0	0	0	40	0	0	0	0	0
April 2029	34	0	0	0	0	0	34	0	0	0	0	0
April 2030	29	0	0	0	0	0	27	0	0	0	0	0
April 2031	25	0	0	0	0	0	17	0	0	0	0	0
April 2032	20	0	0	0	0	0	6	0	0	0	0	0
April 2033	5	0	0	0	0	0	0	0	0	0	0	0
April 2034	0	0	0	0	0	0	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.39	13.64	6.10	5.05	3.95	3.50	20.09	13.20	5.87	4.88	3.80	3.32

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Principal Amount Outstanding at the Following CPR Percentage
Class I-B-4 Certificates							Class II-1A Certificates
	5%	10%	25%	30%	40%	50%	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	89	73	68	57	46
April 2008	100	100	100	100	100	100	100	79	53	45	32	21
April 2009	100	100	100	100	100	100	100	70	38	30	18	9
April 2010	100	100	88	67	15	0	99	62	28	21	11	5
April 2011	100	100	66	47	0	0	99	55	21	15	6	2
April 2012	100	100	25	0	0	0	98	49	16	10	4	1
April 2013	100	100	0	0	0	0	98	43	12	7	2	1
April 2014	100	91	0	0	0	0	98	39	9	5	1	*
April 2015	100	81	0	0	0	0	97	35	7	3	1	*
April 2016	100	71	0	0	0	0	96	31	5	2	*	*
April 2017	100	63	0	0	0	0	94	27	4	2	*	*
April 2018	100	55	0	0	0	0	92	24	3	1	*	*
April 2019	98	48	0	0	0	0	89	21	2	1	*	*
April 2020	90	35	0	0	0	0	86	18	1	1	*	*
April 2021	83	18	0	0	0	0	84	16	1	*	*	*
April 2022	76	2	0	0	0	0	80	14	1	*	*	*
April 2023	69	0	0	0	0	0	77	12	1	*	*	*
April 2024	63	0	0	0	0	0	73	10	*	*	*	*
April 2025	57	0	0	0	0	0	69	9	*	*	*	*
April 2026	51	0	0	0	0	0	65	7	*	*	*	*
April 2027	45	0	0	0	0	0	60	6	*	*	*	*
April 2028	27	0	0	0	0	0	55	5	*	*	*	*
April 2029	10	0	0	0	0	0	50	4	*	*	*	*
April 2030	0	0	0	0	0	0	44	3	*	*	*	*
April 2031	0	0	0	0	0	0	38	2	*	*	*	*
April 2032	0	0	0	0	0	0	31	2	*	*	*	*
April 2033	0	0	0	0	0	0	24	1	*	*	*	*
April 2034	0	0	0	0	0	0	16	1	*	*	*	0
April 2035	0	0	0	0	0	0	7	*	*	*	*	0
April 2036	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	19.20	12.19	5.41	4.64	3.49	3.13	21.73	7.87	3.25	2.62	1.82	1.34

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Principal Amount Outstanding at the Following CPR Percentage

Class II-2A Certificates							Class II-3A Certificates
	0%	10%	25%	30%	40%	50%	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
April 2007	100	89	73	68	57	46	100	89	73	68	57	46
April 2008	100	79	53	45	32	21	100	79	53	45	32	21
April 2009	100	70	38	30	18	9	100	71	38	30	18	9
April 2010	99	63	29	21	11	5	100	63	29	21	11	5
April 2011	99	55	21	15	6	2	99	55	21	15	6	2
April 2012	99	49	16	10	4	1	99	49	16	10	4	1
April 2013	99	43	12	7	2	1	99	44	12	7	2	1
April 2014	98	39	9	5	1	*	98	39	9	5	1	*
April 2015	98	35	7	4	1	*	98	35	7	4	1	*
April 2016	97	31	5	2	*	*	97	31	5	2	*	*
April 2017	95	27	4	2	*	*	95	28	4	2	*	*
April 2018	93	24	3	1	*	*	93	24	3	1	*	*
April 2019	90	21	2	1	*	*	90	21	2	1	*	*
April 2020	87	18	1	1	*	*	87	18	1	1	*	*
April 2021	84	16	1	*	*	*	84	16	1	*	*	*
April 2022	81	14	1	*	*	*	81	14	1	*	*	*
April 2023	78	12	1	*	*	*	78	12	1	*	*	*
April 2024	74	10	*	*	*	*	74	10	*	*	*	*
April 2025	70	9	*	*	*	*	70	9	*	*	*	*
April 2026	66	7	*	*	*	*	66	7	*	*	*	*
April 2027	61	6	*	*	*	*	61	6	*	*	*	*
April 2028	56	5	*	*	*	*	56	5	*	*	*	*
April 2029	50	4	*	*	*	*	50	4	*	*	*	*
April 2030	44	3	*	*	*	*	45	3	*	*	*	*
April 2031	38	3	*	*	*	*	38	3	*	*	*	*
April 2032	31	2	*	*	*	*	31	2	*	*	*	*
April 2033	24	1	*	*	*	*	24	1	*	*	*	*
April 2034	16	1	*	*	*	*	16	1	*	*	*	*
April 2035	7	*	*	*	*	0	7	*	*	*	*	0
April 2036	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.88	7.91	3.26	2.62	1.82	1.34	21.92	7.92	3.26	2.63	1.82	1.34
(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

  Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

Class II-B-1, II-B-2 and II-B-3 Certificates
	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100
April 2007	100	100	100	100	100	100
April 2008	100	100	100	100	86	71
April 2009	100	100	92	83	67	50
April 2010	99	99	69	58	40	25
April 2011	99	99	51	41	24	13
April 2012	99	99	38	28	14	6
April 2013	99	94	29	20	9	3
April 2014	98	85	21	14	5	2
April 2015	98	76	16	10	3	1
April 2016	97	68	12	7	2	*
April 2017	95	60	9	5	1	*
April 2018	93	52	6	3	1	*
April 2019	90	46	5	2	*	*
April 2020	87	40	3	1	*	*
April 2021	84	35	2	1	*	*
April 2022	81	30	2	1	*	*
April 2023	78	26	1	*	*	*
April 2024	74	22	1	*	*	*
April 2025	70	19	1	*	*	*
April 2026	65	16	*	*	*	*
April 2027	61	13	*	*	*	*
April 2028	56	11	*	*	*	*
April 2029	50	9	*	*	*	*
April 2030	44	7	*	*	*	*
April 2031	38	5	*	*	*	*
April 2032	31	4	*	*	*	*
April 2033	24	3	*	*	*	*
April 2034	16	2	*	*	*	*
April 2035	7	1	*	*	*	0
April 2036	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.86	13.73	6.12	5.25	4.05	3.20

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Yield Sensitivity of the Subordinate Certificates

If the aggregate Certificate Principal Balance of the Class I-B-4, Class I-B-3, Class I-B-2, Class I-B-1, Class I-M-3 and Class I-M-2 Certificates have been reduced to zero, the yield to maturity on the Class I-M-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class I-M-1 Certificates. If the aggregate Certificate Principal Balance of the Class I-B-4, Class I-B-3, Class I-B-2, Class I-B-1 and Class I-M-3 Certificates have been reduced to zero, the yield to maturity on the Class I-M-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class I-M-2 Certificates. If the aggregate Certificate Principal Balance of the Class I-B-4, Class I-B-3, Class I-B-2 and Class I-B-1 Certificates have been reduced to zero, the yield to maturity on the Class I-M-3 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class I-M-3 Certificates. If the aggregate Certificate Principal Balance of the Class I-B-4, Class I-B-3 and Class I-B-2 Certificates have been reduced to zero, the yield to maturity on the Class I-B-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class I-B-1 Certificates. If the aggregate Certificate Principal Balance of the Class I-B-4 and Class I-B-3 Certificates have been reduced to zero, the yield to maturity on the Class I-B-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class I-B-2 Certificates. If the aggregate Certificate Principal Balance of the Class I-B-4 Certificates have been reduced to zero, the yield to maturity on the Class I-B-3 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class I-B-3 Certificates. The initial undivided interest in loan group I evidenced by the Group I Subordinate Certificates, in the aggregate, is approximately 9.40%. Investors in the Group I Subordinate Certificates should fully consider the risk that Realized Losses on the group I mortgage loans could result in the failure of these investors to fully recover their investments.

If the Certificate Principal Balance of the Class II-B-6, Class II-B-5, Class II-B-4, Class II-B-3 and Class II-B-2 Certificates have been reduced to zero, the yield to maturity on the Class II-B-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class II-B-1 Certificates. If the Certificate Principal Balances of the Class II-B-6, Class II-B-5, Class II-B-4 and Class II-B-3 Certificates have been reduced to zero, the yield to maturity on the Class II-B-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class II-B-2 Certificates. If the Certificate Principal Balances of the Class II-B-6, Class II-B-5 and Class II-B-4 Certificates have been reduced to zero, the yield to maturity on the Class II-B-3 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the related mortgage loans will be allocated to the Class II-B-3 Certificates. The initial undivided interest in loan group II evidenced by the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in the aggregate, is approximately 7.35%. The initial undivided interest in loan group II evidenced by the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in the aggregate, is approximately 1.50%. Investors in the Class II-B Certificates should fully consider the risk that Realized Losses on the group II mortgage loans could result in the failure of these investors to fully recover their investments.

Yield Sensitivity Of The Interest Only Certificates

The yield to maturity on the Class I-2X, Class II-1X-1, Class II-2X-1 and Class II-3X-1 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, which rate may fluctuate significantly over time, because the Notional Amount of the Class I-2X Certificates is equal to the aggregate Certificate Principal Balance of the Class I-2A Certificates, the Notional Amount of the Class II-1X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-1A Certificates, the Notional Amount of the Class II-2X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-2A Certificates and the Notional Amount of the Class II-3X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-3A Certificates. Investors in these Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in Subgroup I-2, Subgroup II-1, Subgroup II-2 and Subgroup II-3, as applicable, could result in the failure of such investors to fully recover their investments, in particular, in the case of the Group II Interest Only Certificates, because all principal prepayments on the mortgage loans in Subgroup II-1 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-1A Certificates, all principal prepayments on the mortgage loans in Subgroup II-2 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-2A Certificates and all principal prepayments on the mortgage loans in Subgroup II-3 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-3A Certificates (in each case subject to limited exceptions).

The following tables indicate the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase price for the Interest Only Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such Interest Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

  Pre-Tax Yield to Maturity of the Class I-2X Certificates at the Following CPR Percentages

Assumed Purchase Price	5%	10%	25%	30%	40%	50%
$5,462,369.37	27.43%	20.74%	0.00%	(7.44)%	(24.3)%	(46.37)%

  Pre-Tax Yield to Maturity of the Class II-1X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	30%	40%	50%
$509,076.68	32.22%	20.05%	0.00%	(7.15)%	(22.17)%	(38.41)%

  Pre-Tax Yield to Maturity of the Class II-2X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	30%	40%	50%
$1,771,693.58	32.76%	20.23%	0.00%	(7.19)%	(22.43)%	(39.11)%

  Pre-Tax Yield to Maturity of the Class II-3X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	30%	40%	50%
$774,915.19	32.76%	20.23%	0.00%	(7.19)%	(22.43)%	(39.11)%

Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates, and thus do not reflect the return on any investment in the Interest Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest Only Certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the Interest Only Certificates.

There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the related Interest Only Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans in Subgroup I-1, Subgroup II-1, Subgroup II-2 and Subgroup II-3 could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and the certificates, other than the Residual Certificates, exclusive of any right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts or Excess Coupon Strip Amount as described in this prospectus supplement, will represent regular interests in a REMIC, and the Residual Certificates will each represent the sole class of residual interests in a REMIC.

Taxation of Regular Certificates

A holder of a Group I Certificate or Group II Certificate (a “Regular Certificate”) will be treated for federal income tax purposes as owning a regular interest in a REMIC. In addition, a holder of a Group I Certificate will be treated for federal income tax purposes as also owning a right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and, on the distribution date occurring in May 2016, or on any distribution date thereafter, amounts in respect of interest accruing at a per annum rate equal to the excess, if any, of (i) the related Pass-Through Rate over (ii) the related Pass-Through Rate (with the Net Rate Cap calculated using the Maximum Coupon Strip instead of the actual Coupon Strip, if applicable) (“Excess Coupon Strip Amounts”), each as discussed more fully below. Unless otherwise noted, in the case of a Group I Certificate, the references to “Regular Certificate” in the balance of this discussion will refer only to the REMIC regular interest the ownership of which is represented by such Group I Certificate and not to any right of the holders of such certificates to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts or Excess Coupon Strip Amounts.

Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, a Regular Certificate could be considered to have been issued with original issue discount (“OID”). Specifically, it is expected that the Class I-2X Certificates and the Group II Interest Only Certificates will, the Class I-2A-3, Class II-2A-2 and Class II-2A-3 Certificates may, and the other offered certificates will not, be treated as having been issued with OID. We refer you to “Material Federal Income Tax Considerations — Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 25% CPR. No representation is made that the related mortgage loans will prepay at the related rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Internal Revenue Service (the “IRS”) has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, in particular, the holders of the Interest Only Certificates, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Holders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Material Federal Income Tax Considerations—Taxation of Debt Securities—Premium” in the prospectus.

As mentioned above, each holder of a Group I Certificate will be treated as owning an undivided beneficial ownership interest in a REMIC regular interest and the right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts. The treatment of amounts received by a holder of a Group I Certificate in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts will depend on the portion, if any, of such holder’s purchase price allocable to the rights thereto. Under the REMIC regulations, each holder of a Group I Certificate must allocate its purchase price for the Group I Certificate among its undivided interest in the REMIC regular interest and its undivided interest in the right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts, in accordance with the relative fair market values of each property right. The securities administrator will, as required, treat payments made to the holders of the Group I Certificates in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts, as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. The right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts may have more than a de minimis value. Under the REMIC regulations, the securities administrator or the trustee is required to account for each REMIC regular interest and the right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amount and Excess Coupon Strip Amounts as discrete property rights. It is possible that the right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts could be treated as a partnership among the holders of all of the Group I Certificates and the Class I-B-IO Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any Basis Risk Shortfall Carry-Forward Amount and Excess Coupon Strip Amount. Holders of Group I Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Group I Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the securities administrator’s treatment of the right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts is respected, ownership of such right will entitle the owner to amortize the price paid therefor under the Notional Principal Contract Regulations.

Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of a Regular Certificate should generally, subject to the limitation described in the following sentence, be capital gain or loss. Any such gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the such Regular Certificate over (y) the amount actually included in such holder’s income with respect to such Regular Certificate. In addition, upon the sale of a Group I Certificate, the amount of the sales price allocated to the selling holder’s right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Group I Certificate. A holder of a Group I Certificate will have gain or loss from such a termination of the right to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive such amounts. Such gain or loss generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions” (the “Prohibited Transactions Tax”). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that makes REMIC elections made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the “Contributions Tax”). None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s, securities administrator’s or the trustee’s obligations, as the case may be, under the Pooling and Servicing Agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, securities administrator or trustee, in either case out of its own funds. In the event that the master servicer, securities administrator or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the Pooling and Servicing Agreement.

Status of the Regular Certificates

With respect to the Group I Certificates, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts. The Regular Certificates will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of a holder of a Group I Certificate to receive amounts in respect of Basis Risk Shortfall Carry-Forward Amounts and Excess Coupon Strip Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, Group I Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%); provided that, the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements,

(a)
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(b)	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(c)	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(d)
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the Underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

It is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinate certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate. As noted above, one requirement for eligibility of the offered certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on outstanding principal balance of the mortgage loan and the fair market value of any of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. Some of the mortgage loans may provide for negative amortization. Although each such mortgage loan represented by the related offered certificates will be fully secured as of the closing date, it is conceivable that, after the closing date, a small percentage of such loans could, due to negative amortization, have an outstanding balance that exceeds 100%, but not 125%, of the value of the related collateral.

Each beneficial owner of a subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC, the depositor has agreed to sell 85% and 15% of the aggregate Certificate Principal Balance of the Offered Certificates to Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC, respectively, and the underwriters have agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $673,217,829 plus accrued interest on the Group II Offered Certificates, before deducting issuance expenses payable by the depositor, estimated to be $725,000.

The depositor has been advised by the underwriters that it intends to make a market in the offered certificates, but neither underwriter has any obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor and EMC Mortgage Corporation.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor and the Seller” and “The Master Servicer and the Servicers” for a description of the legal proceedings against the sponsor and the master servicer.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

Bear, Stearns & Co. Inc., EMC, Bear Residential and the depositor are affiliated parties. The sponsor, the issuing entity and the seller are affiliated parties. Wachovia Capital Markets, LLC, the Corridor Contract Provider and American Mortgage Network, Inc. are affiliated parties. There are no affiliations between the sponsor, the depositor, or the issuing entity and any of the trustee or any 10% concentration originator. There are no affiliations among the master servicer, the trustee or any 10% concentration originator. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Moody’s, Fitch and Standard & Poor’s.

Ratings
Class	S&P	Fitch	Moody’s
Class I-1A-1	AAA	NR	Aaa
Class I-1A-2	AAA	NR	Aaa
Class I-1A-3	AAA	NR	Aaa
Class I-2A-1	AAA	NR	Aaa
Class I-2A-2	AAA	NR	Aaa
Class I-2A-3	AAA	NR	Aaa
Class I-2X	AAA	NR	Aaa
Class I-M-1	AA+	NR	Aa1
Class I-M-2	AA	NR	Aa1
Class I-M-3	AA-	NR	Aa1
Class I-B-1	A+	NR	Aa2
Class I-B-2	A	NR	Aa3
Class I-B-3	BBB	NR	Aa3
Class I-B-4	BBB-	NR	Baa1
Class II-1A-1	NR	AAA	Aaa
Class II-1A-2	NR	AAA	Aa1
Class II-1X-1	NR	AAA	Aaa
Class II-2A-1	NR	AAA	Aaa
Class II-2A-2	NR	AAA	Aa1
Class II-2X-1	NR	AAA	Aaa
Class II-3A-1	NR	AAA	Aaa
Class II-3A-2	NR	AAA	Aa1
Class II-3X-1	NR	AAA	Aaa
Class II-B-1	NR	AA	NR
Class II-B-2	NR	A	NR
Class II-B-3	NR	BBB	NR

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings on the offered certificates do not address the likelihood of receipt by the holders of the offered certificates of any amounts in respect of Basis Risk Shortfall Carry-forward Amounts. In addition, the ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

The depositor has not requested ratings of the offered certificates by any rating agency other than Moody’s. Fitch and Standard & Poor’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Senior Certificates, Class I-M and Class II-B-1 Certificates will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

1.  So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

2.  If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the security administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

GLOSSARY

Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.

Accrued Certificate Interest — With respect to the Group II Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of related certificate immediately prior to such distribution date, less (1) in the case of a Group II Senior Certificate, related certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Group II Subordinate Certificate, related certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Senior Certificates in the related Subgroup in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest for the Group II Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Group II Certificates after the distribution date on which the outstanding Certificate Principal Balance of related certificate has been reduced to zero.

Actual Monthly Payments— For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

Adjustable Rate Certificates - The Class I-A, Class I-M and Class I-B Certificates.

Adjusted Rate Cap - With respect to each distribution date and the related Due Period, the sum of (i) the Scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related Servicing Fees and (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the Stated Principal Balance of the Mortgage Loans for such Due Period, and converted to an actual/360 basis.

Aggregate Subordinate Optimal Principal Amount— The sum of the Subordinate Optimal Principal Amounts for all Subgroups in Loan Group II.

Agreement - The Pooling and Servicing Agreement, dated as of April 1, 2006, among the sponsor, depositor, the securities Administrator, the master servicer and the trustee.

Allocable Share— With respect to any class of Group II Subordinate Certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group II Subordinate Certificates (other than the class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of Group II Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Group II Subordinate Certificates in the order of their numerical Class designations.

Applied Realized Loss Amount - With respect to any distribution Date and the Class I-A, Class I-M and Class I-B Certificates, the amount, if any, by which, the aggregate Certificate Principal Balance of the related certificates (after all distributions of principal on such Distribution Date) exceeds the aggregate Stated Principal Balance of the related mortgage loans for such Distribution Date; provided, however, that an Applied Realized Loss Amount will not exist for a Class I-A Certificates unless the Certificate Principal Balances of the Group I Subordinate Certificates have been reduced to zero.

Available Funds— For any distribution date and each Subgroup included in Loan Group II, an amount which generally includes (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Subgroup, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a servicer for such distribution date in respect of the mortgage loans in the related Subgroup, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another Subgroup in accordance with paragraph (E) under “Description of the Certificates—Distributions on the Group II Certificates”, net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the servicers, the Securities Administrator, the Trustee and any custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

Bankruptcy Loss— Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall - For the Group I Offered Certificates and on any distribution date, the excess, if any of:

1.
The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, over

2.	The amount of Current Interest on such class calculated using a Pass-Though Rate equal to the applicable Net Rate Cap for such distribution date.

Basis Risk Shortfall Carry-Forward Amount - As of any distribution date for the Group I Offered Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

Business Day - Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, Custodian, the Certificate Insurer or the related servicer is located are obligated by law or executive order to be closed.

Certificates - The Offered Certificates and the Non-Offered Certificates.

Certificate Principal Balance — With respect to any class of offered certificates (other than the Interest Only Certificates) and the Group II Non-Offered Certificates and any distribution date, is the original certificate principal balance of such class as set forth on pages S-5 and S-6 of this prospectus supplement, plus, if applicable, the amount of any Net Deferred Interest allocated thereto on the related distribution date and all previous distribution dates less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Realized Losses allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans received by the master servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate and, in the case of Loan Group I, not previously reimbursed to such certificate as an Applied Realized Loss Amount. See“—Excess Spread and Overcollateralization Provisions” and“— Allocation of Losses” in this prospectus supplement.

Class I-A Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 26.25% and (ii) on or after the distribution date in April 2012, approximately 21.00%, and (II) the OC Floor.

Class I-A Certificates - The Class I-1A Certificates and Class I-2A Certificates.

Class I-B Certificates  — The Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Class I-B-1 Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-B-1 Certificates.

Class I-B-1 Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such distribution date) and (5) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 8.63% and (ii) on or after the distribution date in April 2012, approximately 6.90%, and (II) the OC Floor.

Class I-B-2 Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-B-2 Certificates.

Class I-B-2 Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amounts for such distribution date) and (6) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 7.38% and (ii) on or after the distribution date in April 2012, approximately 5.90%, and (II) the OC Floor.

Class I-B-3 Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-B-3 Certificates.

Class I-B-3 Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amounts for such distribution date) (6) the aggregate Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such distribution date) and (7) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 4.00% and (ii) on or after the distribution date in April 2012, approximately 3.20%, and (II) the OC Floor.

Class I-B-4 Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-B-4 Certificates.

Class I-B-4 Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amounts for such distribution date) (6) the aggregate Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such distribution date), (7) the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such distribution date) and (8) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 2.75% and (ii) on or after the distribution date in April 2012, approximately 2.20%, and (II) the OC Floor.

Class I-M-1 Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-M-1 Certificates.

Class I-M-1 Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date) and (2) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 18.25% and (ii) on or after the distribution date in April 2012, approximately 14.60%, and (II) the OC Floor.

Class I-M-2 Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-M-2 Certificates.

Class I-M-2 Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such distribution date) and (3) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 13.25% and (ii) on or after the distribution date in April 2012, approximately 10.60%, and (II) the OC Floor.

Class I-M-3 Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-M-3 Certificates.

Class I-M-3 Principal Distribution Amount - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such distribution date) and (4) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, approximately 11.50% and (ii) on or after the distribution date in April 2012, approximately 9.20%, and (II) the OC Floor.

Class I-1A Certificates— The Class I-1A-1, Class I-1A-2 and Class I-1A-3 Certificates.

Class I-1A Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-1A Certificates.

Class I-1A Principal Distribution Amount - The product of the Class I-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup I-1 for such distribution date and the denominator of which is the Principal Funds for both Subgroup I-1 and Subgroup I-2 for such distribution date.

Class I-2A Certificates— The Class I-2A-1, Class I-2A-2 and Class I-1A-3 Certificates.

Class I-2A Corridor Contract - The interest rate corridor contract primarily for the benefit of the Class I-2A Certificates.

Class I-2A Principal Distribution Amount - The product of the Class I-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup I-2 for such distribution date and the denominator of which is the Principal Funds for both Subgroup I-1 and Subgroup I-2 for such distribution date.

Class II-1A Certificates— The Class II-1A-1 Certificates and Class II-1A-2 Certificates.

Class II-2A Certificates— The Class II-2A-1 Certificates and Class II-2A-2 Certificates.

Class II-3A Certificates— The Class II-3A-1 Certificates and Class II-3A-2 Certificates.

Class Prepayment Distribution Trigger— A test, which shall be satisfied for a class of Group II Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group II mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Closing Date— April 28, 2006.

Compensating Interest — Means, any payments made by the master servicer and the servicers to cover Prepayment Interest Shortfalls.

Corridor Contracts— The Class I-1A Corridor Contract, the Class I-2A Corridor Contract and the Subordinate Corridor Contracts.

Corridor Contract Provider— Wachovia Bank, N.A.

Coupon Strip — For each Subgroup in Loan Group I and each distribution date beginning with the distribution date in May 2016 shall be an amount equal to the lesser of (a) the product of (i) 1.00%, (ii) the aggregate Stated Principal Balance as of the Due Date occurring in the month prior to such distribution date of the mortgage loans in such Subgroup with original terms to maturity in excess of 30 years and (iii) one-twelfth and (b) the product of (A) the excess of (i) the Final Maturity Reserve Account Target for such distribution date over (ii) the amount on deposit in the Final Maturity Reserve Account immediately prior to such distribution date and (B) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance as of the Due Date occurring in the month prior to such distribution date of the mortgage loans in such Subgroup with original terms to maturity in excess of 30 years, and the denominator of which is equal to the aggregate Stated Principal Balance as of the Due Date occurring in the month prior to such distribution date of the mortgage loans in Loan Group 1 with original terms to maturity in excess of 30 years.

Coupon Strip Rate — For each Subgroup in Loan Group I and each distribution date beginning with the distribution date in May 2016, a fraction, expressed as a percentage, the numerator of which is equal to the Coupon Strip for such Subgroup, if any, payable to the Final Maturity Reserve Account on such distribution date, and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans in such Subgroup as of the Due Date occurring in the month prior to such distribution date.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage — For any distribution date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates (including the Overcollateralization Amount) thereto by (y) the aggregate principal balance of the group I mortgage loans, calculated after taking into account distributions of principal on the group I mortgage loans and distribution of the Principal Distribution Amounts to the holders of the Group I Offered Certificates then entitled to distributions of principal on such distribution date.

Cross-Over Date — The distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero.

Cumulative Loss Test Violation— If on any distribution date the aggregate amount of Realized Losses incurred on the Group I mortgage loans since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the group I mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such distribution date:

Distribution Date Occurring in	Percentage
May 2008 through April 2009	0.20%
May 2009 through April 2010	0.50%
May 2010 through April 2011	0.90%
May 2011 through April 2012	1.30%
May 2012 through April 2013	1.80%
May 2013 and thereafter	2.00%

Current Interest - With respect to each class of Group I Offered Certificates and each distribution date, the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Certificate Principal Balance or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by in the case of a Class I-A, Class I-M or Class I-B Certificate, such class's share of (x) any Net Deferred Interest allocated to that class of certificates, (y) the interest portion of any Realized Losses on the related mortgage loans allocated to that class of certificates and (z) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of certificates as described under clause Second in “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement.

Cut-off Date - April 1, 2006.

Debt Service Reduction— A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deferred Interest - The amount of accrued interest on the mortgage loans, the payment of which is deferred and added to the principal balance of such group I mortgage loan due to the negative amortization feature as described in this prospectus supplement.

Deficient Valuation - A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Delinquency Test Violation - If on any distribution date if the percentage obtained by dividing (x) the aggregate outstanding principal balance of mortgage loans delinquent 60 days or more (including mortgage loans that are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy) by (y) the aggregate outstanding principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds (i) on or prior to the distribution date in May 2009, 26.67% of the Credit Enhancement Percentage and (ii) on each distribution date after the distribution date in May 2009, 33.33% of the Credit Enhancement Percentage.

Delinquent - A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the last day of the month in which such payment was due. For example, a Mortgage Loan with a payment due on December 1 that remained unpaid as of the close of business on December 31 would then be considered to be 30 to 59 days delinquent. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Due Date - With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

Due Period - With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

Excess Cashflow -With respect to any distribution date and Loan Group I, means the sum of (a) the Remaining Excess Spread and (b) the Overcollateralization Release Amount for such distribution date.

Excess Overcollateralization Amount - With respect to any distribution date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.

Excess Spread - With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of (i) the Coupon Strip, if applicable, (ii) the Current Interest on the Group I Offered Certificates and (iv) any Interest Carry Forward Amounts on the Group I Senior Certificates on such distribution date.

Extra Principal Distribution Amount - With respect to any distribution date, an amount derived from Excess Spread equal to the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

Final Maturity Reserve Account — An account established by the Securities Administrator pursuant to the Agreement for the distributions of Coupon Strips.

Final Maturity Reserve Account Target — For any distribution date beginning with the distribution date in May 2016, the lesser of (a) the product of (i) the aggregate Stated Principal Balance of the group I mortgage loans with original terms to maturity in excess of 30 years as of the Due Date occurring in the month prior to such distribution date and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $4,414,578.

Fitch — Fitch Ratings, and any successor thereto.

Group I Certificates— The Group I Senior Certificates and the Group I Subordinate Certificates.

Group I Offered Certificates— The Group I Senior Certificates and the Group I Subordinate Certificates.

Group I Senior Certificates— The Class I-1A, Class I-2A and Class I-2X Certificates.

Group I Subordinate Certificates— The Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Group II Certificates— The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Interest Only Certificates— The Class II-1X-1, Class II-2X-1 and Class II-3X-1 Certificates.

Group II Offered Certificates— The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered Subordinate Certificates— The Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Group II Senior Certificates— The Class II-1A, Class II-2A, Class II-3A and Group II Interest Only Certificates.

Group II Subordinate Certificates— The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Insurance Proceeds — Are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period — For each class of Group II Certificates and Class I-2X Certificates and for any distribution date, the calendar month preceding the month in which such distribution date occurs. For each of the Group I Offered Certificates (other than the Class I-2X Certificates) and for any distribution date, the period commencing on the distribution date in the month preceding the month in which a distribution date occurs (or the Closing Date, in the case of the first Interest Accrual Period) and ending on the day immediately prior to such distribution date.

Interest Carry Forward Amount - With respect to each class of Group I Offered Certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

1.    the excess of:

(a)	Current Interest for such class with respect to prior distribution dates, over

(b)	the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

2.
interest on such excess (to the extent permitted by applicable law) at the applicable pass through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds - With respect to each of Subgroup I-1 and Subgroup I-2 any distribution date, the sum, without duplication, of:

1.	all scheduled interest collected in respect of the related mortgage loans during the related Due Period, less the Servicing Fee and Master Servicing Fee, if any,

2.	all advances relating to interest on the related mortgage loans made by the related servicer,

3.	all Compensating Interest Payments with respect to the related mortgage loans,

4.
Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case, with respect to the mortgage loans in the related Subgroup,

5.	the interest portion of proceeds from mortgage loans in the related Subgroup that were repurchased during the related Due Period,

6.	the interest portion of the purchase price of the assets of the Trust allocated to the related Subgroup upon exercise by the sponsor or its designee of its optional termination right, and

7.
the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, allocated to the related Subgroup that would otherwise have been included in the relates Principal Funds for such distribution date that are applied in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest, minus

8.	any amounts required to be reimbursed to Sponsor, the Depositor, the Master Servicer or the Trustee and allocated to the related Subgroup, as provided in the Agreement

Interest Only Certificates— The Group II Interest Only Certificates and the Class I-2X Certificates.

Interest Shortfall — With respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the mortgage loans in the related Loan Group resulting from (a) prepayments in full with respect to the related Loan Group received during the related Prepayment Period, (b) partial prepayments with respect to the related Loan Group received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date and (c) interest payments on certain of the mortgage loans in the related Loan Group being limited pursuant to the provisions of the Relief Act or similar state or local laws.

Issuing Entity or Trust — Luminent Mortgage Trust 2006-3.

Lender-Paid PMI Rate — With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable servicer out of interest collections on the related mortgage loan.

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which a servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged property acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property.

Loan Group— Any of Loan Group I or Loan Group II, as applicable.

Loan Group I— The pool of mortgage loans consisting of the mortgage loans included in Subgroup I-1 and Subgroup I-2.

Loan Group II— The pool of mortgage loans consisting of the mortgage loans included in Subgroup II-1, Subgroup II-2 and Subgroup II-3.

Loss Allocation Limitation— As defined under “Description of the Certificates - Allocation of Realized Losses; Subordination-Allocation of Realized Losses on the Group II Certificates”.

Margin - With respect to the Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates will be 0.200%, 0.250%, 0.310%, 0.210%, 0.260%, 0.310%, 0.380%, 0.400%, 0.420%, 0.580%, 0.600%, 1.750% and 2.100%, per annum, respectively, provided that, after the first possible optional termination date, the related margin for the Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates will be 0.400%, 0.500%, 0.620%, 0.420%, 0.520%, 0.620%, 0.570%, 0.600%, 0.630%, 0.870%, 0.900%, 2.625% and 3.150%, per annum, respectively.

Maximum Coupon Strip — For each Subgroup in Loan Group I and each distribution date beginning with the distribution date in May 2016 shall be an amount equal to the amount calculated in clause (a) of the definition of Coupon Strip.

Monthly Advance — As defined in “The Master Servicers and the Servicers—Advances” in this prospectus supplement.

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody’s - Moody’s Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement, dated as of April 28, 2006 between the depositor and the seller.

Net Deferred Interest— On any distribution date, Deferred Interest on the group I mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, available to be distributed on the related certificates on that distribution date. With respect to any Adjustable Rate Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such class, without regard to the related Net Rate Cap on such distribution date and (ii) related Net Rate Cap and (b) the Adjusted Rate Cap for such distribution date and (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date.

Net Interest Shortfalls—Means Interest Shortfalls net of payments by the related servicer or the master servicer in respect of Compensating Interest.

Net Liquidation Proceeds — With respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

Net Rate— With respect to any mortgage loan is a rate equal to the applicable interest rate borne by such mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the Lender-Paid PMI Rate, if any.

Net Rate Cap— (A) With respect to the Class I-1A Certificates and Class I-2A Certificates is equal to the weighted average of the Net Rates of the mortgage loans in the related Subgroup (less, if applicable, the related Coupon Strip Rate) and in the case of the Class I-2A Certificates, the Net Rate Cap will be further reduced by 1.00% per annum) and (B) with respect to the Class B Certificates is equal to the weighted average of (i) the weighted average of the Net Rates of the subgroup I-1 mortgage loans, (ii) the weighted average of the Net Rates of the subgroup I-2 mortgage loans, and in each case, reduced by the Coupon Strip Rate, if applicable, weighted on the basis of (a) the excess of the aggregate principal balance of the group I-1 mortgage loans over the aggregate principal balance of the Class I-1A Certificates and (b) the excess of the aggregate principal balance of the subgroup I-2 mortgage loans over the aggregate principal balance of the Class I-2A Certificates, respectively, in each case as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Non-Offered Certificates - The Class I-B-IO, Class R, Class P, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Notional Amount — With respect to any distribution date and the Class I-2X Certificates, the aggregate Certificate Principal Balance of the Class I-2A Certificates; with respect to any distribution date and the Class II-1X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-1A Certificates, with respect to any distribution date and the Class II-2X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-2A Certificates; with respect to any distribution date and the Class II-3X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-3A Certificates (in each case before taking into account the payment of principal on related certificates on such distribution date).

OC Floor - An amount equal to 0.50% of the aggregate Stated Principal Balance of the group I mortgage loans as of the Cut-of Date.

Offered Certificates— The Group I Offered Certificates and the Group II Offered Certificates.

Offered Subordinate Certificates— The Group I Subordinate Certificates and the Group II Offered Subordinate Certificates.

Original Group II Subordinate Principal Balance— The aggregate Certificate Principal Balance of the Group II Subordinate Certificates as of the Closing Date.

Overcollateralization Amount - The Overcollateralization Amount with respect to any distribution date is the excess, if any, of (i) the aggregate principal balance of the group I mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (ii) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates, after taking into account the distributions of principal (other than the Extra Principal Distribution Amount) to be made on such distribution date.

Overcollateralization Release Amount - With respect to any distribution date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that distribution date and (ii) Principal Funds for that distribution date.

Overcollateralization Target Amount - With respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to approximately 1.10% of the aggregate principal balance of the group I mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the distribution date in May 2012, 2.50% of the then current aggregate outstanding principal balance of the group I mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (2) on or after the distribution date in May 2012, 2.00% of the then current aggregate outstanding principal balance of the group I mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the group I mortgage loans as of the Cut-Off Date (approximately $1,845,124) or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

Pass-Through Rate — The Pass-Through Rate for each class of Group I Offered Certificates, other than the Class I-2X Certificates, will be equal to the least of:

1.	One-Month LIBOR plus the related Margin;

2.	10.50% per annum; and

3.	the related Net Rate Cap.

The Pass-Through Rate for the Class I-2X Certificates will be a fixed rate equal to 1.000% per annum.

The Pass-Through Rate for each class of Group II Certificates is as follows:

•
On or prior to the distribution date in February 2009, each class of Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-1 mortgage loans minus approximately 0.52187% per annum. On or after the distribution date in March 2009, each class of Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-1 mortgage loans.

•
On or prior to the distribution date in February 2009, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.52187% per annum based on a notional amount equal to the certificate principal balance of the Class II-1A Certificates. On or after the distribution date in March 2009, the Class II-1X-1 Certificates will not bear any interest and the pass-through rate on the Class II-1X-1 Certificates will be equal to 0.00% per annum.

•
On or prior to the distribution date in February 2011, each class of Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-2 mortgage loans minus approximately 0.44082% per annum. On or after the distribution date in March 2011, each class of Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-2 mortgage loans.

•
On or prior to the distribution date in February 2011, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.44082% per annum based on a notional amount equal to the certificate principal balance of the Class II-2A Certificates. On or after the distribution date in March 2011, the Class II-2X-1 Certificates will not bear any interest and the pass-through rate on the Class II-2X-1 Certificates will be equal to 0.00% per annum.

•
On or prior to the distribution date in February 2011, each class of Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-3 mortgage loans minus approximately 0.39493% per annum. On or after the distribution date in March 2011, each class of Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Subgroup II-3 mortgage loans.

•
On or prior to the distribution date in February 2011, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.39493% per annum based on a notional amount equal to the certificate principal balance of the Class II-3A Certificates. On or after the distribution date in March 2011, the Class II-3X-1 Certificates will not bear any interest and the pass-through rate on the Class II-3X-1 Certificates will be equal to 0.00% per annum.

•
The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Weighted Average Net Rates for all the Subgroups included in Loan Group II, weighted in proportion to the excess of the aggregate Stated Principal Balance of each such Subgroup over the aggregate Certificate Principal Balance of the Senior Certificates related to such Subgroup.

Prepayment Interest Shortfalls - With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month’s interest at the applicable Net Rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

Prepayment Period — With respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs in the case of the mortgage loans for which EMC is the servicer and such period as is provided in the related servicing agreement with respect to the other servicers.

Principal Distribution Amount - With respect to each distribution date, an amount equal to

1.     the Principal Funds for both Subgroup I-1 and Subgroup I-2 for such distribution date, plus

2.     any Extra Principal Distribution Amount for such distribution date, minus

3.     any Overcollateralization Release Amount for such distribution date.

Principal Funds - With respect to each of Subgroup I-1 and Subgroup I-2 and each distribution date, the sum, without duplication, of:

1.	the scheduled principal collected on the mortgage loans in the related Subgroup during the related Due Period or advanced on or before the related servicer advance date,
2.	Principal Prepayments in respect of the mortgage loans in the related Subgroup, exclusive of any prepayment charges, collected in the related Prepayment Period,
3.	the Stated Principal Balance of each mortgage loan in the related Subgroup that was repurchased by the seller or Underlying Seller, as applicable, during the related Due Period,
4.
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the seller or Underlying Seller, as applicable, in connection with a substitution of a mortgage loan in the related Subgroup during the related Due Period,

5.
Insurance Proceeds and all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the mortgage loans in the related Subgroup, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period,

6.	the principal portion of the purchase price of the assets of the Trust allocated to the related Subgroup upon the exercise by the depositor or its designee of its optional termination right,
7.	the principal portion of the amounts, if any, transferred from the Final Maturity Reserve Account and allocated to the related Subgroup on such distribution date,

minus

8.	any amounts required to be reimbursed to sponsor, the Depositor, the Master Servicer, the custodian or the Trustee, as provided in the Agreement, and
9.
the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, which otherwise would have been included in Principal Funds but which are included in Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest.

Principal Prepayment - Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies - S&P, Moody’s and Fitch.

Realized Loss — Is the excess of the Stated Principal Balance of a defaulted mortgage loan in the related Loan Group over the Net Liquidation Proceeds. To the extent that the related servicer or the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

Record Date— For each class of Group I Offered Certificates (other than the Class I-2X Certificates) and each distribution date, the Business Day preceding the applicable distribution date so long as related certificates remain in book-entry form; and otherwise, the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Group II Offered Certificates and Class I-2X Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Relief Act — Means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Remaining Excess Spread - With respect to any distribution date, the Excess Spread remaining after the distribution of any Extra Principal Distribution Amount for such distribution date.

Repurchase Price — With respect to any mortgage loan required to be repurchased is an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the related servicer of the mortgage loan and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the seller or Underlying Seller, as applicable, and any cash deposit in connection with the substitution of a mortgage loan. See“Description of the Securities” in the prospectus and “The Pooling and Servicing Agreement—Representations and Warranties” in this prospectus supplement.

Residual Certificates — The Class R certificates. There will be a separate Class R certificate with a specific designation for each REMIC election that is made.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled Monthly Payments— For any mortgage loan and each Due Period, the minimum payment of principal and interest due during such Due Period on such mortgage loan which either is payable by a mortgagor in such Due Period under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Senior Certificates— Group I Senior Certificates and the Group II Senior Certificates.

Senior Optimal Principal Amount— With respect to each Subgroup included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Subgroup immediately prior to such distribution date):

(1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

(2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Subgroup;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Subgroup that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(5) any amount allocated to the Available Funds of the related Subgroup in accordance with paragraph (E) under “Description of the Certificates—Distributions on the Group II Certificates;” in this prospectus supplement; and

(6) the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Subgroup which was repurchased by the seller or Underlying Seller, as applicable, in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related Subgroup that has been replaced by the seller or Underlying Seller, as applicable, with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Senior Percentage— With respect to each Subgroup related to a Subgroup in Loan Group II and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the Interest Only Certificates) in the related Subgroup by the aggregate Stated Principal Balance of the mortgage loans in the related Subgroup as of the beginning of the related Due Period. The initial Senior Percentage for each Subgroup in Loan Group II will be equal to approximately 92.65%.

Senior Prepayment Percentage— The Senior Prepayment Percentage for the Senior Certificates of each Subgroup in Loan Group II, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
May 2006 - April 2013	100%
May 2013 - April 2014	Senior Percentage for the related Senior Certificates plus 70% of the Subordinate Percentage for the related Subgroup.
May 2014 - April 2015	Senior Percentage for the related Senior Certificates plus 60% of the Subordinate Percentage for the related Subgroup.
May 2015 - April 2016	Senior Percentage for the related Senior Certificates plus 40% of the Subordinate Percentage for the related Subgroup.
May 2016 - April 2017	Senior Percentage for the related Senior Certificates plus 20% of the Subordinate Percentage for the related Subgroup.
May 2017 and thereafter	Senior Percentage for the related Senior Certificates.

No scheduled reduction to the Senior Prepayment Percentage for the related Subgroup shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group II mortgage loans in all Subgroups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the group II mortgage loans in all Subgroups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2013 and April 2014, (b) 35% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2014 and April 2015, (c) 40% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2015 and April 2016, (d) 45% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2016 and April 2017, and (e) 50% of the Original Group II Subordinate Principal Balance if such distribution date occurs during or after May 2017.

In addition, if on any distribution date the weighted average of the Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in April 2009, cumulative Realized Losses on the group II mortgage loans in all Sub Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the distribution date occurring in April 2009, cumulative Realized Losses on the group II mortgage loans in all Subgroups as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Subgroup; provided, however, if on such distribution date the Subordinate Percentage for the related Subgroup is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in April 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Subgroup for such distribution date, will equal the Senior Percentage for related certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group II mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Group II Senior Certificates for such distribution date will equal 100%.

Servicing Fee — With respect to each mortgage loan, a fee that accrues at the applicable Servicing Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — As defined in “The Master Servicers and the Servicers—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Stated Principal Balance — Of any mortgage loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

(i)  the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

(ii)  all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the Agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(ii)  any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date - The earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class I-1A Certificates and Class I-2A Certificates have been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in May 2009 and (y) the first distribution date for which the aggregate Certificate Principal Balance of the Group I Subordinate Certificates plus the Overcollateralization Amount divided by the aggregate Stated Principal Balance of the group I mortgage loans is greater than or equal (i) prior to the distribution date in May 2012, 26.25% and (ii) on or after the distribution date in May 2012, 21.00%.

Subgroup— any of Subgroup I-1, Subgroup I-2, Subgroup II-1, Subgroup II-2 or Subgroup II-3, as applicable.

Subgroup I-1— The pool of mortgage loans designated as Subgroup I-1. The Class I-1A Certificates correspond to Subgroup I-1.

Subgroup I-1 Principal Distribution Amount - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup I-1 for such distribution date and the denominator of which is the Principal Funds for both Subgroup I-1 and Subgroup I-2 for such distribution date., plus an amount equal to $50 deposited by the depositor to pay principal to the Class R Certificates.

Subgroup I-2— The pool of mortgage loans designated as Subgroup I-2. The Class I-2A Certificates and Class I-2X Certificates correspond to Subgroup I-2.

Subgroup I-2 Principal Distribution Amount - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup I-2 for such distribution date and the denominator of which is the Principal Funds for both Subgroup I-1 and Subgroup I-2 for such distribution date.

Subgroup II-1— The pool of mortgage loans designated as Subgroup II-1. The Class II-1A Certificates and the Class II-X-1 Certificates correspond to Subgroup II-1.

Subgroup II-2— The pool of mortgage loans designated as Subgroup II-2. The Class II-2A Certificates and Class II-2X-1 Certificates correspond to Subgroup II-2.

Subgroup II-3— The pool of mortgage loans designated as Subgroup II-3. The Class II-3A Certificates and Class II-3X-1 Certificates correspond to Subgroup II-2.

Subordinate Certificate Writedown Amount— With respect to the Group II Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group II mortgage loans on the Due Date related to such distribution date.

Subordinate Certificates— The Group I Subordinate Certificates and the Group II Subordinate Certificates.

Subordinate Corridor Contracts - The Class I-M-1 Corridor Contract, Class I-M-2 Corridor Contract, Class I-M-3 Corridor Contract, Class I-B-1 Corridor Contract, Class I-B-2 Corridor Contract, Class I-B-3 Corridor Contract and Class I-B-4 Corridor Contract.

Subordinate Optimal Principal Amount— With respect to any Subgroup included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such distribution date):

(1) the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3) the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Subgroup during the applicable Prepayment Period;

(4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Subgroup that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Subgroup pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such distribution date;

(5) the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Subgroup which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Subgroup that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6) on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Subgroup have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

Subordinate Percentage— As of any distribution date and with respect to any Subgroup included in Loan Group II, 100% minus the related Senior Percentage for the related Subgroup. The initial Subordinate Percentage for each Subgroup in Loan Group II will be approximately 7.35%.

Subordinate Prepayment Percentage— With respect to any Subgroup included in Loan Group II, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Subgroup.

Subsequent Recoveries — As of any distribution date, amounts received during the related Due Period by the related servicer or surplus amounts held by the related servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger Event - The occurrence of either a Delinquency Test Violation or the Cumulative Loss Test Violation.

Trustee - HSBC Bank USA, National Association.

Unpaid Realized Loss Amount - With respect to any class of Group I Offered Certificates and as to any distribution date, the excess of

1.    Applied Realized Loss Amounts with respect to such class over

2.    the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to a class of Group I Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

SCHEDULE A

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Structured Asset Mortgage Investments II Inc., Luminent Mortgage Trust 2006-3, Mortgage Pass-Through Certificates, Series 2006-3 (the “Global Securities”) will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(a)
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(b)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 28%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this prospectus supplement the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used in this prospectus supplement, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SCHEDULE B

Distribution Date	Group I Loans With Original Terms In Excess of 30 Years at 16% CPR
April 25, 2016	$8,003,789
May 25, 2016	$7,883,704
June 25, 2016	$7,765,384
July 25, 2016	$7,648,803
August 25, 2016	$7,533,938
September 25, 2016	$7,420,763
October 25, 2016	$7,309,253
November 25, 2016	$7,199,384
December 25, 2016	$7,091,133
January 25, 2017	$6,984,481
February 25, 2017	$6,879,399
March 25, 2017	$6,775,864
April 25, 2017	$6,673,853
May 25, 2017	$6,573,345
June 25, 2017	$6,474,317
July 25, 2017	$6,376,753
August 25, 2017	$6,280,633
September 25, 2017	$6,185,935
October 25, 2017	$6,092,637
November 25, 2017	$6,000,720
December 25, 2017	$5,910,163
January 25, 2018	$5,820,947
February 25, 2018	$5,733,051
March 25, 2018	$5,646,457
April 25, 2018	$5,561,129
May 25, 2018	$5,477,041
June 25, 2018	$5,394,198
July 25, 2018	$5,312,585
August 25, 2018	$5,232,183
September 25, 2018	$5,152,976
October 25, 2018	$5,074,943
November 25, 2018	$4,998,071
December 25, 2018	$4,922,339
January 25, 2019	$4,847,729
February 25, 2019	$4,774,230
March 25, 2019	$4,701,815
April 25, 2019	$4,630,458
May 25, 2019	$4,560,131
June 25, 2019	$4,490,845
July 25, 2019	$4,422,587
August 25, 2019	$4,355,347
September 25, 2019	$4,289,106
October 25, 2019	$4,223,848
November 25, 2019	$4,159,560
December 25, 2019	$4,096,226
January 25, 2020	$4,033,834
February 25, 2020	$3,972,366
March 25, 2020	$3,911,808
April 25, 2020	$3,852,140
May 25, 2020	$3,793,339
June 25, 2020	$3,735,412
July 25, 2020	$3,678,348
August 25, 2020	$3,622,129
September 25, 2020	$3,566,744
October 25, 2020	$3,512,184
November 25, 2020	$3,458,434
December 25, 2020	$3,405,481
January 25, 2021	$3,353,318
February 25, 2021	$3,301,928
March 25, 2021	$3,251,301
April 25, 2021	$3,201,423
May 25, 2021	$3,152,281
June 25, 2021	$3,103,869
July 25, 2021	$3,056,177
August 25, 2021	$3,009,194
September 25, 2021	$2,962,908
October 25, 2021	$2,917,310
November 25, 2021	$2,872,390
December 25, 2021	$2,828,137
January 25, 2022	$2,784,543
February 25, 2022	$2,741,597
March 25, 2022	$2,699,290
April 25, 2022	$2,657,615
May 25, 2022	$2,616,563
June 25, 2022	$2,576,123
July 25, 2022	$2,536,283
August 25, 2022	$2,497,036
September 25, 2022	$2,458,374
October 25, 2022	$2,420,288
November 25, 2022	$2,382,767
December 25, 2022	$2,345,805
January 25, 2023	$2,309,395
February 25, 2023	$2,273,527
March 25, 2023	$2,238,195
April 25, 2023	$2,203,393
May 25, 2023	$2,169,117
June 25, 2023	$2,135,352
July 25, 2023	$2,102,091
August 25, 2023	$2,069,325
September 25, 2023	$2,037,048
October 25, 2023	$2,005,253
November 25, 2023	$1,973,933
December 25, 2023	$1,943,080
January 25, 2024	$1,912,688
February 25, 2024	$1,882,750
March 25, 2024	$1,853,261
April 25, 2024	$1,824,217
May 25, 2024	$1,795,616
June 25, 2024	$1,767,444
July 25, 2024	$1,739,692
August 25, 2024	$1,712,356
September 25, 2024	$1,685,430
October 25, 2024	$1,658,906
November 25, 2024	$1,632,780
December 25, 2024	$1,607,045
January 25, 2025	$1,581,695
February 25, 2025	$1,556,725
March 25, 2025	$1,532,131
April 25, 2025	$1,507,911
May 25, 2025	$1,484,061
June 25, 2025	$1,460,569
July 25, 2025	$1,437,430
August 25, 2025	$1,414,638
September 25, 2025	$1,392,189
October 25, 2025	$1,370,077
November 25, 2025	$1,348,297
December 25, 2025	$1,326,845
January 25, 2026	$1,305,716
February 25, 2026	$1,284,904
March 25, 2026	$1,264,407
April 25, 2026	$1,244,223
May 25, 2026	$1,224,349
June 25, 2026	$1,204,776
July 25, 2026	$1,185,498
August 25, 2026	$1,166,510
September 25, 2026	$1,147,808
October 25, 2026	$1,129,389
November 25, 2026	$1,111,247
December 25, 2026	$1,093,379
January 25, 2027	$1,075,781
February 25, 2027	$1,058,448
March 25, 2027	$1,041,379
April 25, 2027	$1,024,572
May 25, 2027	$1,008,025
June 25, 2027	$991,729
July 25, 2027	$975,680
August 25, 2027	$959,874
September 25, 2027	$944,307
October 25, 2027	$928,975
November 25, 2027	$913,876
December 25, 2027	$899,006
January 25, 2028	$884,361
February 25, 2028	$869,939
March 25, 2028	$855,736
April 25, 2028	$841,754
May 25, 2028	$827,990
June 25, 2028	$814,436
July 25, 2028	$801,087
August 25, 2028	$787,942
September 25, 2028	$774,997
October 25, 2028	$762,248
November 25, 2028	$749,693
December 25, 2028	$737,330
January 25, 2029	$725,155
February 25, 2029	$713,166
March 25, 2029	$701,361
April 25, 2029	$689,740
May 25, 2029	$678,303
June 25, 2029	$667,040
July 25, 2029	$655,950
August 25, 2029	$645,029
September 25, 2029	$634,276
October 25, 2029	$623,688
November 25, 2029	$613,261
December 25, 2029	$602,994
January 25, 2030	$592,885
February 25, 2030	$582,931
March 25, 2030	$573,131
April 25, 2030	$563,485
May 25, 2030	$553,991
June 25, 2030	$544,645
July 25, 2030	$535,442
August 25, 2030	$526,381
September 25, 2030	$517,460
October 25, 2030	$508,676
November 25, 2030	$500,028
December 25, 2030	$491,514
January 25, 2031	$483,131
February 25, 2031	$474,878
March 25, 2031	$466,754
April 25, 2031	$458,758
May 25, 2031	$450,889
June 25, 2031	$443,143
July 25, 2031	$435,518
August 25, 2031	$428,011
September 25, 2031	$420,620
October 25, 2031	$413,345
November 25, 2031	$406,184
December 25, 2031	$399,134
January 25, 2032	$392,195
February 25, 2032	$385,364
March 25, 2032	$378,640
April 25, 2032	$372,023
May 25, 2032	$365,511
June 25, 2032	$359,102
July 25, 2032	$352,793
August 25, 2032	$346,584
September 25, 2032	$340,473
October 25, 2032	$334,458
November 25, 2032	$328,538
December 25, 2032	$322,711
January 25, 2033	$316,976
February 25, 2033	$311,333
March 25, 2033	$305,779
April 25, 2033	$300,313
May 25, 2033	$294,933
June 25, 2033	$289,640
July 25, 2033	$284,430
August 25, 2033	$279,303
September 25, 2033	$274,259
October 25, 2033	$269,294
November 25, 2033	$264,409
December 25, 2033	$259,602
January 25, 2034	$254,871
February 25, 2034	$250,216
March 25, 2034	$245,636
April 25, 2034	$241,129
May 25, 2034	$236,693
June 25, 2034	$232,329
July 25, 2034	$228,035
August 25, 2034	$223,809
September 25, 2034	$219,652
October 25, 2034	$215,562
November 25, 2034	$211,537
December 25, 2034	$207,577
January 25, 2035	$203,681
February 25, 2035	$199,849
March 25, 2035	$196,077
April 25, 2035	$192,367
May 25, 2035	$188,716
June 25, 2035	$185,125
July 25, 2035	$181,592
August 25, 2035	$178,115
September 25, 2035	$174,695
October 25, 2035	$171,331
November 25, 2035	$168,021
December 25, 2035	$164,765
January 25, 2036	$161,561
February 25, 2036	$158,410
March 25, 2036	$155,310
April 25, 2036	$152,261

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

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      YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN
      THIS PROSPECTUS AND THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
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THE OFFERED SECURITIES
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

         o        mortgage loans secured by first and junior liens on the
                  related mortgage property;

         o        home equity revolving lines of credit;

         o        mortgage loans where the borrower has little or no equity in the related mortgaged property;

         o        mortgage loans secured by one-to-four-family residential
                  properties;

         o        mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

         o        manufactured housing conditional sales contracts and
                  installment loan agreements or interests therein; and

         o        mortgage securities issued or guaranteed by Ginnie Mae, Fannie
                  Mae, Freddie Mac or other government agencies or
                  government-sponsored agencies or privately issued mortgage securities;
in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT
If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR
DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 28, 2006.

                                TABLE OF CONTENTS

INTRODUCTION................................................................
   General..................................................................
THE MORTGAGE POOLS..........................................................
   General..................................................................
   The Mortgage Loans.......................................................
   Underwriting Standards...................................................
   FICO Scores..............................................................
   Qualifications of Originators and Sellers................................
   Representations by Sellers...............................................
   Optional Purchase of Defaulted Mortgage Loans............................
STATIC POOL INFORMATION.....................................................
SERVICING OF MORTGAGE LOANS.................................................
   General..................................................................
   The Master Servicer......................................................
   The Servicers............................................................
   Collection and Other Servicing Procedures; Mortgage Loan Modifications...
   Special Servicers........................................................
   Realization Upon or Sale of Defaulted Mortgage Loans.....................
   Servicing and Other Compensation and Payment of Expenses; Retained
     Interest...............................................................
   Evidence as to Compliance................................................
DESCRIPTION OF THE SECURITIES...............................................
   General..................................................................
   Form of Securities.......................................................
   Global Securities........................................................
   Exchangeable Securities..................................................
   Assignment of Trust Fund Assets..........................................
   Distribution Account.....................................................
   Distributions............................................................
   Distributions of Interest and Principal on the Securities................
   Pre-Funding Account......................................................
   Distributions on the Securities in Respect of Prepayment Premiums........
   Allocation of Losses and Shortfalls......................................
   Advances.................................................................
   Modifications............................................................
   Reports to Securityholders...............................................
DESCRIPTION OF CREDIT ENHANCEMENT...........................................
   General..................................................................
   Subordinate Securities...................................................
   Cross-Collateralization..................................................
   Overcollateralization....................................................
   Financial Guaranty Insurance Policy......................................
   Mortgage Pool Insurance Policies.........................................
   Letter of Credit.........................................................
   Special Hazard Insurance Policies........................................
   Reserve Funds............................................................
   Cash Flow Agreements.....................................................
   Maintenance of Credit Enhancement........................................
   Reduction or Substitution of Credit Enhancement..........................
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES.......................
   Derivatives..............................................................
   Purchase Obligations.....................................................
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS
 THEREUNDER.................................................................
   General..................................................................
   Primary Mortgage Insurance Policies......................................
   Hazard Insurance Policies................................................
   FHA Mortgage Insurance...................................................
   VA Mortgage Guaranty.....................................................
THE SPONSOR.................................................................
THE DEPOSITOR...............................................................
THE AGREEMENTS..............................................................
   General..................................................................
   Certain Matters Regarding the Master Servicer and the Depositor..........
   Events of Default and Rights Upon Event of Default.......................
   Amendment................................................................
   Termination; Retirement of Securities....................................
   The Securities Administrator.............................................
   Duties of Securities Administrator.......................................
   Some Matters Regarding the Securities Administrator......................
   Resignation and Removal of the Securities Administrator..................
   The Trustee..............................................................
   Duties of the Trustee....................................................
   Some Matters Regarding the Trustee.......................................
   Resignation and Removal of the Trustee...................................
YIELD CONSIDERATIONS........................................................
MATURITY AND PREPAYMENT CONSIDERATIONS......................................
LEGAL ASPECTS OF MORTGAGE LOANS.............................................
   Mortgages................................................................
   Cooperative Mortgage Loans...............................................
   Tax Aspects of Cooperative Ownership.....................................
   Leases and Rents.........................................................
   Contracts................................................................
   Foreclosure on Mortgages and Some Contracts..............................
   Foreclosure on Shares of Cooperatives....................................
   Repossession with respect to Contracts...................................
   Rights of Redemption.....................................................
   Anti-Deficiency Legislation and Other Limitations on Lenders.............
   Environmental Legislation................................................
   Consumer Protection Laws.................................................
   Homeownership Act and Similar State Laws.................................
   Enforceability of Certain Provisions.....................................
   Subordinate Financing....................................................
   Installment Contracts....................................................
   Applicability of Usury Laws..............................................
   Alternative Mortgage Instruments.........................................
   Formaldehyde Litigation with Respect to Contracts .......................
   The Servicemembers Civil Relief Act......................................
   Forfeitures in Drug and RICO Proceedings.................................
   Junior Mortgages.........................................................
   Negative Amortization Loans..............................................
FEDERAL INCOME TAX CONSEQUENCES.............................................
   General..................................................................
   REMICS...................................................................
   Grantor Trust Funds......................................................
   Taxation of Classes of Exchangeable Securities...........................
   Callable Classes.........................................................
Penalty Avoidance...........................................................
STATE AND OTHER TAX CONSEQUENCES............................................
ERISA CONSIDERATIONS........................................................
   Underwriter Exemption....................................................
   Other Exemptions.........................................................
   ERISA Considerations Relating to Notes...................................
   Exchangeable Securities and Callable Securities..........................
   Tax Exempt Investors.....................................................
   Consultation with Counsel................................................
LEGAL INVESTMENT MATTERS....................................................
USE OF PROCEEDS.............................................................
METHODS OF DISTRIBUTION.....................................................
LEGAL MATTERS...............................................................
FINANCIAL INFORMATION.......................................................
RATING......................................................................
AVAILABLE INFORMATION.......................................................
REPORTS TO SECURITYHOLDERS..................................................
INCORPORATION OF INFORMATION BY REFERENCE...................................
GLOSSARY....................................................................

                                  INTRODUCTION

ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage
Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the
Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit
Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income
Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under
"Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES OR NOTES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE
UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM
THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so.
There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES OR
NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. SEE "THE MORTGAGE POOL" IN THE PROSPECTUS SUPPLEMENT.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, SEE "YIELD
ON THE CERTIFICATES" OR "YIELD ON THE NOTES" IN THE PROSPECTUS SUPPLEMENT,
INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING
AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION" IN THE PROSPECTUS
SUPPLEMENT.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES OR NOTES WILL DEPEND ON A
VARIETY OF FACTORS.

         The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal payments, including
                  prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates or notes, other than the interest only certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. SEE
"YIELD ON THE CERTIFICATES" OR "YIELD ON THE NOTES" IN THE PROSPECTUS
SUPPLEMENT.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY
RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, some of the mortgage loans, have initial interest only periods of three years, five years and ten years. During these periods, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

INITIAL INTEREST ONLY PERIOD MORTGAGE LOANS ARE RELATIVELY NEW IN THE MORTGAGE
MARKETPLACE AND MAY PRESENT HIGHER OR LOWER PREPAYMENT SPEEDS AND DELINQUENCY
THAN FULLY AMORTIZING LOANS.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK
OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United
States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY
IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT
THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE
MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES OR NOTES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. SEE "LEGAL
ASPECTS OF MORTGAGE LOANS--FORECLOSURE ON MORTGAGES AND SOME CONTRACTS" HEREIN.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A
DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED
CERTIFICATES OR NOTES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THE RATINGS ON THE OFFERED CERTIFICATES OR NOTES ARE NOT A RECOMMENDATION TO
BUY, SELL OR HOLD THE OFFERED CERTIFICATES OR NOTES AND ARE SUBJECT TO
WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF
THE OFFERED CERTIFICATES OR NOTES.

         It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency.
A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. SEE "RATINGS" IN THE
PROSPECTUS SUPPLEMENT AND "RATING" HEREIN.

         The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. SEE "DESCRIPTION OF CREDIT
ENHANCEMENT--REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT" HEREIN.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY
RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED
LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. SEE "SERVICING OF
MORTGAGE LOANS--REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS" AND "LEGAL
ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL LEGISLATION" HEREIN. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o        the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the
                  borrowers regarding the terms of the mortgage loans;

         o        the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right
                  under the Consumer Credit Protection Act, in the extension of credit; and

         o        the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit
                  experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. SEE "LEGAL ASPECTS OF
MORTGAGE LOANS" HEREIN.

         On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws;
and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.

THE RETURN ON THE OFFERED CERTIFICATES OR NOTES COULD BE REDUCED BY SHORTFALLS
DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE
LAWS.

         The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the
Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES APPLIED TO THE NOTES

         When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property.
Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

ALLOCATION OF DEFERRED INTEREST MAY AFFECT THE YIELD ON THE NOTES

         The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the Offered Notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the Offered Notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments received on the mortgage loans, the net rate cap on the
Offered Notes will be reduced.

A SECURITY INTEREST IN A MANUFACTURED HOME COULD BE RENDERED SUBORDINATE TO THE
INTERESTS OF OTHER PARTIES CLAIMING AN INTEREST IN THE HOME.

         Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

ACQUIRING BOARD APPROVAL FOR THE SALE OF COOPERATIVE LOANS COULD LIMIT THE
NUMBER OF POTENTIAL PURCHASERS FOR THOSE SHARES AND OTHERWISE LIMIT THE
SERVICER'S ABILITY TO SELL, AND REALIZE THE VALUE OF, THOSE SHARES BACKED BY
SUCH LOANS.

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

DEFECTS IN SECURITY INTEREST COULD RESULT IN LOSSES.

         o   The security interest in certain manufactured homes may not be perfected.

         Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed.
Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and
(iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

         o   The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores"
herein.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the
District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA.
See "Description of Primary Insurance Policies--FHA Insurance" and "--VA
Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime"
mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie
Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or
Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a
Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the
Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of
Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller
Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities
Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United
States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S.
Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

         o        Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or
                  modification of not more than approximately 15 years;

         o        Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or
                  modification of more than 15 years, but not more than
                  approximately 30 years;

         o        Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month,
                  one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note
                  Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted
                  average Note Margin with respect to the ARM Loans in the
                  related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment.
                  If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o        Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled
                  monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o        Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately
                  15 years with monthly payments during the first year
                  calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year
                  thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term.
                  Deferred Interest, if any, will be added to the principal
                  balance of these mortgage loans;

         o        Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately
                  30 years with monthly payments during the first year
                  calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year
                  thereafter to the extent necessary to fully amortize the
                  mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the
                  principal balance of these mortgage loans;

         o        Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon
                  payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the
                  assumed amortization term;

         o        Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o        Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a
                  fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan.
                  As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

         o        Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens.
The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement.
Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be
"rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the
Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o        funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o        if funds contributed by the seller are contributed on a
                  present value basis, investment earnings on these funds, or

         o        additional funds to be contributed over time by the
                  mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to
Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o        the aggregate principal balance of the mortgage loans,

         o        the type of property securing the mortgage loans,

         o        the original or modified terms to maturity of the mortgage loans,

         o        the range of principal balances of the mortgage loans at
                  origination or modification,

         o        the earliest origination or modification date and latest
                  maturity date of the mortgage loans,

         o        the Loan-to-Value Ratios of the mortgage loans,

         o        the mortgage rate or range of mortgage rates borne by the
                  mortgage loans,

         o        if any of the mortgage loans are ARM Loans, the applicable
                  Index, the range of Note Margins and the weighted average Note
                  Margin,

         o        the geographical distribution of the mortgage loans,

         o        the percentage of buydown mortgage loans, if applicable, and

         o        the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a
Current Report on Form 8-K.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the
Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage
Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated
Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the
Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under "full/alternative", "stated
income/verified assets", "stated income/stated assets", "no documentation" or
"no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated
income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.
Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained.
Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a
"reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home
(including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the
creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan)
secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the
Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have
Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property.
As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup.
In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage
Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance
Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly
Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the
300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o        with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the
                  mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a
                  title search was done by the Seller or some other type of
                  "short-form" title insurance was obtained;

         o        the Seller has good title to the mortgage loan and the
                  mortgage loan was subject to no offsets, defenses or
                  counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o        there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the
                  related mortgage (subject only to permissible title insurance exceptions);

         o        the mortgage loan constituted a valid first or other
                  applicable lien on, or a perfected security interest with
                  respect to, the mortgaged property (subject only to
                  permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o        there are no delinquent tax or assessment liens against the related mortgaged property;

         o        the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o        to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit
                  opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan
                  documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given.
Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers
(tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a
Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the
Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of
Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a
REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified
Substitute Mortgage Loan generally will, on the date of substitution:

         o        have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal
                  balance of the Deleted Mortgage Loan (the amount of any
                  shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of
                  substitution for distribution to the securityholders),

         o        have a mortgage rate and a Net Mortgage Rate not less than
                  (and not materially greater than) the mortgage rate and Net
                  Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o        have a Loan-to-Value Ratio at the time of substitution no
                  higher than that of the Deleted Mortgage Loan at the time of substitution,

         o        have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o        comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the
Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the
depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by
Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by
90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor.
The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located.
Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property.
Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of
Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the
REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;
adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.
See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental
         Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies)
concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan;
however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized
Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement.
Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and
Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an
ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1)
the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of
Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see
"Description of Credit Enhancement" and "Description of Primary Mortgage
Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable
Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the
Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance
Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any
Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing
Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the
AB Servicing Criteria.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates
(or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part.
Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under
"The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement.
Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o        the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities)
                  underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o        all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect
                  thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o        any property acquired in respect of mortgage loans in the
                  trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o        hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o        U.S. Government Securities;

         o        the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o        any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance
                  policy, mortgage pool insurance policy, letter of credit,
                  special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit
                  Enhancement".

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion                           Directed A class of securities designated to
                                    receive principal payments primarily from
                                    the interest that accrues on specified
                                    Accrual Classes.

Accrual                             A class of securities where the accrued
                                    interest otherwise payable to such
                                    certificates is allocated to specified
                                    classes of certificates as principal
                                    payments in reduction of their certificate
                                    principal balance. The certificate principal
                                    balance of the Accrual Class will be
                                    increased to the extent such accrued
                                    interest is so allocated.

Companion                           A class that receives principal payments on
                                    any distribution date only if scheduled
                                    payments have been made on specified planned
                                    principal classes, targeted principal
                                    classes or scheduled principal classes.

Component                           A class consisting of "components." The
                                    components of a class of component
                                    securities may have different principal
                                    and/or interest payment characteristics but
                                    together constitute a single class. Each
                                    component of a class of component securities
                                    may be identified as falling into one or
                                    more of the categories in this list.

Fixed Rate                          A class with an interest rate that is fixed
                                    throughout the life of the class.

Floating Rate                       A class that receives interest payments
                                    based on an interest rate that fluctuates
                                    each payment period based on a designated
                                    index, which will be of a type that is
                                    customarily used in the debt and fixed
                                    income markets to measure the cost of
                                    borrowed funds, plus a specified margin.

Interest Only or IO                 A class of securities with no principal
                                    balance and which is not entitled to
                                    principal payments. Interest usually accrues
                                    based on a specified notional amount.

Inverse Floating Rate               A class of securities where the pass-through
                                    rate adjusts based on the excess between a
                                    specified rate and LIBOR or another index,
                                    which will be of a type that is customarily
                                    used in the debt and fixed income markets to
                                    measure the cost of borrowed funds.

Lock Out                            A class of securities which is "locked out"
                                    of certain payments, usually principal, for
                                    a specified period of time.

Partial Accrual                     A class that accretes a portion of the
                                    amount of accrued interest thereon, which
                                    amount will be added to the principal
                                    balance of such class on each applicable
                                    distribution date, with the remainder of
                                    such accrued interest to be distributed
                                    currently as interest on such class. Such
                                    accretion may continue until a specified
                                    event has occurred or until such Partial
                                    Accrual class is retired.

Principal Only                      A class of securities which is not entitled
                                    to interest payments.

Planned Amortization Class or PAC   A class of securities with a principal
                                    balance that is reduced based on a schedule
                                    of principal balances, assuming a certain
                                    range of prepayment rates on the underlying
                                    assets.

Scheduled Principal                 A class that is designed to receive
                                    principal payments using a predetermined
                                    principal balance schedule but is not
                                    designated as a Planned Principal Class or
                                    Targeted Principal Class. In many cases, the
                                    schedule is derived by assuming two constant
                                    prepayment rates for the underlying assets.
                                    These two rates are the endpoints for the
                                    "structuring range" for the scheduled
                                    principal class.

Senior Support                      A class that absorbs the realized losses
                                    other than excess losses that would
                                    otherwise be allocated to a Super Senior
                                    Class after the related classes of
                                    subordinated securities are no longer
                                    outstanding.

Sequential Pay                      prescribed sequence, that do not have
                                    predetermined principal balance schedules
                                    and that under all circumstances receive
                                    payments of principal continuously from the
                                    first distribution date on which they
                                    receive principal until they are retired. A
                                    single class that receives principal
                                    payments before or after all other classes
                                    in the same series of securities may be
                                    identified as a sequential pay class.

Super Senior                        A class that will not bear its proportionate
                                    share of realized losses (other than excess
                                    losses) as its share is directed to another
                                    class, referred to as the "support class"
                                    until the class principal balance of the
                                    support class is reduced to zero.

Target Amortization or TAC
                                    balance that is reduced based on a scheduled
                                    of principal balances, assuming a certain
                                    targeted rate of prepayments on the related
                                    collateral.

Variable Rate                       A class with an interest rate that resets
                                    periodically and is calculated by reference
                                    to the rate or rates of interest applicable
                                    to specified assets or instruments (e.g.,
                                    the Loan Rates borne by the underlying
                                    loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating
Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related
REMIC, as defined in the Code. As to each series of certificates as to which a
REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to
DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial
Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events,
Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC
Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial
Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may
experience delays in the receipt of payments in respect of their securities.
Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global
Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The
Global Securities will be traceable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and
Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and
Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through
DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through
Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global
Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a
Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System.
Under this approach, they may take on credit exposure to Clearstream or
Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a
Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global
Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days.
For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or
Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or
Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to
Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o        borrowing through Clearstream or Euroclear System for one day
                  (until the purchase side of the trade is reflected in their
                  Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o        borrowing the Global Securities in the U.S. from a DTC
                  participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be
                  reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers'
securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial
holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United
States Tax Withholding). If the information shown on Form W-8BEN changes, a new
Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate
Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
Certification).

         The holder of an interest in a Global Security or, in the case of a
Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person.
This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

       GENERAL

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

       EXCHANGES

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

         o        the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

         o        the annual interest amount payable with respect to the
                  exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged
                  securities; and

         o        the class or classes of exchangeable securities must be
                  exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

         o        A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of
                  exchangeable securities with an interest rate that varies
                  indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.
                  In this case, the classes that vary with an index would
                  produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o        An interest only class and principal only class of
                  exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest
                  payments. The principal balance of the principal and interest class would be equal to the principal balance of the
                  exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would
                  generate an annual interest amount equal to the annual
                  interest amount of the exchangeable interest only class.

         o        Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a
                  class that is entitled to both principal and interest
                  payments, with a principal balance equal to the aggregate
                  principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

         o        A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount
                  added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal
                  payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

         o        A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined
                  schedule, or a planned amortization class, and a class of
                  exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first
                  distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       PROCEDURES

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification
(without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o        the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o        the mortgage with evidence of recording indicated on the
                  mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o        an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a
                  cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or
                  occupancy agreements),

         o        any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o        if applicable, any riders or modifications to the mortgage note and mortgage,

         o        if the mortgage loan is secured by additional collateral,
                  certain security and assignment documents relating to the
                  pledge of the additional collateral, and

         o        any other documents set forth in the related pooling and
                  servicing agreement, mortgage loan purchase agreement or
                  servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating
Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o        the original Contract endorsed, without recourse, to the order of the trustee,

         o        copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o        a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii)
provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The
Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage
Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for)
the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so.
This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the
Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan
(for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage
Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under
"Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         GENERAL. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a
Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         DEPOSITS. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o        all payments on account of principal, including principal
                  prepayments, on the mortgage loans;

         o        all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any
                  servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any
                  retained interest of the depositor;

         o        all payments on the mortgage securities;

         o        all payments on the U.S. Government Securities (if any);

         o        all Insurance Proceeds and Liquidation Proceeds;

         o        any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit
                  Enhancement";

         o        any advances made as described under "--Advances" below;

         o        any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o        any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the
                  prepayment of mortgage loans as described under "Servicing of
                  Mortgage Loans--Servicing and Other Compensation and Payment
                  of Expenses; Retained Interest";

         o        to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o        any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o        any other amounts required to be deposited in the Distribution
                  Account as provided in the related pooling and servicing
                  agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus
                  supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related
Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution
Account. The terms of all buydown mortgage loans provide for the contribution of
Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the
Buydown Funds are to be deposited on a discounted basis, that amount of Buydown
Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the
Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the
Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any
Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown
Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a
Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Protected
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the
Protected Accounts may first be remitted to a Master Servicer Collection
Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         WITHDRAWALS. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the
Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1)      to make distributions to the related securityholders on each distribution date;

         (2)      to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under
                  "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the
                  master servicer or a servicer as late collections of interest
                  (net of related servicing fees) on and principal of the
                  particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)      to reimburse the master servicer, a servicer or a special
                  servicer for unpaid servicing fees earned by it and some
                  unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with
                  respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit
                  enhancement with respect to the mortgage loans and properties;

         (4)      to reimburse the master servicer, a servicer or any other
                  specified person for any advances described in clause (2)
                  above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith
                  judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the
                  reimbursement to be made from amounts collected on other
                  mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of
                  amounts collected on the other mortgage loans that is
                  otherwise distributable on one or more classes of subordinate securities of the related series;

         (5)      if and to the extent described in the related prospectus
                  supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses
                  described in clause (3) above incurred by it while these
                  remain outstanding and unreimbursed;

         (6)      to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and
                  liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master
                  Servicer and the Depositor";

         (7)      if and to the extent described in the related prospectus
                  supplement, to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent
                  described under "The Agreements--Certain Matters Regarding the
                  Trustee";

         (9)      to pay the master servicer or the trustee, as additional
                  compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10)     to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in
                  connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by
                  foreclosure or by deed in lieu of foreclosure;

         (11)     if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under
                  "Federal Income Tax Consequences--REMICS--Prohibited
                  Transactions and Other Possible REMIC Taxes";

         (12)     to pay for the cost of an independent appraiser or other
                  expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property
                  acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13)     to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14)     to pay to itself, the depositor, a Seller or any other
                  appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and
                  servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15)     to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to
                  multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment,
                  clean-up or remediation of hazardous wastes and materials
                  present on that mortgaged properties, as described under
                  "Servicing of Mortgage Loans--Realization Upon or Sale of
                  Defaulted Mortgage Loans"; and

         (17)     to clear and terminate the Distribution Account upon the
                  termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual
Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series.
Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement.
Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the
Sellers of additional mortgage loans to the related trust after the Closing
Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related
Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement)
respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master
Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net
Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest
(as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o        the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

         o        the total cash flows received and the general sources thereof;

         o        the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         o        the amount, accrued or paid in respect of any credit
                  enhancement or other support, including the payee and the
                  general purpose of such payment;

         o        the amount, if any, of the distribution allocable to principal
                  (by class);

         o        the amount, if any, of the distribution allocable to interest
                  (by class and any shortfalls or carry-forwards);

         o        the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

         o        interest rates, as applicable, to the pool assets and
                  securities;

         o        the beginning and ending balance of the reserve fund or
                  similar account, if any, together with any material activity;

         o        the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

         o        the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o        number and amount of pool assets, together with updated pool composition information;

         o        the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

         o        if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

         o        material breaches of pool asset representation or warranties or transaction covenants;

         o        information on loss, delinquency or other tests used for
                  determining early amortization, liquidation, stepdowns or
                  other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

         o        information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

         o        any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection
                  criteria or procedures, as applicable, used to originate,
                  acquire or select new pool assets;

         o        the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are
                  delinquent and (D) foreclosure proceedings have been
                  commenced, and loss information for the period;

         o        the Special Hazard Amount, Fraud Loss Amount and Bankruptcy
                  Amount, if applicable, as of the close of business on the
                  applicable distribution date and a description of any change in the calculation of these amounts; and

         o        with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the
                  related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders."

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of
cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard
Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit
Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of
Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited
to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage
Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement.
Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary
Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid
(all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property.
The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance
Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the
Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating
Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer.
Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement.
The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or
Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If
coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard
Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or
Agencies.

         The master servicer, on behalf of itself, the trustee and
securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected.
Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S.
Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.
These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a
Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding
75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least
80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o        the insured percentage of the Primary Insurance Covered Loss;

         o        the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o        at the option of the primary insurer, the sum of the
                  delinquent monthly payments plus any advances made by the
                  insured, both to the date of the claim payment and,
                  thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been
                  discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been
                  discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a
Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o        advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and
                  foreclosure and related costs;

         o        in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance
                  Policy (ordinary wear and tear excepted); and

         o        tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance
Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of
Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard
Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs.
Some of the mortgage loans may be insured under either Section 203(b), Section
221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section
203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section
221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any
FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the
FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to
30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA.
The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation for each series of securities unless otherwise indicated in the related prospectus supplement. EMC was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. EMC was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). EMC commenced operation in Texas on October 9, 1990. The
[Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with EMC and its affiliates.

         EMC maintains its principal office at 909 Hidden Ridge Drive, Suite
200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, EMC has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. EMC is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns'
securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         The principal business of EMC since inception has been specializing in the acquistion, securitization, servicing and disposition of mortgage loans.
EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by EMC are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to EMC's underwriting guidelines or the originator's underwriting guidelines that are acceptable to
EMC.

         Subsequent to purchase by EMC, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         EMC has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of EMC's total portfolio of assets it has securitized as of the dates indicated.

                                DECEMBER 31, 2003                  DECEMBER 31, 2004              DECEMBER 31, 2005
                                -----------------                  -----------------              -----------------
                                     TOTAL PORTFOLIO OF                  TOTAL PORTFOLIO OF              TOTAL PORTFOLIO OF
      LOAN TYPE            NUMBER           LOANS            NUMBER            LOANS          NUMBER           LOANS
      ---------            ------           -----            ------            -----          ------           -----
Alt-A ARM                  12,268     $ 3,779,319,393.84     44,821     $11,002,497,283.49    65,715     $17,155,529,615.47
Alt-A Fixed                15,907     $ 3,638,653,583.24     11,011     $ 2,478,381,379.40    17,294     $ 3,781,150,218.13
HELOC                           -     $             -             -     $             -        9,309     $   509,391,438.93
Neg-Am ARM                      -     $             -             -     $             -       20,804     $ 7,515,084,661.26
Prime ARM                  16,279     $ 7,179,048,567.39     30,311     $11,852,710,960.78    24,899     $12,438,092,473.41
Prime Fixed                 2,388     $ 1,087,197,396.83      1,035     $   509,991,605.86     1,346     $   426,879,747.26
Prime  Short  Duration      7,089     $ 2,054,140,083.91     23,326     $ 7,033,626,375.35    15,298
ARM                                                                                                      $ 5,687,383,382.34
Reperforming                2,800     $   247,101,330.36      2,802     $   311,862,677.46     2,877     $   271,051,465.95
Seconds                         -     $             -        14,842     $   659,832,093.32   114,899     $ 5,609,656,263.12
SubPrime                   29,303     $ 2,898,565,285.44    102,759     $14,578,747,677.08   10,1156     $16,546,152,274.44
Totals                     86,034     $20,884,025,641.01    230,907     $48,427,650,052.74   373,597     $69,940,371,540.31

           With respect to some of the securitizations organized by EMC, a
"step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by EMC, a servicing trigger required by the related financial guaranty insurer has been breached;
however, the insurer has agreed to waive the trigger and the related servicer is still servicing the related mortgage loans.

           With respect to any series of securities, if so specified in the related prospectus supplement, EMC will also act as servicer [or master servicer] for the mortgage pool. If so, EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under "Servicing of Mortgage Loans" and "Description of the
Securities."

           EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

           As of August 31, 2005, EMC was acting as servicer for approximately
213 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $45.4 billion.

           The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                                   AS OF DECEMBER 31, 2003                                  AS OF DECEMBER 31, 2004                                    AS OF OCTOBER 31, 2005
------------------ -------------------------------------------------------- --------------------------------------------------------- ----------------------------------------------------------
                                                  PERCENT BY   PERCENT BY                                    PERCENT BY   PERCENT                                      PERCENT BY   PERCENT BY
                     NO. OF                         NO. OF       DOLLAR       NO. OF                            NO. OF    BY DOLLAR    NO. OF                            NO. OF       DOLLAR
    LOAN TYPE        LOANS      DOLLAR AMOUNT        LOANS       AMOUNT       LOANS       DOLLAR AMOUNT         LOANS       AMOUNT      LOANS       DOLLAR AMOUNT         LOANS       AMOUNT
                   ---------- ------------------- ------------ ------------ ---------- --------------------- ------------ ----------- ---------- --------------------- ------------ ------------
ALTA-A ARM.....        2,439   $    653,967,869         1.40%     4.75%        19,498    $   4,427,820,708         7.96%      15.94%     50,528    $  11,821,548,094        11.65%       21.25%
ALTA-A FIXED...       19,396   $  3,651,416,057        11.14%    26.51%        25,539    $   4,578,725,473        10.43%      16.48%     34,038    $   6,268,800,717         7.85%       11.27%
PRIME ARM......        7,978   $    868,798,347         4.58%     6.31%         8,311    $   1,045,610,015         3.39%       3.76%      8,910    $   1,267,784,249         2.05%        2.28%
PRIME FIXED....       16,377   $  1,601,411,491         9.40%    11.63%        14,560    $   1,573,271,574         5.95%       5.66%     16,929    $   2,343,126,437         3.90%        4.21%
SECONDS........       25,290   $    690,059,169        14.52%     5.01%        39,486    $   1,381,961,155        16.13%       4.98%    136,562    $   6,239,175,080        31.48%       11.21%
SUBPRIME.......       76,166   $  5,058,932,126        43.73%    36.73%       114,436    $  13,706,363,250        46.74%      49.34%    138,609    $  19,037,928,201        31.95%       34.22%
OTHER..........       26,523   $  1,249,014,373        15.23%     9.07%        23,010    $   1,063,682,459         9.40%       3.83%     48,256    $   8,655,251,712        11.12%       15.56%
                   ---------- ------------------- ------------ ------------ ---------- --------------------- ------------ ----------- ---------- --------------------- ------------ ------------
TOTAL..........      174,169    $13,773,599,432       100.00%   100.00%       244,840    $  27,777,434,635       100.00%     100.00%    433,832    $  55,633,614,489       100.00%      100.00%

         EMC has received a civil investigative demand (CID), from the Federal
Trade Commission (FTC), seeking documents and data relating to EMC's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC is cooperating with the FTC's inquiry.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The
depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit.
The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since July 11, 2003. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657. In conjunction with the sponsor's acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison
Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each
Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each
Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie
Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o        any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance)
                  which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the
                  giving of written notice of the failure to the master
                  servicer;

         o        any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of
                  60 days after the date on which written notice of such
                  failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of
                  certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o        events of insolvency, readjustment of debt, marshaling of
                  assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer
                  indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o        any failure of the master servicer to make advances as
                  described in this prospectus under "Description of the
                  Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o        any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o        any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement
(unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under
"--Events of Default and Rights Upon Event of Default -- Pooling and Servicing
Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights)
in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of
Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         SERVICING AGREEMENT

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o        any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment
                  which continues unremedied for 5 business days (or other
                  period of time described in the related prospectus supplement)
                  after the giving of written notice of the failure to the
                  master servicer by the trustee or the Issuing Entity;

         o        any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the
                  series of securities, which covenants and agreements
                  materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of
                  60 days after the date on which written notice of such
                  failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the
                  Issuing Entity;

         o        events of insolvency, readjustment of debt, marshaling of
                  assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer
                  indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o        any failure of the master servicer to make advances as
                  described in this prospectus under "Description of the
                  Securities--Advances," and

         o        any other servicing default as set forth in the servicing
                  agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under
"--Events of Default and Rights Upon Event of Default-- Servicing Agreement"
have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         INDENTURE

         For a series of notes, an event of default under the indenture generally will include:

         o        a default for five days or more (or other period of time
                  described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o        failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures
                  described in the related indenture;

         o        any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material
                  respect as of the time made, and the breach is not cured
                  within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o        events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

         o        any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2)
the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of
66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case.
However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2)
the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate
Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o        to cure any ambiguity,

         o        to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o        if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its
                  provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related
                  trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or
                  minimize the risk, and (2) the action will not adversely
                  affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual
                  Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as
                  evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a
                  non-permitted transferee,

         o        to make any other provisions with respect to matters or
                  questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions
                  thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder,
                  or

         o        to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51%
of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1)      reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2)      adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as
                  described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

         (3)      reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the
                  holders of all notes covered by the Agreement then
                  outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         The Master Servicer and any director, officer, employee or agent of the
Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below)
or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word
"Callable" in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of
21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates
at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of
America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution
Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

         If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly
Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage
Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO
Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof;
provided, however, that the sponsor shall have the right to either (a)
immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie
Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $10,000,000, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder;
provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies

         The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of
Default actually known to a responsible officer of the trustee, unless such
Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the
Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests
(or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the
Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates
(which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities
(or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM
Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See
"Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of
the Securities--Assignment of Trust Fund Assets" above. Holders of Strip
Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.
Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor)
may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses;
Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment.
For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM
Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred
Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage
Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the
Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM
Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates)
plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See
"Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered)
may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The
Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as
"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured
Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that
Manufactured Homes may become subject to real estate title and recording laws.
See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust.
However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease

         or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The
Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the
Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the
Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as
tenant-stockholders) who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives"
below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"
within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections
163 and 164 of the Code. In order for a corporation to qualify under Section
216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the
Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured
Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the
Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured
Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders.
Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the
Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the
Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the
Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a
Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of
Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the
Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the
Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a
Contract. However, these liens could arise at any time during the term of a
Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit
Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.
Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the Cooperative's building incurred by the tenant-stockholder.
Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.
The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York
UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law.
A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3. Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in
Louisiana will be governed by Louisiana law rather than Article 9 of the UCC.
Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL PROPERTIES. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL LOANS. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including
California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative
Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral
(which, in the case of a cooperative mortgage loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy
Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the
Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy
Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any
Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include
TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as
implemented by Regulation X, Equal Credit Opportunity Act, as implemented by
Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.
In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership
Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the
Contract may also be unable to collect amounts still due under the Contract.
Most of the Contracts in a trust fund will be subject to the requirements of the
FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured
Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         TRANSFER OF MORTGAGED PROPERTIES. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain
Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St
Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a
Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The
Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the
Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a
Manufactured Home.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity
Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The
Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July
1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts.
Under an installment contract the seller (referred to in this section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March
31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law.
Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by
Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title
VIII provides that, notwithstanding any state law to the contrary, (1)
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the
Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection
Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the
Relief Act with an interest rate in excess of 6% per annum, application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith.
Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the
Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First
Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire,
Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP,
Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.
Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax
Consequences."

         The following discussion addresses securities of three general types:

1. REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more
REMICs under the REMIC Provisions of the Code,

2. notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3. Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4. securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a
"securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a
Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of
REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a
REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual
Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the
REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each
REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the
REMIC Certificates will be "real estate assets" within the meaning of Section
856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the
Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the
REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC
Residual Certificates will be interest described in Section 856(c)(3)(B) of the
Code to the extent that the certificates are treated as "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC
Regular Certificates will be "qualified mortgages" within the meaning of
Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC
Certificates issued by these REMICs will be considered to evidence ownership of
REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with
"original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular
Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC
Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing
Date. Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an
"objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the
"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC
Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC
Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the
Closing Date, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the
REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated
redemption price of the REMIC Regular Certificate. However, the OID Regulations
state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment
Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID
Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.
See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a
description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.
The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the
IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular
Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market
Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment
Assumption in accruing market discount with respect to REMIC Regular
Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the
Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular
Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a non-corporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period.
Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited
Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the
REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC
Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions"
and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by the REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC
Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC
Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates (that is, under the constant yield method taking into account the
Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates"
above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a
Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC
Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus)
were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC
Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for the REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual
Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual
Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders.
To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual
Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to the REMIC
Residual Certificate before the beginning of that quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC
Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual
Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC
Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.
The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected.
The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base
(within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC
Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual
Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United
States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual
Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC
Certificate that is an individual, estate or trust, or a "pass-through entity"
beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC
Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular
Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net
Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC
Certificate is held as a capital asset (generally, property held for investment)
within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable
Federal rate" (generally, a rate based on an average of current yields on
Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2)
the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular
Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the
Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors are encouraged to consult with their tax advisors as to the need to file such form.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.
It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the
Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO
CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment
Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual
Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of
REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after
December 31,1997, notwithstanding the preceding two sentences, in the case of a
REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

1. the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section
168(h)(2)(D) of the Code or Freddie Mac),

2. any organization (other than a cooperative described in Section 521 of the
Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3. any organization described in Section 1381(a)(2)(C) of the Code, or

4. an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in the certificate, the REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related
REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2)
will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of
REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the
REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.
See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular
Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a
REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher
Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP
as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a
"noteholder" or a "holder" are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of
Code section 856(c)(4)(A), and interest on notes will not be considered
"interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC
Regular Certificates issued by a REMIC, as described above, except that (1)
income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of
REMIC Certificates."

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP,
Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related
Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the
Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest
Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are
subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust
Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest,"
if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales of Grantor Trust Certificates") and the yield of the Grantor Trust
Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates)
that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5,
1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust
Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in
particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the
IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment
Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market
Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield.
Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the
IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price
(or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "Characterization of Investments in
Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the
Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip
Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and
assumes that the holder of a Grantor Trust Strip Certificate will not own any
Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the
Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the
Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip
Certificate is treated as an interest in discrete mortgage loans, or if the
Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip
Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the
"Contingent Payment Regulations"), but it appears that Grantor Trust Strip
Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to
Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not
specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor
Trust Strip Certificates are bound by the issuing entity's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield
(as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip
Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust
Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in
"--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC
Regular certificates in "REMICS--Foreign Investors in REMIC Certificates"
applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after
July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         GENERAL

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         TAX STATUS

         The ES Classes will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly
(although the matter is not entirely clear for Strips, defined below). ES
Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the
ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates"
above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a
"Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code,
"stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest.
The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the
Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the
Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received
ES Class that was sold and the part of the Exchanged ES Class underlying the
Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single
ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         EXCHANGES OF EXCHANGEABLE SECURITIES

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         TAX TREATMENT OF FOREIGN INVESTORS

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC
Certificates."

         BACKUP WITHHOLDING

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC
Certificates."

         REPORTING AND ADMINISTRATIVE MATTERS

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section
4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets,"
and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a
Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the
Plan makes an equity investment if: (1) the entity is an operating company; (2)
the equity investment made by the Plan is either a "publicly-offered security"
that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of
1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL
Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the
DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section
406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied.
For purposes of this section "ERISA Considerations", the term "Underwriter"
includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a
Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan
Assets must be rated in one of the four highest generic rating categories by an
Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value
Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a
Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the
"Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the
acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded
Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an
Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by
Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code)
for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of
Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the
Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

1.   as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

2.   all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies; 3.
     the transfer of the additional mortgage loans to the trust fund during the
     Pre-Funding Period must not result in the securities to be covered by the
     Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

4.   solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

5.   either:

                  (1) the characteristics of the additional mortgage loans
         transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the
         Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing
         Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

6.   the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

7.   amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption
         Rating Agencies ("ERISA Permitted Investments");

8.   the prospectus or prospectus supplement must describe the duration of the
     Pre-Funding Period;

9.   the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of
Labor has issued an administrative exemption, Prohibited Transaction Class
Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A
"mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o        the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o        and the payments made and retained by the depositor in
                  connection with the trust fund, together with all funds
                  inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for
                  selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o        the initial sale, exchange or transfer of certificates is
                  expressly approved by an independent fiduciary who has
                  authority to manage and control those plan assets being
                  invested in certificates;

         o        the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o        no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o        the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o        at least 50% of the aggregate amount of certificates is
                  acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute
"mortgage pool pass-through certificates," and that the conditions set forth in
PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such
Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the
Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to,
PTCE 90-1 (regarding investments by insurance company pooled separate accounts),
PTCE 91-38 (regarding investments by bank collective investments funds), PTCE
84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE
90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE
EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO
PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH
RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE
OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the
Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor
Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section
501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a
REMIC Residual Certificate and held by such an investor will be considered
"unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund.
Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A
PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET
INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS
SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION
401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED
UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE
EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF
THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL
FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE
SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute
"mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors'
assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns &
Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear,
Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear,
Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the
Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc.
and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns &
Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the
Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood
LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York,
or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the
Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago,
Illinois 60661; New York Regional Office, 233 Broadway, New York, New York
10279. Copies of the material can also be obtained from the Public Reference
Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering,
Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).
Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act
reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities --
Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as to
Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the
Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities
Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the
[sponsor's][depositor's] website referenced above under "Available Information"
as soon as practicable. Annual reports of assessment of compliance with the AB
Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and
"Description of the Securities -- Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or
15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.
Requests should be directed in writing to Structured Asset Mortgage Investments
II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or
by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC
Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         ASSUMPTION FEE -- The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         Bankruptcy Loss -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC
Registered Security.

         Benefit Plan Investors -- Plans, as well as any "employee benefit plan"
(as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include
Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable
Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM -- Clearstream Banking, societe anonyme, formerly known as
Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the
Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard
Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection
Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control
Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29
C.F.R.ss.2510.3-101.

         DTC -- The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the
FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii))
delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating
Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the
Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA -- The Employee Retirement Income Security Act of 1974, as
amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to
ERISA.

         ES CLASS -- A class of exchangeable securities, as described under
"Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July
21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The
McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal
Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act
of 1982.

         GINNIE MAE -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart
E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of
80% and as high as 150% and which are not be insured by a Primary Insurance
Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular
Certificate over its stated redemption price.

         ISSUING ENTITY -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a
Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage
Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization
Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets"
above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United
States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL
Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a
Deleted Mortgage Loan, meeting the requirements described under "The Mortgage
Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in
Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a
"regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular
Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a
"residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual
Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust
Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia
(except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the
"Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including
"accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used
Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

$673,771,000 (Approximate)
Structured Asset Mortgage Investments II Inc.
Depositor
Luminent Trust 2006-3
Mortgage Pass-Through Certificates,
Series 2006-3
_____________________________________________
Prospectus Supplement
_____________________________________________

Bear, Stearns & Co. Inc.
Wachovia Securities
Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.